SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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GREIF, INC.
(Name of Registrant as Specified in Its Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement)

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GREIF, INC.
425 Winter Road
Delaware, Ohio 43015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Greif, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Greif, Inc. (the “Company”) will be held at its principal executive offices, 425 Winter Road, Delaware, Ohio 43015, on February 28, 2011, at 10:00 A.M., Eastern Time, for the following purposes:

1.	To elect nine directors to serve for a one-year term;

2.	To consider and vote upon a proposal to amend a material term of the Company’s Performance-Based Incentive Compensation Plan;

3.	To consider and vote upon a proposal to reaffirm the approval of the Company’s Amended and Restated Long-Term Incentive Compensation Plan;

4.	To consider and vote upon a proposal to amend a material term of the Company’s 2001 Management Equity Incentive and Compensation Plan;

5.	To conduct an advisory vote on a resolution to approve the compensation, as disclosed in the Compensation Discussion and Analysis section and compensation tables, as well as the other narrative executive compensation disclosures, contained in the Proxy Statement accompanying this Notice, of the Company’s named executive officers identified in such Proxy Statement;

6.	To conduct an advisory vote on whether a resolution to approve the compensation of the Company’s named executive officers should be presented for an advisory vote of stockholders every 1, 2 or 3 years; and

7.	To transact such other business as may properly come before the meeting or any and all adjournments.

Only stockholders of record of the Class B Common Stock at the close of business on December 20, 2010, will be entitled to vote.

Whether or not you plan to attend this meeting, we hope that Class B stockholders will sign the enclosed proxy(s) and return them promptly in the enclosed envelope or vote by internet at www.proxyvote.com or by phone at +1 800 690 6903. If you are able to attend the meeting and wish to vote in person, at your request we will cancel your proxy.

Gary R. Martz
Secretary

January 14, 2011

i

ii

GREIF, INC.
425 Winter Road
Delaware, Ohio 43015

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 28, 2011

To the Stockholders of Greif, Inc.:

This Proxy Statement is being furnished to all stockholders of Greif, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Annual Meeting of Stockholders scheduled to be held on February 28, 2011, at 10:00 A.M., Eastern Time, at the Company’s principal executive offices, 425 Winter Road, Delaware, Ohio 43015. It is anticipated that this Proxy Statement and form of proxy will first be sent to the stockholders on or about January 14, 2011.

PROXIES AND VOTING

This Proxy Statement is being furnished to Class B stockholders of the Company, the only class of stockholders entitled to vote at the Annual Meeting of Stockholders, in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies that will be used at the Annual Meeting of Stockholders. Class A stockholders are not entitled to vote at the Annual Meeting of Stockholders. Therefore, this Proxy Statement is being furnished to Class A stockholders for informational purposes only and no proxy is being solicited from them.

At the Annual Meeting of Stockholders, the Class B stockholders will vote upon the election of nine directors to serve for a one-year term, a proposal to amend a material term of the Company’s Performance-Based Incentive Compensation Plan (the “Short Term Incentive Plan”), a proposal to reaffirm the material provisions of the Company’s Amended and Restated Long-Term Incentive Compensation Plan (the “Long Term Incentive Plan”) and a proposal to amend a material term of the Company’s 2001 Management Equity Incentive and Compensation (the “2001 Plan”). The Company will also conduct advisory votes on a resolution concerning the approval of the compensation of the Company’s named executive officers identified in this Proxy Statement and whether such a resolution should be presented every 1, 2 or 3 years. The Class B stockholders will also vote upon such other business as may properly come before the meeting or any and all adjournments.

The nine nominees receiving the highest number of votes will be elected as directors. Class B stockholders do not have the right to cumulate their votes in the election of directors.

The vote required to amend the Short Term Incentive Plan and the 2001 Plan and to reaffirm approval of the Long Term Incentive Plan is the favorable vote of a majority of the outstanding shares of the Class B Common Stock voting on this proposal; provided that the total vote cast on the proposal represents over 50 percent in interest of all shares of Class B Common Stock entitled to vote on the proposal.

The vote on the resolution concerning the approval of the compensation of the Company’s named executive officers is advisory only and therefore is not binding upon the Board. However, the

Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

The vote on the resolution concerning the frequency of conducting future advisory votes regarding the compensation of the Company’s named executive officers is also advisory only and therefore is not binding upon the Board. However, the Board intends to select the frequency term (1, 2 or 3 years) receiving the highest number of votes as the frequency with which future resolutions will be presented to Class B stockholders concerning the approval of the compensation of the Company’s named executive officers.

Shares of Class B Common Stock represented by properly executed proxies will be voted at the Annual Meeting of Stockholders in accordance with the choices indicated on the proxy. Any proxy may be revoked at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A Class B stockholder’s presence at the Annual Meeting of Stockholders does not by itself revoke the proxy.

Abstentions will be considered as shares of Class B Common Stock present at the Annual Meeting of Stockholders for purposes of determining the presence of a quorum. Abstentions will not be counted in the votes cast for the election of directors and will not have a positive or negative effect on the outcome of that election. Abstentions will be counted as votes cast regarding the proposals to amend the Short Term Incentive Plan and the 2001 Plan and reaffirm approval of the Long Term Incentive Plan and will have the same effect as a vote against such proposals. Abstentions with respect to those proposals subject to advisory votes will not have a positive or negative effect on the outcome of those proposals.

If your Class B Common Stock is held in street name, you will need to instruct your broker regarding how to vote your Class B Common Stock. Pursuant to the rules of the New York Stock Exchange, your broker does not have discretion to vote your Class B Common Stock without your instructions with respect to certain matters. If you do not provide your broker with voting instructions regarding the election of directors, the proposals to amend the Short Term Incentive Plan and the 2001 Plan and reaffirm approval of the Long Term Incentive Plan and the proposals regarding executive compensation, your shares of Class B Common stock will not be considered present at the Annual Meeting of Stockholders for purposes of determining the presence of a quorum or for voting on such matters.

This Proxy Statement, the form of proxy and the Company’s Annual Report are available at www.proxyvote.com.

The close of business on December 20, 2010, has been fixed as the record date for the determination of Class B stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. On the record date, there were outstanding and entitled to vote 22,412,266 shares of Class B Common Stock. Each share of the Class B Common Stock is entitled to one vote in respect of the proposal or proposals to which such shares are entitled to vote.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Annual Meeting of Stockholders, shares of the Class B Common Stock represented by the proxies, unless otherwise specified, will be voted to elect as directors for one-year terms Michael J. Gasser, Vicki L. Avril, Bruce A. Edwards, Mark A. Emkes, John F. Finn, Daniel J. Gunsett, Judith D. Hook, John W. McNamara and Patrick J. Norton, the nine persons recommended by the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”), all of whom are currently directors of the Company. All nine members were identified and proposed as candidates for service on the Company’s Board based on their record of service and individual contributions to the overall mission and responsibilities of the Board. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. In the event that any nominee named above is unable to serve (which is not anticipated), the persons named in the proxy may vote it for another nominee of their choice.

Proxies cannot be voted at the Annual Meeting of Stockholders for a number of persons greater than the number of nominees named in this Proxy Statement.

Biographies of Director Nominees

Set forth below is the following information regarding each person nominated for election as a director: his or her name; age as of February 28, 2010 (the date for the 2011 Annual Meeting of Stockholders); the year in which he or she first became a director; his or her principal occupation and business experience during at least the past five years; all positions he or she holds with the Company, if any; the names of other publicly held corporations for which he or she serves, or has served within the past five years, as a director; and the experience, qualifications, attributes or skills that led to the Nominating Committee’s conclusion that he or she should be nominated to serve as a director.

Michael J. Gasser, 59, has been a director since 1991. He has been Chairman of the Board of Directors and Chief Executive Officer of the Company since 1994. From November of 2006 until October of 2007, he also served as the President of the Company. Mr. Gasser has been an executive officer of the Company since 1988. He is also the lead director and a member of the finance committee for Bob Evans Farms, Inc., a restaurant and food products company. He is a member of the Executive and Stock Repurchase Committees. In nominating Mr. Gasser, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment from working for the Company for over 30 years, and his unique knowledge and understanding of the Company’s operations as Chief Executive Officer of the Company for more than 16 years and his experience as a director of a publicly traded restaurant and food products company.

Vicki L. Avril, 56, has been a director since 2004. Since June 2008, Ms. Avril has been the Chief Executive Officer and President of TMK IPSCO, a manufacturer of steel and tubular products. She has been an executive officer of TMK IPSCO since 2004, including serving as its Chief Financial Officer. From 2001 until its sale in 2003, Ms. Avril was Senior Vice President and Chief Financial Officer of Wallace Computer Services, Inc., a print management company. She is a member of the Audit Committee. In nominating Ms. Avril, the Nominating Committee considered a number of factors including, but not limited to, her background, experience and judgment as a chief financial officer and chief executive officer of a major manufacturing company.

Bruce A. Edwards, 55, has been a director since 2006. Since March 2008, Mr. Edwards has been on the Executive Management Board of Deutsche Post DHL, a global provider of mail and logistic services, with responsibility for running the supply chain operating unit of Deutsche Post DHL. From March 2007 until the appointment to his current position, Mr. Edwards was the Global Chief Executive Officer for DHL Supply Chain, a supply chain services division of a subsidiary of Deutsche Post DHL. Prior to that time, and for more than five years, he was Chief Executive Officer of Exel Americas, a supply chain services subsidiary of Deutsche Post DHL. Mr. Edwards also serves as a director and member of the nominations committee of Ashtead PLC, a UK listed global equipment rental company. He is a member of the Audit Committee. In nominating Mr. Edwards, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as an executive officer of a global supply chain services company and as a director of a publicly traded company listed on the UK stock exchange.

Mark A. Emkes, 58, has been a director since 2008. For more than five years and until his retirement effective February 28, 2010, he was the Chairman and Chief Executive Officer of Bridgestone Americas, Inc. and Bridgestone Americas Holdings, Inc., a tire and rubber manufacturing company. He was also the President of these companies from January 2009 until his retirement. Mr. Emkes was appointed in December 2010 to serve as the Commissioner of Finance and Administration for the State of Tennessee. Mr. Emkes also serves as director and a member of the audit and compensation committees of First Horizon National Corporation, which is the parent of First Tennessee Bank National Association and since June 25, 2010 as director of Clarcor, Inc. a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer packaging products. He is a member of the Compensation Committee. In nominating Mr. Emkes, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as the chairman, chief executive officer and president of a major manufacturing company and as a director of two publicly traded companies listed on the NYSE.

John F. Finn, 63, has been a director since 2007. For more than five years, he has been the President and Chief Executive Officer of Gardner, Inc., a wholesale distributor to the outdoor power equipment industry. Mr. Finn also serves as the lead director and a member of the audit committee of Cardinal Health, Inc., a health-care services company, and as a trustee and member of the audit committee of the J.P. Morgan Funds, a registered investment company. He is a member of the Audit Committee. In nominating Mr. Finn, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as chief executive officer of a major manufacturing company and as the lead director of a Fortune 500 healthcare services company.

Daniel J. Gunsett, 62, has been a director since 1996. For more than five years, he has been a partner with the law firm of Baker & Hostetler LLP and the managing partner of the firm’s Columbus, Ohio office. He is a member of the Compensation, Executive, Nominating and Corporate Governance, and Stock Repurchase Committees. In nominating Mr. Gunsett, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as the managing partner of an office of a major national law firm.

Judith D. Hook, 57, has been a director since 2003. Ms. Hook has been an investor for more than five years. She is a member of the Compensation, Stock Repurchase, and Nominating and Corporate Governance Committees. Ms. Hook is the aunt of John W. McNamara. In nominating Ms. Hook, the Nominating Committee considered a number of factors including, but not limited to, her unique knowledge and understanding of the Company’s business based on her life long affiliation with the Company.

John W. McNamara, 46, has been a director since 2009. For more than five years, Mr. McNamara has been president and owner of Corporate Visions Limited, LLC, a provider of aviation training and management programs. He is a member of the Audit Committee. Mr. McNamara is the nephew of Judith D. Hook. In nominating Mr. McNamara, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as owner and president of an aviation services company.

Patrick J. Norton, 60, has been a director since 2003. Mr. Norton served as Executive Vice President and Chief Financial Officer of The Scotts Company, a consumer lawn and garden products company, from May 2000 until his retirement in January 2003. He is a member of the Compensation and Executive Committees. Until January 2010 and for more than five years, Mr. Norton served as a director of The Scotts Miracle-Gro Company. In nominating Mr. Norton, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as an executive officer and director of a major publicly traded manufacturing company.

Directors Attendance at Annual Meeting of Stockholders

Under the Company’s Corporate Governance Guidelines, directors are expected to attend the Company’s Annual Meeting of Stockholders. All of the director nominees attended the 2010 annual meeting of stockholders.

PROPOSAL NO. 2 — MODIFICATION OF A MATERIAL TERM OF THE PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN

At the Annual Meeting of Stockholders, the Class B stockholders will be requested to consider and act upon a proposal to modify a material term of the Company’s Performance-Based Incentive Compensation Plan, hereinafter referred to as the “Short Term Incentive Plan”. The modification that is being proposed is to increase the maximum award that may be paid to any participant for any performance period from $1.5 million times the number of twelve-month periods contained within the performance period to $2.0 million times the number of twelve-month periods contained within the performance period.

The Short Term Incentive Plan has been designed to take into account certain limits on the ability of a public corporation to claim tax deductions for compensation paid to certain highly compensated executives. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding $1.0 million paid to the chief executive officer and the four other most highly compensated officers of a public corporation. However, “qualified performance-based compensation” is exempt from this limitation. Qualified performance-based compensation is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the stockholders of the paying corporation. The terms of an objective formula must preclude discretion to increase the amount of compensation payable to the specified employees that would otherwise be due upon attainment of the goal. When the amount of compensation to be paid upon attainment of the performance goal is based upon a percentage of base salary, the objective formula will not be considered discretionary under Section 162(m) of the Code if the maximum dollar amount to be paid is fixed at the time the performance goal is established.

At the 2002 annual meeting of stockholders, the Class B stockholders first approved the material terms of the Short Term Incentive Plan in accordance with Section 162(m) of the Code. Section 162(m) of the Code requires that these material terms be reaffirmed every five years in order to permit the continued treatment of compensation paid under the Short Term Incentive Plan as “qualified performance-based compensation.” At the 2007 annual meeting of stockholders, the Class B stockholders reaffirmed their approval of the material terms of the Short Term Incentive Plan. Prior to the modification being presented at the Annual Meeting of Stockholders, no previous amendments have been made to the Short Term Incentive Plan.

The purposes of the Short Term Incentive Plan are to give the Company a competitive advantage in attracting, retaining and motivating executive employees at the Office of the Chair level and to provide the Company with the ability to provide incentive compensation that is linked to the profitability of the Company’s businesses, and which is not subject to the deduction limitation rules described above. In order to maintain the level of competitive advantage that existed at the time the Short Term Incentive Plan was approved, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) believes that the amount of the potential maximum award should be raised.

Summary of the Short Term Incentive Plan

The following discussion describes important aspects of the Short Term Incentive Plan. This discussion is intended to be a summary of the material provisions of the Short Term Incentive Plan. Because it is a summary, some details that may be important to you are not included. For this reason, the entire Short Term Incentive Plan is attached as Exhibit A to this Proxy Statement. You are encouraged to read the Short Term Incentive Plan in its entirety.

Administration

The Short Term Incentive Plan is administered by the Special Subcommittee (see “Compensation Committee” for information on the Special Subcommittee). Among other things, the Special

Subcommittee has the authority to select participants in the Short Term Incentive Plan from among the Company’s executive level employees and to determine the performance goals, target amounts and other terms and conditions of awards under the Short Term Incentive Plan (subject to the terms of the Short Term Incentive Plan). The Special Subcommittee also has the authority to establish and amend rules and regulations relating to the Short Term Incentive Plan and to make all other determinations necessary and advisable for the administration of the Short Term Incentive Plan. All decisions made by the Subcommittee pursuant to the Short Term Incentive Plan are made in the Special Subcommittee’s sole discretion and are final and binding.

Eligibility

Executive level employees of the Company who are designated by the Special Subcommittee are eligible to be granted awards under the Short Term Incentive Plan.

Terms of Awards

Awards under the Short Term Incentive Plan consist of cash amounts payable upon the achievement, during a specified performance period, of specified objective performance goals. At the beginning of a performance period for a given award, the Special Subcommittee establishes the performance goal(s) and the target amount of the award, which would be earned if the performance goal(s) are achieved in full, together with any lesser amount that would be earned if the performance goal(s) are only partially achieved. After the end of the performance period, the Special Subcommittee certifies the extent to which the performance goals are achieved and determines the amount of the award that is payable; provided, that the Special Subcommittee has the discretion to determine that the actual amount paid with respect to an award may be less than (but not greater than) the amount earned.

Performance Goals; Maximum Award

The performance goals for awards are based upon the achievement of targeted measures of return on assets (and/or such other objective business criteria as the stockholders may approve from time to time) by the Company and/or one or more operating groups of the Company. Prior to the modification being voted on in connection with this Proposal, the maximum award that could be paid to any participant for any performance period was $1.5 million times the number of twelve-month periods contained within the performance period. For example, if the performance period for an award was two years, the maximum award would be $3.0 million, and if the performance period was six months, the maximum award would be $750,000. If the modification is approved, and if the performance period for an award is two years, the maximum award would be $4.0 million, and if the performance period is six months, the maximum award would be $1.0 million.

Termination of Employment

A participant whose employment terminates because of death or disability during the performance period for an award will receive a pro rata portion of the award, based upon the extent to which the performance goals had been achieved before such termination, unless the Special Subcommittee determines otherwise. A participant whose employment terminates for any other reason before the end of the performance period for an award will not be entitled to any payment with respect to the award.

Amendment and Termination

The Short Term Incentive Plan may be amended, modified or terminated by the Special Subcommittee at any time, but no such amendment, modification or termination will affect the payment of any award for a performance period that has already ended or increase the amount of any award.

Other Matters

Awards paid after the death or disability of any participant may not be exempt from the limitations imposed by Section 162(m) of the Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE PROPOSED MODIFICATION OF THE SHORT TERM INCENTIVE PLAN.

PROPOSAL NO. 3 — REAFFIRM APPROVAL OF THE MATERIAL TERMS OF THE AMENDED AND RESTATED LONG-TERM INCENTIVE COMPENSATION PLAN

At the Annual Meeting of Stockholders, the Class B stockholders will be requested to consider and act upon a proposal to reaffirm the material terms of the Company’s Amended and Restated Long-Term Incentive Plan, hereinafter referred to as the “Long Term Incentive Plan”.

The Long Term Incentive Plan has been designed to take into account certain limits on the ability of a public corporation to claim tax deductions for compensation paid to certain highly compensated executives. Section 162(m) of the Code, generally denies a corporate tax deduction for annual compensation exceeding $1.0 million paid to the chief executive officer and the four other most highly compensated officers of a public corporation. However, “qualified performance based compensation” is exempt from this limitation. Qualified performance-based compensation is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the stockholders of the paying corporation. The terms of an objective formula must preclude discretion to increase the amount of compensation payable to the specified employees that would otherwise be due upon attainment of the goal. When the amount of compensation to be paid upon attainment of the performance goal is based upon a percentage of base salary, the objective formula will not be considered discretionary under Section 162(m) of the Code if the maximum dollar amount to be paid is fixed at the time the performance goal is established.

At the 2002 annual meeting of stockholders, the Class B stockholders first approved the material terms of a long term incentive plan in accordance with Section 162(m) of the Code (the “Initial Long Term Incentive Plan”). At the 2006 annual meeting of stockholders, the Initial Long Term Incentive Plan was amended and restated to the present form of the Long Term Incentive Plan. Section 162(m) of the Code requires that the material terms of the Long Term Incentive Plan be reaffirmed every five years in order to permit the continued treatment of compensation paid under the Long Term Incentive Plan as “qualified performance based compensation.” Thus, Class B stockholders are being asked to reaffirm their approval of the material terms of the Long Term Incentive Plan to avoid the deduction limitation set forth in Section 162(m) of the Code. No amendments to the Long Term Incentive Plan are being proposed.

The primary purposes of the Long Term Incentive Plan are to retain, motivate and attract top caliber executives, focus management on the key measures that drive superior performance, provide compensation opportunities that are externally competitive and internally consistent with the Company’s total compensation strategies, and provide award opportunities that are comparable in both character and magnitude to those provided through stock-based plans.

Summary of the Long Term Incentive Plan

The following discussion describes important aspects of the Long Term Incentive Plan. This discussion is intended to be a summary of the material provisions of the Long Term Incentive Plan. Because it is a summary, some details that may be important to you are not included. For this reason, the entire proposed Long Term Incentive Plan is attached as Exhibit B to this Proxy Statement. You are encouraged to read the Long Term Incentive Plan in its entirety.

Administration

The Long Term Incentive Plan is administered by the Special Subcommittee (see “Compensation Committee” for information on the Special Subcommittee). Among other things, the Special Subcommittee has the authority to select employees to participate in the Long Term Incentive Plan, to determine the size and types of award opportunities and final awards, and to determine the other terms and conditions of award opportunities under the Long Term Incentive Plan (subject to the terms of the Long Term Incentive Plan). The Special Subcommittee also has the authority to establish and amend rules and regulations relating to the Long Term Incentive Plan and to make all other determinations necessary or advisable for the administration of the Long Term Incentive Plan. All decisions made by the Special Subcommittee pursuant to the Long Term Incentive Plan are made at the Special Subcommittee’s sole discretion and are final and binding.

Eligibility

Employees of the Company who are designated by the Special Subcommittee as “key employees” are eligible to participate and receive awards under the Long Term Incentive Plan. In general, an employee may be designated as a key employee if he or she is responsible for, or contributes to, the management, growth and/or profitability of the business of the Company in a material way. Key employees who are chosen to participate in the Long Term Incentive Plan for any given performance period are so notified in writing and are apprised of the performance criteria and related award opportunities determined for them for the relevant performance period. Performance periods are consecutive and overlapping three-year cycles.

Establishment of Performance Goals/Criteria

Prior to the beginning of each performance period, the Special Subcommittee selects and establishes performance goals for that performance period which, if met, will entitle participants to the payment of the incentive compensation award. The performance goals are based on targeted levels of increases in (a) earnings per share, and (b) “free cash flow” or (c) such other measures of performance success as the Special Subcommittee may determine. Free cash flow is defined as the Company’s net cash provided by operating activities for the performance period, subject to such adjustments that the Subcommittee determines are necessary or proper to reflect accurately the free cash flow of the Company. The Special Subcommittee may establish a range of performance goals which correspond to, and will entitle participants to receive, various levels of award opportunities based on percentage multiples of the “target incentive award,” which is the incentive compensation amount to be paid to participants when the performance criteria designated as the “100% award level” is met. The target incentive award for a participant is based on a percentage of that Participant’s average base salary (exclusive of any bonus and other benefits) during the performance period; provided, however, that in the event that the average base salary of a covered employee during the performance period exceeds by more than 130% the base salary of that covered employee on the first day of the performance period, such covered employee’s average base salary for purposes of calculating the participant’s final award is capped at 130% of such covered employee’s base salary on the first day of the performance period. In addition, in no event may a final award paid to any participant under this Plan for any performance period exceed $6.0 million. In addition, each range of performance goals may include levels of performance above and below the 100% performance level, ranging from a minimum of 0% to a maximum of 200% of the target incentive award. The Special Subcommittee may also establish minimum levels of performance goal achievement below which no awards are paid to any participant. Notwithstanding any other provision in the Long Term Incentive Plan to the contrary, the performance criteria applicable to any participant who is, or who is determined by the Special Subcommittee to be likely to become, a covered employee will be limited to growth, improvement or attainment of certain levels of return on capital, equity, or operating costs, economic value added, margins, total stockholder return on market value, operating profit or net income, cash flow, earnings before interest and taxes, earnings before interest, taxes and depreciation, or earnings before interest, taxes, depreciation and amortization, sales, throughput, or product volumes, or costs or expenses. These performance criteria may be expressed either on an absolute basis or relative to other companies selected by the Special Subcommittee.

Establishment of Awards; Final Awards

After the performance goals are established, the Special Subcommittee then aligns the achievement of the performance goals with the award opportunities, such that the level of achievement of the pre-established performance goals at the end of the performance period determines the “final awards” (i.e., the actual incentive compensation earned during the performance period by the participant). After establishing the performance criteria, the Special Subcommittee establishes the award opportunities for the participants which correspond to various levels of achievement of the pre-established performance criteria. The established award opportunities will vary in relation to the job classification of each participant. Once established, the performance criteria normally will not be changed during the performance period. However, if the Special Subcommittee determines that external or internal changes or other unanticipated business conditions materially affected the fairness of the goals or render the performance criteria unsuitable, then the Special Subcommittee may approve appropriate adjustments to the performance criteria (either up or down) during the performance period to participants other than covered employees. In addition, at the time the award subject to performance criteria is made and performance criteria are established, the Special Subcommittee is authorized to determine the manner in which the performance criteria will be calculated or measured to take into account certain factors over which participants have no or limited control. At the end of each performance period, the Special Subcommittee certifies the extent to which the performance criteria were met during the performance period and determine the final awards for the participants.

Payment of Final Awards

A participant’s final award will be paid in the form of cash, in one lump sum, and restricted shares, as determined by the Special Subcommittee no later than the time the relevant performance criteria and award opportunities are established. The Special Subcommittee determines whether an award of restricted shares will be Class A, Class B, or a combination of Class A and Class B shares. A participant’s ability to transfer his or her restricted shares is subject to such restrictions as may be imposed by the Special Subcommittee. The number of restricted shares awarded to a participant will be based on the average closing prices of such shares during the 90-day period preceding the last trading day that precedes the day that the performance criteria for the applicable performance period are established.

Termination of Employment

A participant whose employment terminates because of death, disability or retirement during the performance period for an award will receive a pro rata portion of the award, based upon the extent to which the performance goals had been achieved before such termination. A participant whose employment terminates for any other reason before the end of the performance period for an award will not be entitled to any payment with respect to the award.

Amendment; Last Grant Date for Award Opportunities

The Long Term Incentive Plan may be amended, modified or terminated by the Special Subcommittee at any time, but no such amendment, modification or termination may materially reduce the right of a participant to a payment or distribution under the Long Term Incentive Plan to which such participant has already become entitled, without the consent of such participant. In addition, any amendment which will make a change which may require stockholder approval under the rules of any exchange on which the Company’s Common Stock is listed, or in order for awards granted under the Long Term Incentive Plan to qualify for an exemption from Section 162(m) of the

Code, will require stockholder approval. No award opportunities may be granted for any performance period ending after October 31, 2015.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO REAFFIRM THE APPROVAL OF THE MATERIAL PROVISIONS OF THE LONG TERM INCENTIVE PLAN.

PROPOSAL NO. 4 — MODIFICATION OF A MATERIAL TERM OF THE 2001 MANAGEMENT EQUITY INCENTIVE AND COMPENSATION PLAN

At the Annual Meeting of Stockholders, the Class B stockholders will be requested to consider and act upon a proposal to modify a material term of the Company’s 2001 Management Equity Incentive and Compensation Plan, hereinafter referred to as the “2001 Plan”. The modification that is being proposed is to extend the time period under which awards may be granted under the 2001 Plan from the tenth anniversary of the effective date of the 2001 Plan, or December 4, 2010, to the fifteenth anniversary of the effective date of the 2001 Plan, or December 4, 2015.

At the 2002 annual meeting of stockholders, the Class B stockholders first approved the 2001 Plan. Prior to the modification being presented at the Annual Meeting of Stockholders, no previous amendments have been made to the 2001 Plan.

The purpose of the 2001 Plan is to advance the interests of the Company and its stockholders by providing a means of attracting and retaining key employees for the Company and its subsidiary corporations. The 2001 Plan does so by awarding stock options and shares of common stock to these key employees. While the Company has not made any awards under the 2001 Plan since 2005, and while it is the current intention of the Compensation Committee not to make annual awards under the 2001 Plan, the Compensation Committee desires to maintain flexibility in making stock-based awards available in certain circumstances, such as a component of compensation packages offered to attract new key employees.

As of December 20, 2010, stock options to purchase a total of 486,296 shares of Class A Common Stock were issued and outstanding under the 2001 Plan. The shares underlying these stock option had a market value of $26,619,843 on such date. In addition, if the proposed modification to the 2001 Plan is approved by Class B stockholders, a total of 30,000 Restricted Shares (as defined below) will be issued under the 2001 Plan over time to the Company’s new Senior Vice President and Chief Financial Officer, Robert M. McNutt, as a component of his compensation package. No other awards under the 2001 Plan are contemplated for fiscal year 2011, and no awards were made under the 2001 Plan during fiscal year 2010.

Summary of the 2001 Plan

The following discussion describes important aspects of the 2001 Plan. This discussion is intended to be a summary of the material provisions of the 2001 Plan. Because it is a summary, some details that may be important to you are not included. For this reason, the entire 2001 Plan is attached as Exhibit C to this Proxy Statement. You are encouraged to read the 2001 Plan in its entirety.

Any reference in the following discussion to “share” or “shares” refers to a share or shares of the Company’s Class A Common Stock, the only class of shares which may be issued under the terms of the 2001 Plan.

Administration

The 2001 Plan is administered by the Compensation Committee. Among other things, the Compensation Committee has the authority to select officers and other key employees to participate in the 2001 Plan, to grant awards, to determine the number and types of awards, and to determine the other terms and conditions of any award (subject to the terms of the 2001 Plan). The

Compensation Committee also has the authority to establish and amend rules and regulations relating to the 2001 Plan and to make all other determinations necessary or advisable for the administration of the 2001 Plan. All decisions made by the Compensation Committee pursuant to the 2001 Plan are made at the Compensation Committee’s sole discretion and will be final and binding.

Eligibility

Officers and other key employees of the Company or one or more of its subsidiaries who have responsibilities affecting the management, development, or financial success of the Company or one or more of its subsidiaries are eligible to receive awards under the 2001 Plan (“Eligible Participants”). The Compensation Committee is responsible for determining which officers and employees of the Company satisfy these criteria. As of the date of this proxy statement, the approximate number of individuals who qualify as Eligible Participants is sixty-five.

Types of Award; Terms and Conditions

The types of awards that may be received under the 2001 Plan fall within two categories: stock options and shares of stock. Specifically, the 2001 Plan provides for the following type of awards:

•	Incentive Stock Options

•	Nonqualified Options

•	Shares of the Company’s Class A Common Stock (“Restricted Shares”)

•	Shares of the Company’s Common Stock (“Performance Shares”).

The awards listed above may be granted alone or in combination with each other. Each award must be authorized by the Committee and evidenced by a written agreement. Among other things, the agreement must describe the award and state that the award is subject to all the terms and provisions of the 2001 Plan and any other terms and provisions, not inconsistent with the 2001 Plan, as the Committee may approve. The date on which the Committee approves the granting of an award is the date on which the award is granted for all purposes, unless the Committee otherwise specifies in its approval. The granting of an award under the 2001 Plan, however, is effective only if and when a written agreement is duly executed and delivered by or on behalf of the Company and the Eligible Participant.

Awards of Stock Options

The 2001 Plan allows the Committee to award two types of stock options to Eligible Participants: Incentive Stock Options and Nonqualified Options (together, “Stock Options”). The difference between the two relates to their tax treatment under the Internal Revenue Code of 1986 (the “Code”). Incentive Stock Options qualify for special tax treatment under Section 422 of the Code; Non-qualified Options do not qualify for such special tax treatment.

The following is a summary of the material terms and provisions of the 2001 Plan governing Stock Options:

Exercise Price

The exercise price per share issuable upon exercise of a Stock Option may not be less than the fair market value per share — as “fair market value” is defined in the 2001 Plan — on the date the Stock Option is granted. However, if the Eligible Participant at the time an Incentive Stock Option is granted owns stock with more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary, then the exercise price per share must be at least 110% of the fair market value of the shares subject to the Incentive Stock Option on the date of grant.

Vesting and Exercise

The Committee has authority to determine when and under what conditions the shares underlying a Stock Option will vest. Stock Options are exercisable only with respect to shares that have become vested. The Committee also has authority to accelerate the time at which a Stock Option will be exercisable if it determines that accelerating the time is appropriate as a result of changes in the law or other circumstances.

Term

Stock Options are not exercisable after the expiration of 10 years from the date on which the Stock Option was granted. With respect to Incentive Stock Options, if the Eligible Participant at the time the Incentive Stock Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, then the Incentive Stock Option will not be exercisable after the expiration of five years from the date on which the Incentive Stock Option was granted.

Restrictions on Shares Subject to Stock Options

The Committee has authority to make Shares issued upon the exercise of a Stock Option subject to restrictions or conditions, including those related to disposition and transferability of the Shares.

Transferability

In general, Stock Options are not transferable and are exercisable during an Eligible Participant’s lifetime only by the Eligible Participant or his or her legal representative. There are, however, exceptions to this general rule. Incentive Stock Options may be transferred upon an Eligible Participant’s death by will or the laws of descent and distribution. Nonqualified Options may be transferred by will or the laws of descent and distribution. The Committee may also provide for the irrevocable transfer of any Nonqualified Option to an Eligible Participant’s parents, spouse, domestic or life partner, children, grandchildren, nieces, nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons. In regard to all of the foregoing transfers, the Stock Option will be exercisable only by the transferee or his or her legal representative.

Termination of Stock Options

The 2001 Plan provides for the termination of a Stock Option under some circumstances following an Eligible Participant’s termination of employment. Whether a Stock Option will terminate or continue to be exercisable depends upon the reason for the Eligible Participant’s termination of employment. The possibilities under the 2001 Plan are summarized below.

If an Eligible Participant’s employment with the Company terminates as a result of his or her death or disability, then, unless otherwise determined by the Committee within 60 days of the death or disability, to the extent a Stock Option held by the Eligible Participant is not vested as of the date of death or disability, the Stock Option will automatically terminate. To the extent the Stock Option is vested as of the date of death or disability, the Stock Option may be exercised by the Eligible Participant, the legal representative of his or her estate, his or her legatee under his or her will, or the distributee of his or her estate for a period of one year (or, with respect to Nonqualified Options, the period specified by the Committee) from the date of death or disability or until the expiration of the stated term of the Stock Option, whichever period is shorter.

If an Eligible Participant’s employment with the Company terminates as a result of his or her retirement, then to the extent a Stock Option held by the Eligible Participant is not vested it will be forfeited unless the Stock Option agreement provides otherwise. Each vested Stock Option may be exercised by the Eligible Participant according to its terms, including, without limitation, for whatever period after the termination of employment as is set forth in the Stock Option agreement.

If an Eligible Participant’s employment with the Company or its subsidiaries is terminated for cause, all unexercised Stock Options held by the Eligible Participant will immediately lapse. The Committee is responsible for determining whether termination of an Eligible Participant’s employment is for “cause.”

If an Eligible Participant’s employment with the Company and its subsidiaries terminates for any reason other than death, disability, or retirement, then to the extent any Stock Option held by him or her is not vested as of the date of termination, the Stock Option will automatically terminate. To the extent any Stock Option is vested as of the date of termination, the Stock Option may be exercised for a period of 90 days (or, with respect to Nonqualified Options, the period specified by the Committee) from the date of termination or until the expiration of the stated term of the Stock Option, whichever period is shorter.

Tax Consequences

The tax treatment of a Stock Option depends upon whether it is an Incentive Stock Option or a Nonqualified Option. The differences are summarized below.

Incentive Stock Options

In general, for federal income tax purposes under present law:

(a) Neither the grant nor the exercise of an Incentive Stock Option, by itself, will result in income to the optionee; however, the excess of the fair market value of the Company’s shares at the time of exercise over the exercise price is (unless there is a disposition of shares acquired upon exercise of an Incentive Stock Option in the taxable year of exercise) includable in alternative minimum taxable income which may, under certain circumstances, result in an alternative minimum tax liability to the optionee.

(b) If shares acquired upon exercise of an Incentive Stock Option are disposed of in a taxable transaction after the later of two years from the date on which the Incentive Stock Option is granted or one year from the date on which such shares are transferred to the optionee, long-term capital gain or loss will be realized by the optionee in an amount equal to the difference between the amount realized by the optionee and the optionee’s basis which, except as provided in (e) below, is the exercise price.

(c) Except as provided in (e) below, if the shares acquired upon the exercise of an Incentive Stock Option are disposed of within the two-year period from the date of grant or the one-year period after the transfer of the shares to the optionee upon exercise of the Incentive Stock Option (a “disqualifying disposition”):

(i) Ordinary income will be realized by the optionee at the time of the disqualifying disposition in the amount of the excess, if any, of the fair market value of the shares at the time of such exercise over the exercise price, but not in an amount exceeding the excess, if any, of the amount realized by the optionee over the exercise price.

(ii) Short-term or long-term capital gain will be realized by the optionee at the time of the disqualifying disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the shares at the time of such exercise.

(iii) Short-term or long-term capital loss will be realized by the optionee at the time of the disqualifying disposition in an amount equal to the excess, if any, of the exercise price over the amount realized.

(d) No deduction will be allowed to the employer corporation with respect to Incentive Stock Options granted or shares transferred upon exercise thereof, except that if a disposition is made by the optionee within the two-year period referred to above, the employer corporation will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the optionee making the disposition.

(e) With respect to the exercise of an Incentive Stock Option and the payment of the option price by the delivery of shares to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period (except for purposes of the one-year period referred to in (c) above) of the optionee in the shares received will include his or her holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, no taxable income will be realized by the optionee at that time, such excess shares will be considered Incentive Stock Option stock with a zero basis, and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee. If the shares surrendered were acquired as the result of the exercise of an Incentive Stock Option and the surrender takes place within two years from the date the option relating to the surrendered shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the optionee will realize ordinary income at the time of exercise of the shares surrendered over the basis of such shares. If any of the shares received are disposed of within one year after the shares are transferred to the optionee, the optionee will be treated as first disposing of the shares with a zero basis.

Nonqualified Options

In general, for federal income tax purposes under present law:

(a) The grant of a Nonqualified Option, by itself, will not result in income to the optionee.

(b) Except as provided in (e) below, the exercise of a Nonqualified Option (in whole or in part, according to its terms) will result in ordinary income to the optionee at that time in an amount equal to the excess (if any) of the fair market value of the Company’s shares on the date of exercise over the exercise price.

(c) Except as provided in (e) below, the optionee’s tax basis of shares acquired upon the exercise of a Nonqualified Option, which will be used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, will be the fair market value of the shares on the date of exercise.

(d) No deduction will be allowable to the employer corporation upon the grant of a Nonqualified Option, but upon the exercise of a Nonqualified Option, a deduction will be allowable to the employer corporation at that time in an amount equal to the amount of ordinary income realized by the optionee exercising such Nonqualified Option if the employer corporation deducts and withholds appropriate federal withholding tax.

(e) With respect to the exercise of a Nonqualified Option and the payment of the exercise price by the delivery of shares, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of shares received will be the same as the tax basis of shares surrendered, and the holding period of the optionee in shares received will include his or her holding period in shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess shares, the tax basis of such shares will be equal to the fair market value of such shares at the time of exercise, and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee.

Awards of Restricted Shares

The 2001 Plan allows the Committee to award Restricted Shares to Eligible Participants. As noted, “Restricted Shares” are shares of the Company’s Class A Common Stock. The following is a summary of the material terms and provisions of the 2001 Plan governing awards of Restricted Shares.

Price

The Committee is responsible for determining the purchase price for Restricted Shares. The purchase price may be zero.

Acceptance of Restricted Shares

At the time of an award of Restricted Shares, the Committee may determine that the Restricted Shares will, after vesting, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events. Awards of Restricted Shares must be accepted by the Eligible Participant within 30 days (or the period specified by the Committee) after the grant date by executing a restricted share agreement. Eligible Participants will not have any rights with respect to the grant of Restricted Shares until they have executed and delivered a restricted share agreement to the Company and otherwise complied with the applicable terms and conditions of the award.

Share Restrictions

During whatever period has been established by the Committee (the “Restriction Period”), Eligible Participants will not be permitted to sell, transfer, pledge, assign, or otherwise encumber the Restricted Shares. The Committee has the authority, however, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Shares. Unless otherwise determined by the Committee, if an Eligible Participant’s employment terminates during the Restriction Period, all Restricted Shares held by the Eligible Participant and still subject to restriction will be forfeited. Upon the expiration of the Restriction Period, and assuming no forfeiture, unrestricted shares will be issued and delivered to the Eligible Participant.

Stock Issuances and Restrictive Legends

Restricted Shares may be issued in the form of a certificate, by book entry, or otherwise, as determined by the Committee, and will bear an appropriate restrictive legend. The Committee may, however, require that Restricted Shares be issued to and held by the Company or a trustee of a trust set up by the Committee to hold the Restricted Shares until the restrictions on them have lapsed. The Committee may also require the Eligible Participant to deliver to the Company or such trustee, as appropriate, a stock power, endorsed in blank, relating to the Restricted Shares covered by the award.

Termination of Employment

If an Eligible Participant’s employment by the Company and its subsidiaries terminates before the end of any Restriction Period, with the consent of the Committee, or upon the Eligible Participant’s death, retirement, or disability, the Committee may authorize the issuance of all or a portion of the Restricted Shares which would have been issued to the Eligible Participant had his or her employment continued to the end of the Restriction Period. If an Eligible Participant’s employment by the Company and its subsidiaries terminates before the end of any Restriction Period for any other reason, all Restricted Shares shall be forfeited.

Awards of Performance Shares

The 2001 Plan allows the Committee to award Performance Shares to Eligible Participants. As noted, “Performance Shares” are shares of the Company’s Common Stock. Many of the provisions of the 2001 Plan that govern Performance Shares are the same in all material respects as those that govern Restricted Shares. For example, the provisions that govern the purchase price of Performance Shares, the acceptance of awards of Performance Shares, the restrictions on the transfer or sale of Performance Shares, the issuance of Performance Shares, and the effect of an Eligible Participant’s termination of employment are the same in all material respects as those that govern Restricted Shares. The provisions of the 2001 Plan are different, however, with respect to the award of Performance Shares. Awards of Performance Shares are based upon the achievement of performance goals during a specified performance period. The Committee establishes the performance period for each award of Performance Shares at the time of the award. At the time of each award, the Committee also establishes a range of performance goals to be achieved during the performance period. The performance goals are determined by the Committee using whatever measures of performance are appropriate in the opinion of the Committee. Such measures may include, for example, earnings or return on capital. Performance Shares will be earned as determined by the Committee with respect to the attainment of the performance goals set for the performance period. Attainment of the highest performance goal will earn 100% of the Performance Shares awarded for the performance period; failure to attain the lowest performance goal for the performance period will earn none of the Performance Shares. The Committee is responsible for determining whether a performance goal has been attained.

Administration of the 2001 Plan

The Committee is responsible for administering the 2001 Plan. The Committee is composed of “outside directors” within the meaning of Section 162(m) of the Code. Among other things, the Committee is responsible for the following:

•	Selecting Eligible Participants to receive awards under the 2001 Plan;

•	Granting awards of Incentive Stock Options, Nonqualified Options, Restricted Shares, and Performance Shares

•	determining the number and type of awards to be granted;

•	Determining the terms and conditions of awards; and

•	Interpreting the terms and provisions of the 2001 Plan, awards granted under the 2001 Plan, and agreements relating to such awards.

The Committee has sole discretion with respect to the administration of the 2001 Plan, and its decisions are final and binding on all persons.

Number of Shares Subject to the 2001 Plan

The maximum number of shares that may be issued each year under the 2001 Plan is determined by a formula that takes into consideration the total number of shares outstanding. The 2001 Plan also contains antidilution provisions to account for potential changes in the Company’s capital structure. The maximum number of shares that may be issued each year is equal to (a) 5.0% of the total outstanding shares as of the last day of the Company’s immediately preceding fiscal year plus (b) any shares related to awards that, in whole or in part, expire or are unexercised, forfeited, terminated, surrendered, canceled, settled in such a manner that all or some of the shares covered by an award are not issued to an Eligible Participant or returned to the Company in payment of the exercise price or tax withholding obligations in connection with outstanding awards, plus (c) any unused portion of shares available under section (a) above for the immediately preceding two fiscal years as a result of not being made subject to a grant or award in such preceding two fiscal years.

The maximum number of shares that may be issued each year under the 2001 Plan is also subject to certain limits. Specifically, in no event will more than 20% of all available shares be granted in the form of awards other than Incentive Stock Options and Nonqualified Options. In addition, the maximum number of Incentive Stock Options that will be issued under the 2001 Plan during its term is 5,000,000 shares (1,072,311 shares remain available for future issuance under this limitation). The maximum number of shares with respect to which Incentive Stock Options, Nonqualified Options, Restricted Shares, and Performance Shares may be granted to any single Eligible Participant under the 2001 Plan during any single fiscal year of the Company is 200,000.

Change in Control

If a change in control or potential change in control of the Company occurs (as each is defined in the 2001 Plan), the following will occur with respect to awards under the 2001 Plan:

•	Stock Options that have not vested will vest and become exercisable immediately; and

•	All restrictions on Restricted Shares and Performance Shares will lapse.

The Company may also terminate any or all unexercised Stock Options not more than 30 days after a change in control or potential change in control so long as the Company pays the Eligible Participant cash in an amount equal to the difference between the fair market value of the shares subject to the Stock Option and the exercise price of the Stock Option. If the fair market value is less than the exercise price, then the Committee may terminate the Stock Option without any payment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE PROPOSED MODIFICATION OF THE 2001 PLAN.

PROPOSAL NO. 5 — ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

At the Annual Meeting, the Class B stockholders will be requested to consider and vote upon the following resolution concerning the compensation of the Company’s named executive officers:

“Resolved, that the Class B Common Stockholders hereby approve the compensation, as disclosed in the Compensation Discussion and Analysis section and compensation tables, as well as the other narrative executive compensation disclosures, contained in the Company’s definitive Proxy Statement for its 2011 Annual Meeting of Stockholders (the “Proxy Statement”), of the Company’s named executive officers identified in the Proxy Statement.”

This vote is advisory and therefore will not be binding upon the Board. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 6 — ADVISORY VOTE ON FREQUENCY OF CONDUCTING FUTURE ADVISORY VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

At the Annual Meeting, the Class B stockholders will be requested to consider and vote on the frequency of conducting future advisory votes concerning the approval of the compensation of the Company’s named executive officers. Class B stockholders may vote to have a resolution concerning approval of the compensation of the Company’s named executive officers presented (a) every year, (b) every two years or (c) every three years, or to abstain from such vote if they desire.

This vote is advisory and therefore will not be binding upon the Board. However, the Board intends to select the frequency term (1, 2 or 3 years) receiving the highest number of votes as the frequency with which future resolutions will be presented concerning the approval of the compensation of the Company’s named executive officers, until another such vote by the stockholders takes place and another frequency term is selected by the stockholders.

THE BOARD OF DIRECTORS DOES NOT HAVE A RECOMMENDATION ON THE FREQUENCY OF CONDUCTING FUTURE ADVISORY VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS.

BOARD OF DIRECTORS AND COMMITTEES

Board Meetings

The Board held six meetings during the 2010 fiscal year. Each of the directors attended at least 75% of the meetings held by the Board and committees on which he or she served during the 2010 fiscal year. The Board has affirmatively determined that a majority of the Company’s directors meet the categorical standards of independence adopted by the Board and are independent directors as defined in the listing standards of the New York Stock Exchange (“NYSE”). See “Corporate Governance — Director Independence.”

Board Leadership Structure

Our current Board leadership structure is comprised of a Chairman of the Board and eight non-management directors. The Board is the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders, with the Company’s day-to-day business conducted and managed by the management of the Company under the direction of the Chief Executive Officer. Since 1994, the positions of Chairman and Chief Executive Officer have been combined and held by Michael J. Gasser. The Board believes that those positions may be held by the same person and, in particular, that it is in the best interest of the stockholders to combine these positions in Mr. Gasser’s case because it places the Company’s senior most executive in a position to guide the Board’s agenda in setting priorities for the Company and addressing the risks and challenges the Company faces. The combined role also fosters efficiency and effectiveness in leadership and has proved vital for the Company to execute its strategy and to implement the Greif Business System.

Notwithstanding the foregoing, the Board believes there is no single organizational model that is the best and most effective in all circumstances. Therefore, although the Board has determined that this model works best for the Company at this time, the Board reserves the right to separate the positions of Chairman and Chief Executive Officer if it deems appropriate in the future.

Notwithstanding the foregoing, the Company has adopted various policies to provide for a strong and independent Board.

•	The majority of the Board must be independent of management and have no material relationship with the Company, either directly or indirectly as a partner, shareholder or officer of an organization that has such a relationship with the Company and must meet the standards of independence under the applicable rules of the SEC and the listing standards of the NYSE.

•	Only independent directors are members of the Compensation, Audit and Nominating and Corporate Governance Committees.

•	Independent/non-management directors meet at least four times each year, and during at least one of those meetings, the non-management directors schedule an executive session that includes only independent directors.

In addition, the Board and the Nominating Committee have assembled a Board comprised of capable and experienced directors, many of whom are currently or have recently been leaders of companies, who are independent thinkers and have a wide range of expertise and skills. The Board currently does not have a lead director. However, because of its capable and experienced independent directors, and for the reasons described above, along with the above described policies which promote an open discussion among the independent directors and the Chairman and Chief Executive Officer, the Board has determined that a lead director is not necessary at this time.

Board Committees and Committee Meetings

The Board has established an Executive Committee, the Compensation Committee, an Audit Committee, a Stock Repurchase Committee and the Nominating Committee. The Board has affirmatively determined that each of the members of the Compensation, Audit and Nominating Committees meet the categorical standards of independence adopted by the Board and are independent directors as defined in the NYSE listing standards. See “Corporate Governance — Director Independence.”

The Board has adopted written charters for the Audit Committee, the Compensation Committee and the Nominating Committee. Copies of these charters are available on the Company’s website (http://www.greif.com). See “Corporate Governance — Availability of Corporate Governance Documents.”

The Executive Committee, whose current members are Messrs. Gasser, Gunsett and Norton, has the same authority, subject to certain limitations, as the Board during intervals between meetings of the Board. The Executive Committee held seven meetings during the 2010 fiscal year.

The Compensation Committee, whose current members are Messrs. Gunsett, Emkes and Norton and Ms. Hook, is responsible, among other matters, for discharging the Board’s responsibility relating to the compensation of executive officers and directors. This is accomplished by evaluating the compensation, fringe benefits and perquisites provided to the Company’s executive officers and adopting compensation policies applicable to the Company’s executive officers, including the specific relationship of corporate performance to executive compensation and the factors and criteria upon which the compensation of the Company’s Chief Executive Officer and other Named Executive Officers should be based. The Compensation Committee held five meetings during the 2010 fiscal year.

The Audit Committee, whose current members are Ms. Avril and Messrs. Edwards, Finn and McNamara, is responsible, among other matters, for engaging and, when appropriate, replacing the Company’s independent auditors, reviewing with such auditors the scope and results of their audit, reviewing the Company’s accounting functions, operations and management, considering the adequacy and effectiveness of the internal accounting controls and internal auditing methods, policies and procedures of the Company and overseeing the Company’s enterprise risk management program. The Company’s Board of Directors has determined that Ms. Avril is an “audit committee financial expert,” as that term is defined by applicable SEC regulations. No member of the Audit Committee may simultaneously serve on the audit committee of more than two other publicly traded companies. The Audit Committee held five meetings during the 2010 fiscal year.

The Stock Repurchase Committee, whose current members are Ms. Hook and Messrs. Gasser and Gunsett, is responsible for administering the Company’s stock repurchase program. The Stock Repurchase Committee held one meeting during the 2010 fiscal year.

The Company’s Nominating Committee, whose current members are Mr. Gunsett and Ms. Hook, is responsible, among other matters, for recommending to the Board a slate of director nominees for election at each annual meeting of the Company’s stockholders and director nominees for election at any other stockholder meeting held for the election of one or more directors. The Board then acts on the Nominating Committee’s recommendations and is responsible for (1) recommending to stockholders a slate of director nominees for election at each annual meeting of the Company’s stockholders and director nominees for election at any other stockholder meeting held for the election of one or more directors and (2) nominating at such meetings those persons it has recommended as director nominees. The Nominating Committee held two meetings during the 2010 fiscal year.

Board’s Role in Risk Management Oversight

Although risk management has always been an integral part of the Company’s business strategy, the Company established a formal enterprise risk management program in 2006. The program was implemented by the Enterprise Risk Committee, a committee established and appointed by, and comprised of, Company management. The enterprise risk management program is a Company-wide effort involving both the Board and management. Management’s role is to identify, mitigate, guide and review the efforts of the Company’s business units, consider whether the risks are acceptable, and approve plans to deal with serious risks. The Board has designated the Audit Committee to oversee the process and improve or guide management’s decisions. Specifically, the Audit Committee:

•	Annually reviews the documented risk management process and makes such changes as are deemed necessary to provide assurance that the Company has implemented an enterprise risk management process;

•	Evaluates significant risks identified by the Company;

•	Reviews risk philosophy, strategy, policies and processes; and consider reports on risk implementation and communication to help ensure enterprise risk management is a part of the Company’s culture; and

•	Reviews the Company’s risk assessment, both annual and periodic updates, considers the appropriateness thereof, and decides whether or not any risks should be added, deleted or modified, paying particular attention to the Company’s perceived appetite for risk.

The Company provides its feedback on business unit risks during periodic business reviews and strategic planning discussions. Every quarter, the business units identify key risks. That review process includes identifying risks that could prevent achievement of business goals or plans. Additionally, the Company’s internal audit department uses this information to determine whether its audit plans need to be adjusted. In addition to quarterly reviews of business risks in connection with the Company’s periodic disclosures, the Audit Committee reviews on an annual basis detailed reports that assess the strategic, operational, infrastructure and external risks facing the Company to be certain that the Company develops and maintains comprehensive risk management policies and procedures to assess, mitigate and monitor risks.

Although the Audit Committee oversees the Company’s risk management function and processes, particularly with respect to the overall business, the Audit Committee and other Board committees, consistent with their respective charters, assist the Board in fulfilling its responsibility by coordinating the review of certain other risks within its purview. For example, the Audit Committee also considers risks associated with overall financial reporting, legal compliance and disclosure processes. Audit Committee responsibilities include monitoring the integrity of our internal control processes and assessing management’s steps to manage and report such risk exposures. The Audit Committee considers risk in quarterly and annual reviews of financial statements.

In its role of overseeing the Company’s compensation and benefit practices, the Compensation Committee assesses potential material risks that could result from the design and structure of the Company’s compensation programs. See “Compensation Committee”.

The Nominating Committee is responsible for developing and proposing to the Board corporate governance guidelines and for recommending changes to enhance the Board’s performance and development. The Nominating Committee annually reviews and reassesses risk associated with corporate governance and Board performance and recommends to the Board any changes it deems necessary to the corporate governance guidelines or the Board composition and committee structure to address these risks.

CORPORATE GOVERNANCE

Communications with the Board

The Board believes it is important for stockholders to have a process to send communications to the Board. Accordingly, any stockholder or other interested party who desires to make his or her concerns known to the non-management directors or to the entire Board may do so by communicating with the chairperson of the Audit Committee by e-mail to audit.committee@greif.com or in writing to Audit Committee Chairperson, Greif, Inc., 425 Winter Road, Delaware, Ohio 43015. All such communications will be forwarded to the non-management directors or the entire Board as requested in the communication.

Executive Sessions of Non-Management Directors

The non-management directors of the Company meet without the Company’s management at least four times each year, and during at least one of those meetings, the non-management directors schedule an executive session that includes only independent directors. These meetings are typically held in conjunction with a regularly scheduled Board meeting and at such other times as necessary or appropriate. The chairpersons of the Company’s Audit Committee, Compensation Committee and Nominating Committee rotate as chairperson of meetings of the non-management directors.

Director Independence

The Board has adopted categorical standards to assist it in making its determination of director independence. Under these standards, a director of the Company will be considered independent unless:

(a) within the preceding three years, (i) the director was employed by the Company, or (ii) an immediate family member of the director was employed by the Company as an executive officer;

(b) within the preceding three years, the director or an immediate family member of the director received more than $100,000, during any twelve-month period, in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(c) the director or an immediate family member of the director is a current partner of a firm that is the Company’s present internal or external auditor; the director is a current employee of a firm that is the Company’s present internal or external auditor; an immediate family member of the director is a current employee of the Company’s present internal or external auditor and participates in that firm’s audit, assurance or tax compliance practice (excluding tax planning); or the director or an immediate family member of the director was within the preceding three years, but is no longer, a partner or employee of a firm that is the Company’s present internal or external auditor and personally worked on the Company’s audit within that time;

(d) the director or an immediate family member of the director is, or has been within the preceding three years, employed as an executive officer of another company for which any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

(e) the director is an employee, executive officer, partner (other than a limited partner) or significant equity holder of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues, or an immediate family member of the director is a current executive officer of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues;

(f) the director is an executive officer, partner or significant equity holder of another organization that is indebted to the Company, or to which the Company is indebted, and the total amount of indebtedness exceeds 2% of the total consolidated assets of such organization; or

(g) within the preceding three years, the director was an executive officer, trustee or director of a foundation, university or other non-profit or charitable organization receiving grants, endowments or other contributions from the Company, in any single fiscal year, which exceeded the greater of $1.0 million or 2% of such charitable organization’s consolidated gross revenues.

For purposes of the above standards: (i) compensation received by an immediate family member of a director for service as a non-executive employee of the Company shall not be considered in determining independence under (b) above; (ii) in applying the test under (e) above, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year and the look-back provisions shall apply solely to the financial relationship between the Company and the director or immediate family member’s current employer and not to former employment of the director or immediate family member; (iii) an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home, but in applying any lookback provisions, the Company will not consider individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated; and (iv) a significant equity holder of an organization will normally be considered a stockholder, limited partner or member owning 10% or more of the voting or equity interests in that organization. These categorical standards are also set forth on the Company’s website. See “— Availability of Corporate Governance Documents.”

The Board has determined that Ms. Avril, Mr. Edwards, Mr. Emkes, Mr. Finn, Mr. Gunsett, Ms. Hook, Mr. McNamara and Mr. Norton, a majority of the Company’s directors, are independent under the above categorical standards. These directors are also independent directors under the NYSE listing standards. Mr. Gasser, who is an employee of the Company, is not an independent director under the above categorical standards or the NYSE listing standards. The Board has determined that Mr. Gunsett is independent because legal fees paid to Baker & Hostetler LLP, where Mr. Gunsett is a partner, are not material to the Company or to that firm and that the nature of the relationship has been properly disclosed to the Board. The Company does not anticipate that legal fees paid to Baker & Hostetler LLP will be material in the 2011 fiscal year.

Nomination of Directors

The Nominating Committee will consider individuals recommended by stockholders for membership on the Board. If a stockholder desires to recommend an individual for membership on the Board, then that stockholder must provide a written notice to the Secretary of the Company at 425 Winter Road, Delaware, Ohio 43015 (the “Recommendation Notice”). In order for a recommendation to be considered by the Nominating Committee, the Recommendation Notice must contain, at a minimum, the following: the name and address, as they appear on the Company’s books, and telephone number of the stockholder making the recommendation, including information on the number of shares and class of stock owned, and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; the full legal name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual; a written acknowledgement by the individual being recommended that he or she has consented to that recommendation and consents to the Company’s undertaking of an investigation into that individual’s background, experience and qualifications in the event that the Nominating Committee desires to do so; the disclosure of any relationship of the individual being recommended with the Company or any of its subsidiaries or affiliates, whether direct or indirect; and, if known to the stockholder, any material interest of such stockholder or individual being recommended in any proposals or other business to be presented at the Company’s next Annual Meeting of Stockholders (or a statement to the effect that no material interest is known to such stockholder).

Except for the director nominees recommended by the Nominating Committee to the Board, no person may be nominated for election as a director of the Company during any stockholder meeting unless such person was first recommended by a stockholder for Board membership in accordance with the procedures set forth in the preceding paragraph and the Recommendation Notice was received by the Company not less than 60 days nor more than 90 days prior to the date of such meeting; provided, however, if less than 75 days notice or prior public disclosure of the date of a stockholders’ meeting is given or made to stockholders, then, in order to be timely received, the Recommendation Notice must be received by the Company no later than the close of business on the 10th day following the day on which such notice of the date of the stockholders’ meeting was mailed or such public disclosure was made.

The Nominating Committee’s Charter sets forth certain specific, minimum qualifications that must be met by a Nominating Committee-recommended nominee for a position on the Board, as well as qualities and skills that Board members must possess. The Nominating Committee determines, and reviews with the Board on an annual basis, the desired skills and characteristics for directors as well as the composition of the Board as a whole. This assessment considers director’s qualification as independent, as well as diversity, age, skill and experience in the context of the needs of the Board. The Nominating Committee seeks to achieve diversity of occupational and personal backgrounds and considers diversity as a factor in director nominations. The Nominating Committee views diversity in a broad context to include race, gender, geography, industry experience and personal expertise. At a minimum, directors should share the values of the Company and should possess the following characteristics: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; and the time available to devote to Board activities and the willingness to do so. Ultimately, the Nominating Committee will select prospective Board members who the Nominating Committee believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders.

In the event that the Nominating Committee, the Board or the Chairman/Chief Executive Officer identifies the need to fill a vacancy or to add a new member to fill a newly created position on the Board with specific criteria, the Nominating Committee initiates a search process and keeps the Board apprised of progress. The Nominating Committee may seek input from members of the Board, the Chairman/Chief Executive Officer and other management or hire a search firm when appropriate. In addition, as a matter of policy, the Nominating Committee will consider candidates for Board membership recommended by stockholders. The initial candidate or candidates, including anyone recommended by a stockholder, who satisfy the specific criteria for Board membership and otherwise qualify for membership on the Board, are then reviewed and evaluated by the Nominating Committee; the evaluation process for candidates recommended by stockholders is not to be different. The Nominating Committee is to maintain and update a list of candidates recommended from all sources. The Nominating Committee will then determine the Nominating Committee member or Board member or other person involved in the process (such as a search firm) who will make the initial contact with the prospective candidate or candidates. The Chairman/Chief Executive Officer and at least one member of the Nominating Committee will interview the identified candidate or candidates. Based on the interviews and all other information available to the Nominating Committee, the Nominating Committee will meet to consider and approve a final candidate or candidates, as the case may be. The Nominating Committee then will make its recommendation to the Board.

Availability of Corporate Governance Documents

The Board has adopted the following corporate governance documents with respect to the Company (the “Corporate Governance Documents”):

•	Corporate Governance Guidelines of the Board;

•	Code of Business Conduct and Ethics for directors, officers and employees (which is available in several different languages);

•	Code of Ethics for Senior Financial Officers;

•	Stock Ownership Guidelines applicable to directors, officers and other key employees;

•	Charter for the Audit Committee;

•	Charter for the Nominating and Corporate Governance Committee;

•	Charter for the Compensation Committee; and

•	Independence Standards for Directors.

Each of the Corporate Governance Documents is posted on the Company’s website at www.greif.com under “Investor Center — Corporate Governance.” Copies of each of the Corporate Governance Documents are also available in print to any stockholder of the Company, without charge, by making a written request to the Company. Requests should be directed to Greif, Inc., Attention: Secretary, 425 Winter Road, Delaware, Ohio 43015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 20, 2010, with respect to the only persons known by the Company to be the beneficial owners of more than 5% of the Class B Common Stock, the Company’s only class of voting securities:

	Class of	Type of	Number of	Percent of
Name and Address	Stock	Ownership	Shares	Class

Virginia D. Ragan	Class B	See (1) below	5,551,643	24.8%
65 East State Street Suite 2100 Columbus, Ohio 43215
Judith D. Hook	Class B	See (2) below	5,267,118	23.5%
65 East State Street Suite 2100 Columbus, Ohio 43215
Mary T. McAlpin	Class B	See (3) below	3,323,322	14.8%
65 East State Street Suite 2100 Columbus, Ohio 43215
Shannon J. Dempsey	Class B	See (4) below	3,166,514	14.1%
65 East State Street Suite 2100 Columbus, Ohio 43215
Patricia M. Dempsey	Class B	See (5) below	3,008,130	13.4%
12781 NE 72nd Boulevard Lady Lake, Florida 32162
Nob Hill Trust c/o Virginia D. Ragan, Judith D. Hook and Shannon J. Dempsey, Co-Trustees 782 West Orange Road Delaware, Ohio 43015	Class B	Record and Beneficially(6)	2,127,026	9.5%
Robert C. Macauley(7) 88 Hamilton Avenue Stamford, Connecticut 06902	Class B	Record and Beneficially	1,238,555	5.5%

(1)	Includes shares held by Ms. Ragan (A) as trustee under her revocable and grantor retained annuity trusts (3,401,283 shares), and (B) as trustee of various Dempsey family trusts, including the trust identified in this table as the Nob Hill Trust (2,150,360 shares). Does not include shares held by John W. McNamara, a director of the Company, who is Ms. Ragan’s son. Ms. Ragan disclaims beneficial ownership of the shares held by Mr. McNamara. See also Footnote (6).

(2)	Includes shares held by Ms. Hook (A) as trustee under her revocable and grantor retained annuity trusts (2,904,898 shares), and (B) as trustee of a charitable lead annuity trust and as trustee of various Dempsey family trusts, including the trust identified in this table as the Nob Hill Trust (2,362,220 shares). See also Footnote (6).

(3)	All shares held by Ms. McAlpin as trustee under her revocable trust and a Dempsey family trust.

(4)	All shares held by Ms. Dempsey as trustee of various Dempsey family trusts, including the trust identified in this table as the Nob Hill Trust. See also Footnote (6).

(5)	All shares held by Ms. Dempsey as trustee under her revocable trust and a Dempsey family trust.

(6)	Includes 1,500,000 shares that have been pledged as security for a loan.

(7)	Mr. Macauley passed away on December 26, 2010.

The following table sets forth certain information, as of December 20, 2010, with respect to the Class A Common Stock and Class B Common Stock (the only equity securities of the Company) beneficially owned, directly or indirectly, by each director, nominee for director and each Named Executive Officer:

	Title and Percent
	of Class(1)(2)(3)
Name	Class A		%

Vicki L. Avril	11,349		*
Ronald L. Brown	8,035		*
Bruce A. Edwards	8,349		*
Mark A. Emkes	5,839		*
John F. Finn	4,839		*
David B. Fischer	25,649		*
Michael J. Gasser	336,762		1.4%
Daniel J. Gunsett	17,643		*
Judith D. Hook	28,529	(4)	*
Donald S. Huml	10,992		*
Gary R. Martz	58,724		*
John W. McNamara	1,810	(5)	*
Patrick J. Norton	19,349	(6)	*

	Title and Percent
	of Class(1)
Name	Class B		%

Vicki L. Avril	—		*
Ronald L. Brown	1,400		*
Bruce A. Edwards	—		*
Mark A. Emkes	—		*
John F. Finn	—		*
David B. Fischer	—		*
Michael J. Gasser	23,796		*
Daniel J. Gunsett	3,000		*
Judith D. Hook	5,267,118	(7)	23.5%
Donald S. Huml	—		*
Gary R. Martz	600		*
John W. McNamara	4,207	(5)(8)	*
Patrick J. Norton	—		*

*	Less than one percent.

(1)	Except as otherwise indicated below, the persons named in the table (and their spouses, if applicable) have sole voting and investment power with respect to all shares of Class A Common Stock or Class B Common Stock, as the case may be, owned by them.

(2)	This table includes shares of Class A Common Stock subject to current exercisable options, or options exercisable within 60 days of December 20, 2010, granted by the Company under certain stock option plans, for the following directors and Named Executive Officers: Ms. Avril — 4,000; Mr. Gasser — 225,000; Mr. Gunsett — 12,000; Ms. Hook — 8,000 and Mr. Martz — 33,136.

(3)	This table includes restricted shares of Class A Common Stock that have been awarded to directors under the Company’s 2005 Outside Directors Equity Award Plan, including shares the receipt of which has been deferred at the director’s election under the terms of the Directors Deferred Compensation Plan. If deferral is elected, shares are issued to the trustee of a rabbi trust established in connection with the Directors Deferred Compensation Plan. The total number of shares of Class A Common Stock held in the rabbi trust for the benefit of each director as of December 20, 2010, was as follows: Ms. Avril — 7,349 shares; Mr. Edwards — 5,643 shares; Mr. Emkes — 5,839 shares; Mr. Finn — 4,839 shares; Mr. Gunsett — 4,839 shares; Ms. Hook — 4,839 shares; and Mr. Norton — 19,349 shares. See also “Compensation Discussion and Analysis — Director Compensation Arrangements.”

(4)	Includes shares of Class A Common Stock held by Ms. Hook (A) as trustee under her revocable trust and a Dempsey family trust (14,886 shares), (B) which may be acquired upon Ms. Hook’s exercise of the stock options as set forth in footnote (2) of this table; and (C) which have been awarded to Ms. Hook under the Company’s 2005 Outside Directors Equity Award Plan and receipt has been deferred as set forth in footnote (3) of this table.

(5)	Includes shares of Class A Common Stock which have been awarded to Mr. McNamara under the Company’s 2005 Outside Directors Equity Award Plan and receipt has been deferred as set forth in footnote (3) of this table. Does not include shares held by Virginia D. Ragan, who is Mr. McNamara’s mother. See prior table for beneficial ownership information regarding Ms. Ragan’s beneficial ownership of shares of Class B Common Stock. Mr. McNamara disclaims beneficial ownership of all shares of Class A Common Stock or Class B Common Stock held by Ms. Ragan.

(6)	Includes 4,000 shares of Class A Common Stock that have been pledged as security for a loan.

(7)	Includes shares held by Ms. Hook (A) as trustee under her revocable and grantor retained annuity trusts (2,904,898 shares), and (B) as trustee of a charitable lead annuity trust and as trustee of various Dempsey family trusts, including the trust identified in the prior table as the Nob Hill Trust (2,362,220 shares). For the Nob Hill Trust, 1,500,000 shares have been pledged as security for a loan.

(8)	Shares are held in voting trust in which Mr. McNamara is the trustee.

The Class A Common Stock has no voting power, except when four quarterly cumulative dividends upon the Class A Common Stock are in arrears and in certain other limited circumstances.

The following table sets forth the equity securities beneficially owned by all directors and executive officers as a group (19 persons) as of December 20, 2010:

	Amount
	Beneficially	Percent of
Title of Class of Stock	Owned	Class

Class A Common Stock(1)(2)	611,882	2.47%
Class B Common Stock	5,300,721	23.65%

(1)	Includes 305,136 shares subject to currently exercisable options or options exercisable within 60 days of December 20, 2010, granted by the Company under certain stock option plans.

(2)	Includes 41,507 shares of Class A Common Stock held in a rabbi trust for the benefit of directors as of December 20, 2010. These shares were awarded to directors under the Company’s 2005 Outside Directors Equity Award Plan and their receipt was deferred under the terms of the Directors Deferred Compensation Plan.

EXECUTIVE OFFICERS OF THE COMPANY

The following information relates to executive officers of the Company (elected annually):

			Year First Became
Name	Age(1)	Positions and Offices	Executive Officer

Michael J. Gasser	59	Chairman of the Board of Directors and Chief Executive Officer	1988
David B. Fischer	48	President and Chief Operating Officer	2004
Donald S. Huml	64	Executive Vice President	2002
Gary R. Martz	52	Executive Vice President, General Counsel and Secretary, and President, Soterra LLC (subsidiary company)	2002
Ronald L. Brown	63	Senior Vice President, Strategic Projects	2004
Karen P. Lane	62	Senior Vice President, People Services and Talent Development	2007
Robert M. McNutt	50	Senior Vice President and Chief Financial Officer	2011
Ivan Signorelli	58	Senior Vice President and Divisional President, Industrial Packaging — Europe, Middle East and Africa	2005
Kenneth B. Andre, III	45	Vice President and Corporate Controller	2006
John K. Dieker	47	Vice President and Treasurer	1996
Douglas W. Lingrel	47	Vice President and Chief Information Officer	2010
Sharon R. Maxwell	61	Assistant Secretary	1997

(1)	As of February 28, 2011, the date for the 2011 Annual Meeting of Stockholders of the Company.

Michael J. Gasser has served as Chairman of the Board and Chief Executive Officer since 1994. From November 2006 until October 2007, he also served as President. He has been an executive officer of the Company since 1988, and joined the Company in 1979.

David B. Fischer has served as President and Chief Operating Officer since 2007. From 2004 to 2007, Mr. Fischer served as Senior Vice President and Divisional President, Industrial Packaging & Services — Americas, which also included responsibility for Africa. He assumed additional responsibility for Australia and Asia in 2005 and 2006.

Donald S. Huml has served as Executive Vice President since 2006. He served as Chief Financial Officer from 2002 until his retirement from that position on December 31, 2010.

Gary R. Martz has served as Executive Vice President since June 2010 (and prior to that as Senior Vice President) and as General Counsel and Secretary since joining the Company in 2002. Since 2005, Mr. Martz also has served as President of Soterra LLC (subsidiary company). Prior to 2002, and for more than five years, he served as a partner in the law firm of Baker & Hostetler LLP.

Ronald L. Brown has served as Senior Vice President, Strategic Projects since December 2009. From 2004 to 2009, Mr. Brown served as Senior Vice President, Global Sourcing and Supply Chain.

Karen P. Lane has served as Senior Vice President, People Services and Talent Development since 2007. Prior to that, and for more than five years, she served as the President of Lane Leadership, LLC, an executive coaching and succession-planning firm located in Columbus, Ohio.

Robert M. McNutt has served as Senior Vice President and Chief Financial Officer since joining the Company in January 2011. From February 2008 until joining the Company, he served as the senior vice president and chief financial officer of Boise, Inc., a manufacturer of paper packaging products and papers. Mr. McNutt joined Boise, Inc. in connection with its acquisition of the paper, packaging and newsprint, and transportation businesses operated by Boise Cascade. Mr. McNutt served as the vice president of Investor Relations and Public Policy at Boise Cascade from June 2005 until he joined Boise, Inc.

Ivan Signorelli has served as Divisional President, Industrial Packaging — Europe, Middle East, and Africa, since 2007. From 2005 to 2007, Mr. Signorelli served as Senior Vice President, Industrial Packaging — Europe. From 1997 to 2005, Mr. Signorelli served as the Strategic Business Unit Manager of Latin America for Industrial Packaging & Services.

Kenneth B. Andre, III has served as Vice President and Corporate Controller since 2006, and in that capacity, is the chief accounting officer of the Company. He also served as Chief Information Officer from 2003 to 2009.

John K. Dieker has served as Vice President and Treasurer since 2006. Prior to that time, and for more than five years, he served as Vice President and Corporate Controller, and in that capacity, was chief accounting officer of the Company through 2005.

Douglas W. Lingrel has served as Vice President and Chief Information Officer since February 2009. From 2005 to 2009, Mr. Lingrel served as Vice President, Global Supply Chain Process and Administration.

Sharon R. Maxwell has served as the Assistant Secretary of the Company and Executive Assistant to Michael J. Gasser for more than five years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons owning more than 10% of a registered class of the Company’s equity securities, to file reports of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during its 2010 fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied by such persons, except as follows: Virginia D. Ragan, a greater than 10% stockholder, had one Form 4 filing reporting one transaction not reported on a timely basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Daniel J. Gunsett, Mark A. Emkes, Judith D. Hook, and Patrick J. Norton served as members of the Company’s Compensation Committee for the 2010 fiscal year. During the 2010 fiscal year, the Company retained the law firm of Baker & Hostetler LLP to perform certain legal services on its behalf, and it anticipates retaining such firm in the 2011 fiscal year. Mr. Gunsett is a partner of Baker & Hostetler LLP.

No executive officer of the Company served during the 2010 fiscal year as a member of a compensation committee or as a director of any entity of which any of the Company’s directors served as an executive officer.

COMPENSATION COMMITTEE

During the 2010 fiscal year, the Compensation Committee members were Daniel J. Gunsett — chairperson, Mark A. Emkes, Judith D. Hook and Patrick J. Norton.

The Compensation Committee’s responsibilities include, among other matters, the following:

•	reviewing and approving the compensation of the Chief Executive Officer and the Company’s other named executive officers to ensure that their compensation is consistent with the Company’s compensation policies and philosophies and does not encourage officers to take unnecessary and excessive risk;

•	reviewing, approving and overseeing the administration of the Company’s equity-based compensation plans;

•	reviewing and discussing with management and, based upon this review and discussion, recommending to the Board of Directors whether the Compensation Discussion and Analysis be included in the Company’s proxy statement; and

•	reviewing and approving compensation programs limited to executive officers and other key employees.

See Compensation Discussion and Analysis for the Chief Executive Officer’s role in executive compensation determination.

The Compensation Committee also has a Special Subcommittee on Incentive Compensation (the “Special Subcommittee”) that administers the Company’s Short Term Incentive Plan and the Long Term Incentive Plan. The members of the Special Subcommittee are Patrick J. Norton — chairperson, Mark A. Emkes and Judith D. Hook. These plans, both of which have received stockholder approval, are intended to provide participants with incentive compensation that is not subject to the deduction limitation rules prescribed under Section 162(m) of the Code. All of the members of the Special Subcommittee are “outside directors” as that term is defined in Section 162(m) of the Code.

The Special Subcommittee’s responsibilities for the Short Term Incentive Plan and the Long Term Incentive Plan include, among other matters, the following:

•	selecting participants from among the Company’s executive officers and key employees;

•	at the beginning of a performance period, establishing the performance goals to be achieved and the target amount of the awards to be earned by participants based upon the level of achievement of such performance goals; and

•	after the end of the performance period, certifying the extent to which the performance goals have been achieved and determining the amount of the awards that are payable to participants.

See “Compensation Discussion and Analysis — Elements of Compensation — Short Term Incentive Plan and Long Term Incentive Plan” below for a more detailed discussion of these plans. In addition, for a discussion of the role of the Chief Executive Officer, Michael J. Gasser, in determining or recommending the amounts or forms of compensation paid to the Company’s executive officers, as well as the Compensation Committee’s limited use of Towers Watson, outside compensation consultants, with respect to the 2010 fiscal year compensation paid to the Company’s executive officers, see the “Compensation Discussion and Analysis” below.

The charter for the Compensation Committee is available on the Company’s website located at www.greif.com under “Investor Center — Corporate Governance.” All of the members of the Compensation Committee are independent directors as defined in the NYSE listing standards and meet the categorical standards of independence adopted by the Board. See “Corporate Governance — Director Independence” above. The Compensation Committee and the Special Subcommittee have the authority to hire their own attorneys, compensation consultants and other advisors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis below with the Company’s management and, based on this review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for its 2010 fiscal year (the “2010 Form 10-K”).

Submitted by the Compensation Committee of the Board of Directors.

Daniel J. Gunsett, Committee Chairperson
Mark A. Emkes
Judith D. Hook
Patrick J. Norton

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis section is to discuss and analyze the objectives and implementation of our executive compensation programs with respect to our Named Executive Officers set forth in the Summary Compensation Table below. This analysis should be read in conjunction with the compensation related tables that immediately follow this discussion and analysis, as well as with our 2010 Form 10-K. This discussion and analysis was prepared in cooperation with the Company’s Compensation Committee, the members of which have reviewed and conferred with the Company’s management regarding this discussion and analysis.

Compensation Policies and Philosophies

The Company’s compensation policies and philosophies are designed to align compensation with business objectives, performance and stockholder value, while enabling the Company to attract, retain, incentivize and reward individuals who contribute to the long-term success of the Company. As a manufacturer of industrial packaging products, the Company recruits and hires executives from other major manufacturing companies and Fortune 500 companies, and thus we believe our executive compensation program must be competitive in order to attract and retain our executives, including each of the Named Executive Officers. The Company attempts to achieve its policies and philosophies by establishing performance objectives for its executive officers and by linking compensation to financial performance goals, which may include, but are not limited to, targets for operating profit and return on net assets.

The Compensation Committee further believes that a portion of each executive’s compensation should be linked to the Company’s short-term and long-term performance. In that regard, the Company’s Short Term Incentive Plan links the annual payment of cash bonuses to the achievement of targeted return on net assets goals. The Long Term Incentive Plan links the long-term payment of bonuses to the achievement of targeted earnings per share and free cash flow goals. The Long Term Incentive Plan aligns stockholder value with compensation by providing for a portion of the payouts in restricted shares, as well as cash. The Long Term Incentive Plan is also intended to facilitate compliance with the Company’s stock ownership guidelines. See “Elements of Compensation — Long Term Incentive Plan” and “— Stock Ownership Guidelines” below.

As a result of the global economic downturn that began in October 2008 and continued through 2009, the Company’s management, led by Michael J. Gasser, Chairman and Chief Executive Officer, implemented certain cost-cutting measures in November 2008 in an effort to remain ahead of those economic conditions. For calendar year 2009, the Company suspended salary increases, where legally permissible, for all employees, including the Named Executive Officers, but excluding certain production employees and employees in countries with high rates of inflation. In addition, the Company suspended matching contributions in the Company’s 401(k) plan in the United States except as required by collective bargaining agreements. For calendar year 2010, the Company reinstituted standard salary increases and company matching of employee contributions, on a modified basis from the previous practice, to the Company’s 401(k) plan. In calendar year 2011, the Company intends to continue these practices.

During 2010, management of the Company, with the assistance of Towers Watson, outside compensation consultants, performed an assessment of the risks associated with the Company’s incentive plans and determined that such plans are not reasonably likely to have a material adverse effect on the Company.

CEO’s Role in Executive Compensation Determinations.

Our Chief Executive Officer, Mr. Gasser, reviews the performance of each Named Executive Officer (other than himself) on an annual basis. Mr. Gasser then makes recommendations to the Compensation Committee on the amount of each such Named Executive Officer’s base salary for the upcoming calendar year and on award opportunities with respect to the Short Term Incentive Plan for the upcoming fiscal year and the Long Term Incentive Plan for the prospective three-year performance period. Mr. Gasser makes his recommendations based on his subjective review of pre-established categories of executive performance for each Named Executive Officer, as approved by the Compensation Committee and as discussed under “2010 Performance Reviews” below. After reviewing and discussing with Mr. Gasser his recommendations, the Compensation Committee establishes base salaries for the Named Executive Officers, and the Special Subcommittee, which administers the Short Term Incentive Plan and the Long Term Incentive Plan, establishes award opportunity levels under those plans. See “Compensation Committee” above.

Peer Group Review.

As stated above, the Company understands that to accomplish its objectives, including keeping its executive talent, it needs to pay competitive compensation. As a result, the Compensation Committee periodically, but at least annually, reviews comparable positions in the market to confirm that the compensation paid to the Company’s Chief Executive Officer and other Named Executive Officers remains competitive. For the 2010 fiscal year, the Compensation Committee engaged compensation consultant, Towers Watson, to provide the Compensation Committee with the market information necessary for this review. At the request of the Compensation Committee, Towers Watson conducted peer group and market surveys to assist the Compensation Committee in ensuring the Company’s executive compensation remained commensurate with responsibilities and to provide advice on market trends and executive compensation generally. Towers Watson did not at any time determine or recommend the amount or form of compensation paid to our executive officers, including our Named Executive Officers.

The companies in the peer group were selected by the Compensation Committee based on the nature, composition, geographic scope, complexity and key financial data of potential peer companies in the packaging, paper, manufacturing and industrial businesses. The Compensation Committee reviews the peer group compensation in comparison with the Company’s Named Executive Officer compensation levels. The Compensation Committee does not establish targets or benchmarks in assessing peer data in comparison with the Company’s executive compensation, but rather uses peer and other market data to confirm that the Company’s compensation awards are comparable and competitive with peer and market data. For the 2010 fiscal year, the Company’s peer group consisted of the following companies:

Owens-Illinois, Inc. Crown Holdings, Inc. Ball Corp. MeadWestvaco Corp. Avery Dennison Corp. Temple-Inland Inc. Sealed Air Corp. Sonoco Products Co. Bemis Co. Inc. Armstrong World Industries, Inc.	Pactiv Corp. Silgan Holdings, Inc. Graphic Packaging Corp. Owens Corning Packaging Corporation of America Rock-Tenn Co. AptarGroup, Inc. USG Corporation Vulcan Materials Company Valmont Industries

Elements of Compensation

During the 2010 fiscal year, the key elements of the Company’s compensation package were base salary, cash awards under the Short Term Incentive Plan, a combination of cash and restricted stock awards under the Long Term Incentive Plan, retirement benefits under a Pension Plan and deferred cash awards under a deferred compensation plan and a supplemental executive retirement plan (the “SERP”). The Company also offers annual physical health exams as a perquisite and other benefits to its Named Executive Officers, such as a 401(k) plan available to all U.S. employees that provides eligible participants with a variety of investment choices, including a Company stock fund.

The Compensation Committee uses a tally sheet for the Chief Executive Officer and for each of the other Named Executive Officers to review total compensation and each of the elements of compensation. These tally sheets typically contain the following information: current base salary; the Short Term Incentive Plan payments for the preceding two fiscal years, and the anticipated payment for the fiscal year just ended; the Long Term Incentive Plan payments for the preceding two fiscal years, and the anticipated payment to be made for the three-year period just ended; the current value of the SERP (as discussed under the Pension Benefits Table and accompanying narrative below); the value of the Company’s perquisites (discussed below); and the value of any unexercised stock options. Tally sheets are used by the Compensation Committee to ensure that it has access to a comprehensive summary of each Named Executive Officer’s total compensation, or potential total compensation, as the Compensation Committee makes compensation decisions for the next calendar year. The Compensation Committee’s final determinations regarding one element of compensation are independent of the other elements of compensation and do not affect decisions regarding those other elements of compensation, other than to the extent that awards under the Short Term Incentive Plan and the Long Term Incentive Plan are calculated by using a percentage of base salary. Further, the base salaries were also compared to the compensation levels of other executive officers having equivalent responsibility within the Company for internal fairness purposes.

Base Salary.

As discussed in “Compensation Policies and Philosophies,” the Company suspended salary increases for substantially all of its employees in calendar year 2009, including the Named Executive Officers. Therefore, the Named Executive Officers’ base salaries remained at calendar year 2008 levels in calendar year 2009. See “— Summary Compensation Table” below. For calendar year 2010, the Company reinstituted standard salary increases, and the Compensation Committee approved the following salary increases for each of the Named Executive Officers: for Mr. Gasser, a 5.4% increase; for Mr. Huml, a 3.0% increase; for Mr. Fischer, a 10.1% increase; for Mr. Martz, a 3.0% increase; and for Mr. Brown, a 3.0% increase.

The base salary for the Chief Executive Officer and each of the other Named Executive Officers for calendar year 2011 is based on their scope of responsibility and assessments of each executive’s contributions toward the Company’s success. In addition, each officer’s base salary was impacted by the officer’s performance against the criteria described below during the prior twelve-month period, as reviewed by the Compensation Committee and recommended by Mr. Gasser (for each officer other than himself). The base salaries were also compared to the compensation levels of other executive officers having equivalent responsibility at the peer group companies to confirm that the base salaries were competitive with the market. In making his base salary recommendations for calendar year 2011, Mr. Gasser noted the following factors for the performance of each of the Named Executive Officers during the prior calendar year: for Mr. Huml, he demonstrated outstanding leadership in the financial department, successfully negotiating a new five year credit facility and supporting the many acquisitions made by the Company in fiscal year 2010; for Mr. Fischer, he lead the successful completion of many acquisitions in 2010 and provided superb leadership in managing the Company’s global operations; for Mr. Martz, his astute counsel was invaluable to the successful completion of the new credit facility and acquisitions in 2010 and he also performed at the highest level in directing the Company’s Land Management segment; and for Mr. Brown, he was successful in managing the rapidly changing global prices for the Company’s direct and indirect raw materials. For calendar year 2011, the Compensation Committee approved the following salary increases for each of the Named Executive Officers: for Mr. Gasser, a 3.6% increase; for Mr. Fischer, a 3.0% increase; for Mr. Martz, a 7.7% increase; and no increase for Messrs. Huml and Brown.

Short Term Incentive Plan.

The Company has an annual cash incentive bonus plan (the “Short Term Incentive Plan”) that is intended to provide short-term incentive compensation to participants, which, consistent with our compensation objectives, is linked to the profitability of the Company’s businesses during each fiscal year. This Short Term Incentive Plan, which has received stockholder approval, is intended to provide participants with incentive compensation that is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code. See “— Tax Considerations Affecting Compensation Decisions” below.

The Special Subcommittee administers the Short Term Incentive Plan. Among other matters, the Special Subcommittee approves participants for the Short Term Incentive Plan from among the Company’s executive employees and determines the performance goals, target amounts, award opportunities and other terms and conditions of awards under the Short Term Incentive Plan. Awards under the Short Term Incentive Plan consist of cash amounts payable upon the achievement, during a specified performance period, of specified objective performance goals. At the beginning of a performance period for a given award, the Special Subcommittee establishes the performance goals, award opportunity and the target amount of the award which will be earned by the Named Executive Officers if the performance goals are achieved in full, together with any lesser or greater amount that will be earned if the performance goals are only partially achieved or exceeded. After the end of the performance period, the Special Subcommittee certifies the extent to which the performance goals are achieved and determines the amount of the award that is payable.

Consistent with prior years, the Short Term Incentive Plan’s 2010 fiscal year financial performance goals were based, and its 2011 fiscal year financial performance measures will be based, upon the achievement of targeted measures of return on net assets (“RONA”), subject to such adjustments that the Special Subcommittee determines to be necessary to reflect accurately the RONA of the Company, and/or one or more operating groups of the Company, on the award date. The Special Subcommittee originally chose RONA as the measure for the Short Term Incentive Plan because it believed this metric to be the best measure of current profitability supporting growth. For fiscal 2008, and consistent with the preceding year, the targeted measure of RONA for Mr. Brown was based 50% on corporate performance and 50% on the performance of his specific area of responsibility, which was global sourcing and supply chain. For fiscal years 2009 and 2010, the targeted measure of RONA for all Named Executive Officers was based completely on corporate performance.

No incentive bonus is paid if the RONA calculation is below the threshold established for that specific performance period, using the formula for the calculation as stated in the Short Term Incentive Plan (see the Summary Compensation Table and Grants of Plan-Based Awards Table below for information on the plan formula). For fiscal year 2010, the threshold RONA calculation was 11.5%. Achievement of the threshold RONA calculation would result in a 50% payout of each individual Named Executive Officer’s award potential. For Mr. Gasser the award potential was 100% of his base salary, for Mr. Huml the award potential was 55% of his base salary, for Mr. Fischer the award potential was 75% of his base salary, and for each of Messrs. Martz and Brown the award potential was 50% of his base salary. For fiscal year 2011, the threshold RONA calculation is 11.25%. Achievement of the threshold RONA calculation would result in a 50% payout of each individual Named Executive Officer’s award potential. For Mr. Gasser the award potential will be 120% of his base salary, for Mr. Huml the award potential will be 55% of his base salary, for Mr. Fischer the award potential will be 90% of his base salary, for Mr. Martz, the award potential will be 60% of his base salary, and for Mr. Brown, the award potential will be 50% of his base salary.

Under the Short Term Incentive Plan, a target RONA calculation is established for each performance period. Achievement of the target RONA calculation would result in a 100% payout of each individual Named Executive Officer’s award potential. For fiscal year 2010, the target RONA calculation was 16.5%. For fiscal year 2011, the target RONA calculation is 16.25%. Conversely, no additional incentive bonus is paid beyond an established maximum for each performance period. For fiscal year 2010, the maximum award was based on a RONA calculation of 19%. Achievement of the maximum RONA calculation would result in a 150% payout of each individual Named Executive Officer’s award potential. For fiscal year 2011, the established maximum RONA calculation is 18.75%.

Under the Short Term Incentive Plan for fiscal year 2010, the maximum payment that could be paid to any participant during any twelve-month period is $1.5 million. However, at the Annual Meeting of Stockholders, Class B stockholders will be requested to vote on a proposal to increase this amount to $2.0 million. See “Proposal No. 2 — Modification of a Material Term of the Performance-Based Incentive Compensation Plan.” The Special Subcommittee establishes the threshold number as being realistic and the maximum as being aggressive for each performance period.

Long Term Incentive Plan.

The Company has a long-term incentive plan (the “Long Term Incentive Plan”) that is intended to focus management on the key measures that drive superior performance over the longer-term. This Long Term Incentive Plan, which has received stockholder approval, is intended to provide participants with incentive compensation that is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code. See “— Tax Considerations Affecting Compensation Decisions” below.

The Special Subcommittee administers the Long Term Incentive Plan. Employees of the Company who are designated by the Special Subcommittee as “key employees” are eligible to participate and receive awards under the Long Term Incentive Plan. Specifically, the Long Term Incentive Plan is based on three-year performance periods that commence at the start of every fiscal year. At the beginning of each three-year performance period, the Special Subcommittee selects and establishes the award opportunity for each Named Executive Officer based on the Special Subcommittee’s subjective review and reasoned business judgment, based in part on Mr. Gasser’s recommendation, of his or her scope of responsibility and historical performance and the performance goals for that three-year performance period which, if met, will entitle the executive to the payment of the incentive compensation award.

For each three-year performance period, the performance goals are based in equal parts on targeted levels of “earnings per share” and “free cash flow.” These two metrics were chosen by the Special Subcommittee because it believed that in the aggregate they best measured long-term growth and the creation of shareholder value. For the purposes of the Long Term Incentive Plan, “earnings per share” for a performance period are subject to adjustments determined by the Special Subcommittee as necessary to reflect accurately the earnings per share of the Company at the award date. For the purposes of the Long Term Incentive Plan, “free cash flow,” means the Company’s net cash provided by operating activities for the performance period, subject to adjustments determined by the Special Subcommittee as necessary to reflect accurately the free cash flows of the Company at the grant date. For the three-year performance period ending in fiscal year 2009 and for each performance period thereafter, participants are to be paid 50% in cash and 50% in restricted shares of the Company’s Class A and/or Class B Common Stock, as determined by the Special Subcommittee, with the number of restricted shares awarded being based on the average closing price of such restricted shares during the 90 day period preceding the day that the performance criteria for the applicable three-year performance period was established. The Special Subcommittee believes that this arrangement better aligns the interests of the Named Executive Officers and other key employees with the interests of the Company’s stockholders and facilitates compliance with the stock ownership guidelines by participants. See “Stock Ownership Guidelines” below. All restricted stock issued pursuant to the Long Term Incentive Plan is fully vested on the date of issuance, with a restriction on the sale or transfer of the restricted shares within a prescribed time period determined by the Special Subcommittee (typically one year and one day from the date of issuance).

The Special Subcommittee may establish a range of performance goals which correspond to, and will entitle participants to receive, various levels of awards based on percentage multiples of the “target incentive award,” which is the incentive compensation amount to be paid to participants when the performance criteria designated as the “100% award level” is met. The Special Subcommittee establishes the target incentive award for each participant based on a percentage of that participant’s average base salary (exclusive of any bonus and other benefits) during the three-year performance period. Under the Long Term Incentive Plan, each range of performance goals may include levels of performance above and below the 100% performance level, ranging from a minimum of 0% to a maximum of 200% of the target incentive award. The Special Subcommittee may also establish a minimum level of performance goal achievement below which no awards are paid to any participant. For the three-year performance periods commencing in fiscal years 2009, 2010 and 2011, the minimum level of performance goal achievement is 33% of the target award.

After the performance goals are established, the Special Subcommittee aligns the achievement of the performance goals with the award opportunities, such that the level of achievement of the pre-established performance goals at the end of the performance period determines the “final awards” (i.e., the actual incentive compensation earned during the performance period by the participant). The established award opportunities vary in relation to the scope of responsibilities of each participant and historical performance.

For the three-year period that ended in fiscal year 2010, the threshold calculation for the three-year cumulative “earnings per share” metric component was $10.83, the achievement of which would result in a 33% payout of each individual Named Executive Officer’s award potential, and the threshold calculation for the three-year cumulative “free cash flow” metric component was $944 million, the achievement of which would result in a 33% payout of each individual Named Executive Officer’s award potential. For this period, for Mr. Gasser the award potential was 250% of his base salary, for Mr. Huml the award potential was 175% of his base salary, for Mr. Fischer the award potential was 140% of his base salary, and for each of Messrs. Martz and Brown the award potential was 120% of his base salary. Under the Long Term Incentive Plan, a target “earnings per share” and a target “free cash flow calculation” is established for each three-year performance period. Achievement of the target calculation would result in a 100% payout for that component of each individual Named Executive Officer’s award potential. For the three-year period that ended in fiscal year 2010, the three-year cumulative target earnings per share calculation was $12.74 and the three-year cumulative target free cash flow calculation was $1,064 million. Conversely, no additional incentive bonus is paid beyond an established maximum for each three-year performance period. For the three year period that ended in fiscal year 2010, the maximum award was based on $15.29 for the “earnings per share” metric component and $1,223 million for the “free cash flow” metric component, the achievement of each of which would result in a 150% payout for that component of each individual Named Executive Officer’s award potential. The Special Subcommittee established the threshold number as being realistic to achieve and the maximum as being difficult to achieve for this performance period.

Confidentiality — The Company’s “earnings per share” and “free cash flow” performance goals used in the Long Term Incentive Plan for each of the three year periods ending in fiscal year 2011, 2012 and 2013 are not included in this Compensation Discussion and Analysis section because the Company believes that disclosure of this information would cause the Company substantial competitive harm. In the rigid industrial packaging and the flexible packaging segments of the Company’s business, which account for approximately two-thirds of the Company’s revenues, the Company’s competitors are mostly privately-held companies that generally do not disclose their financial information, executive salaries and other key information to the public. Although the Company provides earnings guidance to investors, the Company attempts to incentivize key employees at levels above and below this guidance at a higher or lower percentage of their annual base salaries. The Company does not provide guidance regarding its free cash flow. Consequently, the public disclosure of the prospective targets and ranges of earnings per share and free cash flow under our Long Term Incentive Plan would cause substantial competitive harm because, among other matters, the Company would be disclosing to its competitors the long-term bonus structure of its Named Executive Officers and other key employees and would be providing competitors with the Company’s anticipated level of earnings and cash flow for the next three years, which could provide significant insight into the Company’s corporate initiatives and activities, including merger and acquisition activities and other growth plans. Furthermore, because the Company’s significant competitors in the rigid industrial packaging and the flexible packaging segments do not make similar disclosures, the Company’s detailed disclosure of targeted earnings per share and free cash flows gives a competitive advantage to its competitors.

For purposes of illustration and to provide context to our stockholders regarding the difficulty our Named Executive Officers face in achieving these performance targets, the percent of the target goal achieved for each performance target for each of the three year periods ending in the last three fiscal years is set forth below:

	Earnings per Share		Operating Cash Flow
		Maximum of		Maximum of
	Target Goal	Target Goal	Target Goal	Target Goal
	Achieved	Achievable	Achieved	Achievable
Fiscal Year Ending	(%)	(%)	(%)	(%)

2010	81	150	0	150
2009	146	150	102	150
2008	150	150	148	150

Retirement and Deferred Compensation Plans

Pension Plan

The Greif, Inc. Pension Plan (the “Pension Plan”) is a tax-qualified defined benefit plan meeting the requirements of Section 401(a) of the Internal Revenue Code. The Pension Plan is designed to provide benefits to those employees who have long and continuous service before retirement. All Named Executive Officers are eligible to participate in the 35% final average earnings benefit structure under the Pension Plan. The Pension Plan provides for a monthly benefit for the participant’s lifetime upon reaching the normal retirement age under the Pension Plan, which is 65. The monthly benefit is calculated by multiplying the participant’s annual average compensation (calculated using the five highest years of compensation, capped at Internal Revenue Code limits) by 35% and the number of years of service and divided by 12 months. Participants are 100% vested in the Pension Plan once they have been credited with five years of service with the Company. Thus, each of the Named Executive Officers are 100% vested in the Pension Plan. Once a participant is 100% vested, the participant will have earned a nonforfeitable right to a benefit under the Pension Plan. Benefits commence at the later of age 65 or five years vested in the Pension Plan. The Pension Plan offers early retirement benefits at age 55 on a reduced basis with a required 15 years of service.

Supplemental Executive Retirement Plan

The SERP provides benefits for a select group of executives, including each of the Named Executive Officers that also participate in the Pension Plan. The benefit from the two plans is equal to a target percentage (ranging from 40% to 50% depending on job classification) times the executive’s highest three-year average compensation of the last five years worked by the executive and reduced for less than 20 years of continuous service. “Compensation” for purposes of the SERP includes base salary and payments under the Short Term Incentive Plan, and benefits are payable quarterly under the SERP for 15 years. Vesting under the SERP requires 10 years of service or age 65 with at least five years service.

Defined Contribution/401(k) Plan

The Company maintains a tax-qualified defined contribution plan meeting the requirements of Section 401(k) of the Internal Revenue Code, commonly called a 401(k) plan, for substantially all of its U.S. employees. The 401(k) plan is available on the same terms to all of our U.S. employees, including our Named Executive Officers. Each participant can elect to contribute from 0% to 100% of his or her base salary to the 401(k) plan, subject to Internal Revenue Service and ERISA limitations. The deferred amount is invested in accordance with the election of the participant in a variety of investment choices, including a Company stock fund. Subject to certain limitations, the Company has the option to match a participant’s contributions to the 401(k) plan. The Company suspended its matching of participant contributions to the 401(k) plan for the 2009 calendar year, except as required by collective bargaining agreements. In calendar year 2010 the Company reinstated the match, although on a modified basis from previous years. While a participant is always vested in his or her own salary reduction contributions, the right of a participant to amounts credited to his or her account as company-matching contributions is subject to vesting as provided by the 401(k) Plan.

Nonqualified Deferred Compensation Plan

The Company has a nonqualified deferred compensation plan for the Company’s executive officers, including each of the Named Executive Officers that allows them to defer income into a nonqualified plan. This plan is compliant with the regulations promulgated by the Internal Revenue Service under Section 409A of the Internal Revenue Code and provides a vehicle for the executives to defer amounts higher than the IRS limits established for qualified plans. The Company may provide a match on any compensation deferred by the Named Executive Officers equivalent to the match that would have been made in the qualified plan, but for such limits on the amount that could be contributed under the qualified plan; the Company to date has not done so. The Company can also choose to make discretionary contributions into each officer’s account, which the Company to date has elected not to do. Base salary, Short Term Incentive Plan and Long Term Incentive Plan payments are all eligible for deferral into this plan. There are no limits on the amounts of compensation eligible for deferral. For example, an executive officer may defer 100% of his or her compensation.

The deferred compensation and Company match (and Company contributions, if any) are deposited into a rabbi trust to protect and segregate the funds. Deferred funds are invested in the same range of investment options as are available in the Company’s qualified 401(k) plan.

Each year the Named Executive Officers make an annual election whether or not to participate in the plan and at what level he or she wishes to defer. The executive also chooses the investment fund in which he or she wants the funds to be invested. In addition, the executive chooses the schedule on which these funds are to be distributed to them or their beneficiary upon retirement or death.

Perquisites.

In addition to the compensation described above, the Company administers a health and wellness program for its executive officers, including its Named Executive Officers, which includes yearly general physical exams. The Company offers no other perquisites to its Named Executive Officers.

Stock Ownership Guidelines.

In order to better align the interests of the executive officers and key employees of the Company and stockholders of the Company, the Board of Directors of the Company believes that executive officers and key employees should have a financial stake in the Company. In furtherance of the Company’s commitment to sound corporate governance, the Board believes that the Chairman and Chief Executive Officer of the Company should own a minimum of five times his annual base salary in shares of Company common stock, each of the other executive officers of the Company should own a minimum of three times their annual base salary in shares of Company common stock, and each of the other key employees should own a minimum of one times their annual base salary in shares of Company common stock. Beginning the later of January 1, 2011 or five years after initial participation in the Long Term Incentive Plan, officers of the Company, including the Chief Executive Officer, are required to retain 100% of their shares of restricted stock awarded under the Long Term Incentive Plan (all of which shares are fully vested upon issuance) until such ownership thresholds have been achieved. The Board of Directors will evaluate whether exceptions should be made in the case of any employee who, due to his or her unique financial circumstances, would incur a hardship by complying with these requirements.

Tax Considerations Affecting Compensation Decisions.

Section 162(m) of the Code imposes a limit on the amount of compensation that the Company may deduct in any one year with respect to certain “covered employees,” unless certain specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Code, is fully deductible if the programs are approved by stockholders and meet other requirements. Our Short Term Incentive Plan and Long Term Incentive Plan have both been approved by our stockholders and thus are designed to permit us to receive a federal income tax deduction for the awards made pursuant to the incentive plans. However, we seek to maintain flexibility in compensating our executives, and, as a result, our Compensation Committee has not adopted a policy requiring all compensation to be deductible.

In addition, if any of the Company’s “covered employees” average base salary during the three-year performance period under our Long Term Incentive Plan exceeds by more than 130% such person’s base salary on the first day of the performance period, then such person’s average base salary for purposes of calculating the final award will be capped at 130% of such person’s base salary on the first day of the performance period.

2010 Performance Reviews of Chief Executive Officer and Other Named Executive Officers

In December 2010, the Compensation Committee reviewed the performance of Mr. Gasser and the other Named Executive Officers based upon certain pre-established performance categories approved by the Compensation Committee. The performance categories were determined by the Compensation Committee to be aligned with the Company’s compensation policies and philosophies. These performance categories were also reviewed by Mr. Gasser in connection with his recommendations to the Compensation Committee. These categories are as follows:

1.  Financial Performance Results

2.  Strategic Effectiveness and Innovation

3.  Business Management

4.  Talent Management

5.  Personal Effectiveness

As Chief Executive Officer, the Compensation Committee added “Board Relations” as an additional performance category for Mr. Gasser.

Mr. Gasser reviewed each Named Executive Officer (other than himself) based on the above five categories using three criteria — exceeds expectations, meets expectations and needs improvement, as well as using other subjective assessments of performance, and reported his subjective determinations to the Compensation Committee. No single factor was given specific relative weight by Mr. Gasser or the Compensation Committee, but all of the factors were considered in the aggregate in their collective experience and reasoned business judgment. The Compensation Committee considered the proposed adjustments, if any, to the base salary, Short Term Incentive Plan and Long Term Incentive Plan compensation and award opportunities for the Named Executive Officers and determined they were at appropriate levels in light of the salaries and bonuses of other executive officers in equivalent roles in the Company’s peer group and market data provided by the Compensation Committee’s compensation consultant, Towers Watson.

In reviewing Mr. Gasser’s performance as Chief Executive Officer for the 2010 fiscal year, the Compensation Committee solicited written comments from all members of the Board of Directors based on the above six categories using the following criteria — exceeds expectations; meets expectations; and needs improvement. The Compensation Committee compiled the written comments. In evaluating the 2010 fiscal year performance of Mr. Gasser with respect to each of the categories of his compensation, the Compensation Committee specifically discussed and recognized the following factors of Mr. Gasser’s performance during the year:

•	His leadership, guidance and tireless efforts enabled the Company to weather the recent economic downturn and achieve excellent fiscal year 2010 financial performance in a very difficult environment;

•	His foresight in implementing the Greif Business System, which provided management with the tools to improve the Company’s cost structure and improve commercial relationships;

•	His positioning of the Company to take advantage of strategic acquisition opportunities, including the addition of two new business product lines, flexible packaging and container reconditioning, that complement the existing core business of the Company;

•	His continuing efforts to prepare for management transitions and develop the Company’s executive talent;

•	His commitment to continuing and enhancing the Company’s product development and sustainability programs, including his focus on improving environmental stewardship and reducing the Company’s energy usage and overall carbon footprint; and

•	His superior performance and calm transparent leadership style enhanced the Company’s reputation and provided confidence that permitted the Company to increase liquidity for future growth and operations and expand the Company’s core business and geography in a manner consistent with the Greif Way.

Compensation of the Chief Executive Officer and Other Named Executive Officers

As indicated above, in December 2010, the Compensation Committee met to review the Company’s goals as they relate to the compensation of the Chief Executive Officer and the other Named Executive Officers in order to establish and formalize the criteria to be used in determining their compensation for the next calendar year. The Compensation Committee then considered the new base salary, Short Term Incentive Plan and Long Term Incentive Plan compensation and award opportunities for Mr. Gasser and determined they were at appropriate levels in light of the salaries and bonuses of other chief executive officers in the Company’s peer group and market data provided by the Compensation Committee’s compensation consultant. Based on the foregoing review, the Compensation Committee increased Mr. Gasser’s base salary to $1,010,000 for calendar year 2011 from $975,000 for calendar year 2010, a 3.6% increase. For fiscal year 2011, Mr. Gasser’s target award potential under the Short Term Incentive Plan is 120% of his base salary and his target award potential under the Long Term Incentive Plan for the performance period comprised of fiscal years 2011, 2012 and 2013 is 350% of his base salary.

At the December 2010 meeting, the Special Subcommittee certified the extent to which the performance goals under the Short Term Incentive Plan had been achieved for the 2010 fiscal year. The Special Subcommittee certified a RONA calculation for fiscal year 2010 of 17.2%, which resulted in a 114% target payout to Mr. Gasser, the other Named Executive Officers, and all other participants in the Short Term Incentive Plan. Accordingly, Mr. Gasser was awarded a cash payment of $1,111,500 under the Short Term Incentive Plan for fiscal year 2010. See “Summary Compensation Table” for the amount of the award to the other Named Executive Officers under the Short Term Incentive Plan for fiscal year 2010.

At the December 2010 meeting, the Special Subcommittee also certified the extent to which the performance goals under the Long Term Incentive Plan had been achieved for the three-year performance period ended in fiscal year 2010. The Special Committee certified that performance targets of 81% for the “earnings per share” metric component and zero for the “operating cash flow” metric component had been achieved under the Long Term Incentive Plan, which resulted in an aggregate 41% target payout to Mr. Gasser, the other Named Executive Officers, and the other participants in the Long Term Incentive Plan. Accordingly, Mr. Gasser was awarded a cash payment of $482,626 and 7,943 restricted shares of the Company’s Class A stock under the Long Term Incentive Plan for fiscal year 2010. See “Summary Compensation Table” for the amount of the award to the other Named Executive Officers under the Long Term Incentive Plan for fiscal year 2010.

Summary Compensation Table

The following table sets forth the compensation for the fiscal years ended October 31, 2010, 2009 and 2008 for the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s four other most highly compensated executive officers (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)	($)(2)	($)	($)(3)	($)(4)	($)(5)	($)

Michael J. Gasser,	2010	965,405	—	480,234	—	1,592,930	2,653,578	6,456	5,698,603
Chairman and Chief	2009	925,058	—	1,239,904	—	2,236,455	1,981,182	2,322	6,384,921
Executive Officer	2008	917,358	—	1,273,589		2,681,440	919,971	9,222	5,801,580

Donald S. Huml,	2010	513,050	—	144,439	—	467,724	345,217	6,456	1,476,886
Executive Vice	2009	500,913	—	472,133	—	759,552	380,355	3,697	2,116,650
President and Chief	2008	497,806	—	493,368		914,469	311,643	9,222	2,226,508
Financial Officer(6)

David B. Fischer,	2010	589,428	—	201,090	—	714,595	223,268	3,956	1,732,337
President and Chief	2009	545,012	—	439,479	—	889,797	219,546	1,197	2,095,031
Operating Officer	2008	541,164	100,000	386,740		1,006,046	89,874	9,222	2,133,046

Gary R. Martz,	2010	438,546	—	105,805	—	357,460	126,421	3,956	1,032,188
Executive Vice President,	2009	428,103	—	331,256	—	557,811	215,279	2,197	1,534,646
General Counsel and	2008	425,327	30,800	336,812		663,258	68,862	9,222	1,534,281
Secretary, President, Soterra

Ronald L. Brown,	2010	437,512	—	105,563	—	356,641	273,620	6,456	1,179,792
Senior Vice President,	2009	427,060	—	345,140	—	569,778	470,391	3,697	1,816,067
Strategic Projects	2008	424,461	—	358,497		684,518	182,538	9,222	1,659,236

(1)	The amounts of base salary for fiscal years 2008 and 2009 reflect actual amounts paid to the respective Named Executive Officer for each fiscal year ended October 31. As discussed in “Elements of Compensation — Base Salary” above, the Company implements increases on a calendar year rather than a fiscal year basis. Therefore, although base salaries did not change from calendar year 2008 to 2009, the actual amounts paid from fiscal year 2008 to 2009 vary slightly.

(2)	Amounts represent the restricted share portion of Long Term Incentive Plan awards, as described below (see “ — Incentive Compensation Plans”) and as discussed in the “Compensation Discussion and Analysis — Long Term Incentive Plan” above, based upon the dollar amount recognized for financial statement reporting purposes during fiscal years 2010, 2009, and 2008, respectively, computed in accordance with Accounting Standards Certification (“ASC”) 718. For a discussion of the relevant ASC 718 valuation assumptions, see Note 1 in the Consolidated Financial Statements included in item 8 of the 2010 Form 10-K.

(3)	Amounts represent the cash awards earned under the Company’s Short Term Incentive Plan and Long Term Incentive Plan. See “Compensation Discussion and Analysis — Short Term Incentive

Plan” and “— Long Term Incentive Plan.” The cash awards earned under the Short Term Incentive Plan and Long Term Incentive Plan for fiscal years 2010, 2009 and 2008 are as follows:

			Total Non-Equity
	Short Term	Long Term	Incentive Plan
	Incentive Plan	Incentive Plan	Compensation
	Awards	Awards	Awards
	($)	($)	($)

Michael J. Gasser
2010	1,111,500	481,430	1,592,930
2009	1,110,070	1,126,385	2,236,455
2008	1,387,587	1,293,853	2,681,440
Donald S. Huml
2010	322,905	144,819	467,724
2009	330,602	428,950	759,552
2008	413,253	501,216	914,469
David B. Fischer
2010	513,000	201,595	714,595
2009	490,511	399,286	889,797
2008	613,139	392,907	1,006,046
Gary R. Martz
2010	251,370	106,090	357,460
2009	256,862	300,949	557,811
2008	321,077	342,181	663,258
Ronald L. Brown
2010	250,800	105,841	356,641
2009	256,236	313,542	569,778
2008	320,295	364,223	684,518

(4)	Amounts represent the change in the pension value for each Named Executive Officer, including amounts accruing under the Pension Plan and the SERP. None of the Named Executive Officers who participate in the nonqualified deferred compensation plan receive preferential or above market earnings.

(5)	Amounts represent the Company’s match of employee contributions to the 401(k) plan, premiums paid for life insurance and the value of the annual wellness physical paid by the Company to or on behalf of the Named Executive Officers during the fiscal years 2010, 2009 and 2008.

			Value of
	Company	Company paid	Wellness
	Match for	Life Insurance	Physical	Total
	401(k) Plan	Premiums	Exams	All Other
	($)	($)	($)	Compensation

Michael J. Gasser
2010	2,450	1,506	2,500	6,456
2009	—	1,197	1,125	2,322
2008	6,900	1,197	1,125	9,222
Donald S. Huml
2010	2,450	1,506	2,500	6,456
2009	—	1,197	2,500	3,697
2008	6,900	1,197	1,125	9,222
David B. Fischer
2010	2,450	1,506	—	3,956
2009	—	1,197	—	1,197
2008	6,900	1,197	1,125	9,222
Gary R. Martz
2010	2,450	1,506	—	3,956
2009	—	1,197	1,000	2,197
2008	6,900	1,197	1,125	9,222
Ronald L. Brown
2010	2,450	1,506	2,500	6,456
2009	—	1,197	2,500	3,697
2008	6,900	1,197	1,125	9,222

(6)	Mr. Huml retired from his position as Chief Financial Officer on December 31, 2010.

Grants of Plan-based Awards

The following table summarizes grants of non-equity and stock-based compensation awards made during fiscal year 2010 to the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS

									All Other
								All Other	Option
								Stock	Awards:		Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Awards:	Number of	Exercise or	Fair Value of
		Under Non-Equity Incentive			Under Equity Incentive			Number of	Securities	Base Price	Stock
		Plan Awards(1)(2)			Plan Awards			Shares of	Underlying	of Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stocks	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)

Michael J. Gasser:
Long term	12/14/09	1,074,917	3,257,325	4,885,987	—	—	—	—	—	—	—
Short term	12/14/09	585,000	975,000	1,462,500	—	—	—	—	—	—	—
Donald S. Huml:
Long term	12/14/09	244,581	741,154	1,111,731	—	—	—	—	—	—	—
Short term	12/14/09	169,950	283,250	424,875	—	—	—	—	—	—	—
David B. Fischer:
Long term	12/14/09	356,186	1,079,350	1,619,025	—	—	—	—	—	—	—
Short term	12/14/09	270,000	450,000	675,000	—	—	—	—	—	—	—
Gary R. Martz:
Long term	12/14/09	179,518	543,992	815,989	—	—	—	—	—	—	—
Short term	12/14/09	132,300	220,500	330,750	—	—	—	—	—	—	—
Ronald L. Brown:
Long term	12/14/09	179,110	542,759	814,138	—	—	—	—	—	—	—
Short term	12/14/09	132,000	220,000	330,000	—	—	—	—	—	—	—

(1)	In the 2010 fiscal year, each Named Executive Officer was selected to participate in the Long Term Incentive Plan for the performance period beginning November 1, 2009 and ending October 31, 2012. If the performance goals are achieved for that performance period, then awards will be made based on a percentage of such person’s average base salary (exclusive of any bonus and other benefits) during the three-year performance period. However, if such person’s average base salary during the three-year performance period exceeds by more than 130% the base salary of such person on the first day of the performance period, then such person’s average base salary for purposes of calculating the final award will be capped at 130% of such person’s base salary on the first day of the performance period. For the performance period, the threshold and maximum levels are 33% and 150%, respectively, of the target award. Estimated future payouts are based on the Named Executive Officer’s salary as of December 1, 2010, and are to be paid 50% in cash and 50% in restricted shares of the Company’s Class A and/or Class B Common Stock, as determined by the Special Subcommittee, with the number of restricted shares awarded being based on the average closing price of such restricted shares during the 90-day period preceding the day that the performance criteria for the performance period was established. “See — Elements of Compensation — Long Term Incentive Plan.”

(2)	In the 2010 fiscal year, each Named Executive Officer was selected to participate in the Short Term Incentive Plan. Under the Short Term Incentive Plan, threshold, target and maximum levels of each individual Named Executive Officer’s award potential are established for each performance period, based on RONA calculation. For Mr. Gasser the award potential was 100% of his base salary, for Mr. Huml the award potential was 55% of his base salary, for Mr. Fischer the award potential was 75% of his base salary, and for each of Messrs. Martz and Brown the award potential was 50% of his base salary. “See — Elements of Compensation — Short Term Incentive Plan.” The actual payments made to each Named Executive Officer under the Short Term Incentive Plan for 2010 fiscal year is shown in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column.

Stock-based Compensation

Since 2006, the Company has not issued stock options or made stock awards to its executive officers or employees, other than as a component of the Long Term Incentive Plan or in certain circumstances, such as a component of compensation packages offered to attract new key employees. Although it is the Compensation Committee’s current intention to use only the Long Term Incentive Plan for stock-based compensation to executive officers, stock option and stock awards could be granted by the Company’s Compensation Committee under the 2001 Plan. As previously discussed, the 2001 Plan provides for the award of incentive and nonqualified stock options and restricted and performance shares of Class A Common Stock to key employees. The maximum number of shares that could be issued each year is determined by a formula that takes into consideration the total number of shares outstanding and is also subject to certain limits. In addition, the maximum number of shares that may be issued under the 2001 Plan during its term for incentive stock options is 5,000,000 shares. The shares of Class A Common Stock subject to the 2001 Plan have been registered under the Securities Act of 1933. No option may be exercised ten years after its grant date. In general, options may not be transferred by the option holder, except that the Compensation Committee may, in its sole discretion, permit transfers by the option holder to his or her spouse, children, grandchildren and certain other relatives or a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons. For a further discussion of the 2001 Plan and the proposed amendment being presented to stockholders, see “See “Proposal 4 — Modification of a Material Term of the 2001 Management Equity Incentive and Compensation Plan.”

Equity Compensation Plan Information(1)

Number of
Securities
	Number of		Remaining
	Securities to	Weighted-	Available for
	Be Issued	Average	Future
	Upon	Exercise	Issuance
	Exercise of	Price of	Under Equity
	Outstanding	Outstanding	Compensation
Plan Category	Options	Options	Plans

Equity Compensation Plans Approved by Security Holders(2)	498,296	$16.15	(4)
Equity Compensation Plans Not Approved by Security Holders(3)	12,000	$15.45	156,640

Total	510,296	$16.14

(1)	Information as of October 31, 2010.

(2)	These plans include the 2001 Plan, under which shares of the Company’s Class A Common Stock may be issued, and the Long Term Incentive Plan, under which restricted shares of the Company’s Class A and Class B Common Stock may be issued, and the 2005 Outside Directors Equity Award Plan, under which shares of the Company’s Class A Common Stock may be issued. See “Proposal 4 — Modification of a Material Term of the 2001 Management Equity Incentive and Compensation Plan” and “ — Elements of Compensation Plans”, “ — Stock Award Plan”, and “Director Compensation Arrangements” for a further description of these plans. This information also includes the Company’s incentive stock option plan, which was replaced by the 2001 Plan. Stock options are no longer issued under the incentive stock option plan.

(3)	The Company’s 1996 Directors’ Stock Option Plan and 2000 Nonstatutory Stock Option Plan are the only equity compensation plans that have not been approved by security holders. However, both of these plans have been replaced by other equity plans — the 1996 Directors’ Stock Option Plan by the 2005 Outside Directors Equity Award Plan, and the 2000 Nonstatutory Stock Option Plan by the 2001 Plan, and stock options are no longer issued under these plans (options have not been issued under the 1996 Directors’ Stock Option Plan since 2004 or under the 2000 Nonstatutory Stock Option Plan since 2000). Under these stock option plans, directors (in the case of the 1996 Directors’ Stock Option Plan) and employees (in the case of the 2000 Nonstatutory Stock Option Plan) received grants of nonstatutory options (i.e., options not intended to qualify for special tax treatment under the Internal Revenue Code) to purchase shares of the Company’s Class A Common Stock. Options were granted only at exercise prices that were equal to the market value of the Class A Common Stock on the date of grant. Options must be exercised within ten years after their grant date. The shares of Class A Common Stock subject to each of these stock option plans have been registered under the Securities Act of 1933.

(4)	The number of shares of Class A Common Stock remaining available for future issuance under the 2005 Outside Directors Equity Award Plan was 114,914 shares. The Long Term Incentive Plan does not contain a limit on, or a formula for calculating, the number of shares available for future issuance under that Plan. The 2001 Plan contains a formula for calculating the number of shares available for future issuance under that Plan. This formula provides that the maximum number of shares which may be issued each calendar year under the 2001 Plan is equal to the sum of (a) 5.0% of the total outstanding shares as of the last day of the Company’s immediately preceding fiscal year, plus (b) any shares related to awards under the 2001 Plan that, in whole or in part, expire or are unexercised, forfeited, or otherwise not issued to a participant or returned to the Company, plus (c) any unused portion of the shares available under (a), above, for the immediately preceding two fiscal years as a result of not being made subject to a grant or award in such preceding two fiscal years. The maximum number of shares that may be issued under the 2001 Plan with respect to incentive stock options is 5,000,000 (1,072,311 shares remain available for future issuance under this limitation).

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes stock-based compensation awards outstanding as of the end of the 2010 fiscal year for the Named Executive Officers. As discussed in the “Stock-based Compensation” above, since 2006, the Company has not issued stock options or made stock awards to its executive officers or employees, including the Named Executive Officers, other than as a component of the Long Term Incentive Plan or in certain circumstances, such as a component of compensation packages offered to attract new key employees. However, legacy plans remain in existence under which stock option awards have been granted in the past. All outstanding option awards held by the Named Executive Officers are fully vested.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS					STOCK AWARDS
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
			Equity					Awards:	Payout
			Incentive					Number of	Value of
			Plan				Market	Unearned	Unearned
			Awards:			Number of	Value of	Shares,	Shares,
	Number of	Number of	Number of			Shares or	Shares or	Units or	Units or
	Securities	Securities	Securities			Units of	Units of	Other	Other
	Underlying	Underlying	Underlying	Option		Stock That	Stock That	Rights That	Rights That
	Unexercised	Unexercised	Unexercised	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Options (#)	Options (#)	Unearned	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	Options (#)	($)	Date	(#)	($)	(#)	(#)

Michael J. Gasser	70,000	—		15.30	9/4/2011
	70,000	—		13.10	9/4/2012
	35,000	—		12.72	9/8/2013
	50,000	—	—	24.07	12/2/2014	—	—	—	—
Donald S. Huml	—	—	—	—	—	—	—	—	—
David B. Fischer	—	—	—	—	—	—	—	—	—
Gary R. Martz	21,136	—		16.48	1/1/2012
	12,000	—	—	24.07	12/2/2014	—	—	—	—
Ronald L. Brown	—	—	—	—	—	—	—	—	—

Option Exercises and Stock Vested

The following table summarizes stock-based compensation awards exercised or vested during fiscal year 2010 by the Named Executive Officers.

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)

Michael J. Gasser	56,000	2,367,361	—	—
Donald S. Huml	—	—	—	—
David B. Fischer	—	—	—	—
Gary R. Martz	—	—	—	—
Ronald L. Brown	—	—	—	—

Pension Benefits

The table below sets forth the years of service and present value of the accumulated benefit for each of the Named Executive Officers under the Pension Plan and the SERP as of October 31, 2010.

PENSION BENEFITS

		Number of	Present
		Years	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)(2)	($)

Michael J. Gasser(3)	Pension Plan	31	587,862	—
	SERP	31	9,045,365	—
Donald S. Huml	Pension Plan	8	245,876	—
	SERP	8	1,422,620	—
David B. Fischer	Pension Plan	6	72,431	—
	SERP	6	568,803	—
Gary R. Martz	Pension Plan	8	135,187	—
	SERP	8	537,023	—
Ronald L. Brown	Pension Plan	13	355,667	—
	SERP	38	2,303,891	—

(1)	Assumptions for calculations:

(A) Age 65 commencement;

(B) No decrements for death nor termination prior to age 65;

(C) RP-2000 Mortality for the Pension Plan; and

(D) Discount rates of 5.50% and 5.75% as of October 31, 2010 and October 31, 2009, respectively.

(2)	See Note 13 in the Notes to Consolidated Financial Statements included in Item 8 of the 2010 Form 10-K for a discussion of the valuation method and material assumptions applied in quantifying the present value of the accumulated benefit.

(3)	As a participant who has attained age 55 with 15 years of service, Mr. Gasser is eligible for early retirement benefits under the Pension Plan at a reduction factor that currently would result in payments of 60% of his monthly benefit at age 65.

Non-Qualified Deferred Compensation

The following table summarizes the compensation deferred during the 2010 fiscal year by the Named Executive Officers pursuant to the nonqualified deferred compensation plan described above.

NON-QUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($)(1)	($)	($)	($)	($)(2)

Michael J. Gasser	—	—	—	438,315	—
Donald S. Huml	—	—	101,685	—	1,599,058
David B. Fischer	35,936	—	33,686	347,326	—
Gary R. Martz	—	—	20,061	214,873	—
Ronald L. Brown	—	—	3,779	107,116	—

(1)	Amounts in the column are also included in the “Salary” and “Non-Equity Incentive Compensation” columns amounts reported in the Summary Compensation Table for the 2010 fiscal year.

(2)	Includes amounts reported as compensation for Mr. Huml in the Summary Compensation Table for previous fiscal years in the amount of $1,129,893.

Potential Payments Upon Termination or Change in Control

The Company has an employment agreement with Mr. Gasser pursuant to which he serves as the Company’s Chief Executive Officer. Under his employment agreement, Mr. Gasser will receive a base salary, $1,010,000 for calendar year 2011, and is eligible to participate in any incentive, equity, deferred compensation or other supplemental benefit plan adopted by the Board. The initial term of Mr. Gasser’s employment agreement expired October 31, 2010. Prior to the expiration date, Mr. Gasser exercised his option to extend his employment term to October 31, 2011. The Company has consented to such extension. Mr. Gasser has the option to elect to continue his employment under the terms of the employment agreement on a year-to-year basis until he reaches age 65, subject to the Company’s consent, which consent may not be unreasonably withheld. Mr. Gasser’s option to elect continued employment is unconditional if the Company is achieving certain economic performance measurements or if there has been a change in control of the Company. Prior to October 31, 2011, the Company may terminate Mr. Gasser’s employment for cause (generally defined as his willful breach or habitual neglect of duty) or upon his permanent disability. Prior to October 31, 2011, Mr. Gasser may terminate the employment agreement if (i) the Company breaches its obligations under the employment agreement, (ii) his status as Chief Executive Officer is changed because of a merger or acquisition of the Company, or (iii) a change in the voting control of the Company causes a curtailment or restriction on his current privileges, autonomy or authority to manage the Company. Mr. Gasser’s employment agreement also imposes a confidentiality covenant, a three-year post-employment covenant prohibiting him from soliciting employees of the Company for employment, and a two-year post-employment covenant prohibiting him from becoming involved in any enterprise which competes with any business engaged in by the Company or its subsidiaries; provided that the prohibition on competition does not apply in the case of a termination due to the Company’s breach of its obligations under the employment agreement.

The following table describes the potential compensation upon termination or change in control for Mr. Gasser, assuming the triggering event occurred on October 30, 2010, the last business day of the Company’s last completed fiscal year:

	Termination	Termination
	Without Cause	For Cause,
	or Due to	Death or			After Change in
	Breach by	Voluntary	Permanent		Control of
Benefit Payable	Company	Termination	Disability		Company

Salary	$470,000 (1)	$0	$305,500	(2)	$470,000 (1)
Short Term Incentive Plan	$0	(3)		(3)	$0
Long Term Incentive Plan	$0	(4)		(4)	$0
Health benefits	COBRA	COBRA	Continues during period of disability		COBRA

(1)	The dollar amount represents Mr. Gasser’s guaranteed minimum annual salary of $470,000 payable from November 1, 2010 until October 31, 2011, the remaining term of his employment agreement. The amount is payable over the remaining term.

(2)	The dollar amount represents 65% of Mr. Gasser’s guaranteed minimum annual salary of $470,000. Payments continue until termination of the permanent disability.

(3)	Under the Short Term Incentive Plan, if a participant’s employment is terminated by reason of death or disability during a performance period, the participant or his or her legal representative receives a prorated payout with respect to the final award relating to such performance period. The prorated payout is based upon the length of time that the participant was employed by the Company during the performance period and the progress toward achievement of the established performance goal(s) during the portion of the performance period during which the participant was employed by the Company. Payment of the final award, if any, is made at the same time as payments are made to participants who did not terminate employment during the performance period. In the event a participant’s employment is terminated for any other reason prior to the end of the performance period with respect to an award, the participant is not to be entitled to any payment with respect to such award. Because the table assumes that Mr. Gasser’s employment is terminated due to death or disability on the last business day of the 2010 fiscal year performance period, a Short Term Incentive Plan payout would be made to Mr. Gasser with respect to that performance period.

(4)	Under the Long Term Incentive Plan, if a participant’s employment is terminated by reason of death or disability during any three-year performance period, the participant’s award will be reduced to reflect participation prior to termination only. The reduced award will be determined by multiplying the final award by a fraction, the numerator of which is the number of days of employment in the applicable performance period through the date of employment termination, and the denominator of which is the number of days in the performance period. Payment of the final award, if any, is made at the same time as payments are made to participants who did not terminate employment during the applicable performance period. If a participant’s employment is terminated for any other reason prior to the end of the applicable performance period with respect to an award, the participant is not be entitled to any payment with respect to such award. Because the table assumes that Mr. Gasser’s employment is terminated due to death or disability on the last business day of the three-year performance year commencing in fiscal year 2010, Mr. Gasser would be entitled to receive a prorated Long Term Incentive Plan payout award with respect to that performance period. With respect to the three-year performance periods commencing in fiscal years 2008 and 2009, Mr. Gasser would be entitled to receive prorated awards for those performance periods.

Other than the employment agreement with Mr. Gasser, the Company has no plans, agreements, contracts or other arrangements providing any Named Executive Officer with severance or change-in-control benefits.

Employment and Noncompetition Agreements

Mr. Gasser has an employment agreement with the Company, the material terms of which are described in “ — Potential Payments Upon Termination or Change in Control.” The Company does not have employment agreements with the other Named Executive Officers.

All the Named Executive Officers, as well as other participants in the Long Term Incentive Plan, have agreed to certain post-employment covenants prohibiting them from becoming involved in any enterprise which competes with any business engaged in by the Company or its subsidiaries. The term of these agreements is tied to each applicable three-year performance period under the Long Term Incentive Plan, commencing with the performance period beginning November 1, 2008.

Director Compensation Arrangements

During fiscal year 2010, outside directors of the Company received an annual retainer of $50,000, plus $1,500 for each Board meeting, $1,500 for each Audit Committee meeting and $1,250 for all other committee meetings attended in fiscal year 2010. The Audit Committee chairperson and the Compensation Committee chairperson received an additional retainer of $14,000 per year and all other committee chairpersons received an additional retainer of $7,000 per year. Outside directors may defer all or a portion of their fees pursuant to the Company’s Directors Deferred Compensation Plan. No director fees are paid to directors who are employees of the Company or any of its subsidiaries.

Under the terms of the 2005 Outside Directors Equity Award Plan, outside directors of the Company may receive options to purchase shares of the Company’s Class A Common Stock, restricted shares of the Company’s Class A Common Stock and/or stock appreciation rights. The Compensation Committee is responsible for administering the 2005 Outside Directors Equity Award Plan. For fiscal year 2010, the Compensation Committee awarded each of the outside directors at the time of the 2010 annual meeting of stockholders (held on February 22, 2010) a number of restricted shares of Class A Common Stock under this Plan in an amount equal to $90,000 divided by the last reported sale price of a share of Class A Common Stock on the NYSE on February 19, 2010 (the last trading day immediately preceding the date of the 2010 annual meeting of stockholders). All of these shares of Class A Common Stock were fully vested on the award date, are not subject to any risk of forfeiture, are eligible to participate in the receipt of all dividends declared on the Company’s shares of Class A Common Stock and are subject to restrictions on transfer for three years or the director’s termination of Board membership. Outside directors may defer their receipt of all or a portion of these shares, generally until the termination of their Board membership, pursuant to the Directors Deferred Compensation Plan. If deferral is elected, the restricted shares are issued to the trustee of a rabbi trust established in connection with the Directors Deferred Compensation Plan.

Under the Company’s stock ownership guidelines (see the “Stock Ownership Guidelines” above for information on these guidelines generally), directors are required to own a minimum of five times the director’s annual retainer in shares of Company common stock. Restricted shares of Class A Common Stock which have been awarded to a director under the Company’s 2005 Outside Directors Equity Award Plan and the receipt of which has been deferred at the election of such director under the terms of the Directors Deferred Compensation Plan are counted as owned by the deferring director for purposes of these stock ownership guidelines. The Board of Directors evaluates whether exceptions should be made in the case of any director who, due to his or her unique financial circumstances, would incur a hardship by complying with these requirements.

The following table sets forth the compensation of the Company’s directors for the 2010 fiscal year.

DIRECTOR COMPENSATION

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	($)	($)	($)

Michael J. Gasser(3)	—	—	—	—	—	—	—
Vicki L. Avril(4)	88,043	89,957	—	—	—	—	178,000
Bruce A. Edwards	66,043	89,957	—	—	—	—	156,000
Mark A. Emkes	67,543	89,957	—	—	—	—	157,500
John F. Finn(5)	69,043	89,957	—	—	—	—	159,000
Daniel J. Gunsett(6)	97,293	89,957	—	—	—	—	187,250
Judith Hook	74,543	89,957	—	—	—	—	164,500
John W. McNamara	62,043	89,957	—	—	—	—	152,000
Patrick J. Norton	90,293	89,957	—	—	—	—	180,250

(1)	Amounts include fees earned but the receipt of which have been deferred under the Directors Deferred Compensation Plan.

(2)	Amounts represent the dollar amount recognized for financial statement reporting purposes during fiscal year 2010 computed in accordance with ASC 718 and represents the cash value of the total number of restricted shares of Class A Common Stock awarded to such director during the 2010 fiscal year under the Company’s 2005 Outside Directors Equity Award Plan. Included in this column are restricted shares of Class A Common Stock that have been deferred by such director under the Directors Deferred Compensation Plan. For a discussion of the relevant ASC 718 valuation assumptions, see Note 1 in the Consolidated Financial Statements included in Item 8 of the 2010 Form 10-K.

The following table sets forth, as of October 31, 2010, the aggregate number of restricted shares of Class A Common Stock awarded to each outside director and the aggregate number of shares of Class A Common Stock subject to outstanding stock options awarded to each outside director. No stock options have been awarded to any outside directors since 2005.

	Number of
	Shares of
	Class A	Number of
	Common Stock	Restricted
	Subject to	Shares of
	Outstanding	Class A
Name	Stock Options	Common Stock

Vicki L. Avril	4,000	4,839
Bruce A. Edwards	—	4,839
Mark A. Emkes	—	4,839
John F. Finn	—	4,839
Daniel J. Gunsett	12,000	4,839
Judith Hook	8,000	4,839
John W. McNamara	—	1,810
Patrick J. Norton	—	4,839

(3)	As an employee of the Company, Mr. Gasser is not compensated for his services as a director. See “ — Summary Compensation Table” for information on Mr. Gasser’s compensation as an executive officer.

(4)	Pursuant to the Directors Deferred Compensation Plan, Ms. Avril deferred receipt of $47,125 of her fees for fiscal year 2010.

(5)	Pursuant to the Directors Deferred Compensation Plan, Mr. Finn deferred receipt of $69,043 of his fees for fiscal year 2010.

(6)	Pursuant to the Directors Deferred Compensation Plan, Mr. Gunsett deferred receipt of $13,688 of his fees for fiscal year 2010.

AUDIT COMMITTEE

During the 2010 fiscal year, the Audit Committee members were Vicki L. Avril — chairperson, Bruce A. Edwards, John F. Finn and John W. McNamara.

The Audit Committee’s primary responsibilities include the following:

•	overseeing the integrity of the financial statements of the Company;

•	overseeing the Company’s compliance with legal and regulatory requirements;

•	overseeing the Company’s independent auditor’s qualifications and independence;

•	monitoring and evaluating the Company’s independent auditors and internal audit function; and

•	reviewing management’s performance related to the assessment and management of risk. (See “Board’s Role in Risk Management Oversight” for the Audit Committee’s role in risk management.)

The Board has adopted a written charter for the Audit Committee, a copy of which is posted on the Company’s website at www.greif.com under “Investor Center — Corporate Governance.” All of the members of the Audit Committee meet the categorical standards of independence adopted by the Board and are independent directors as defined in the NYSE listing standards and the applicable regulations of the Securities and Exchange Commission. See “Corporate Governance-Director Independence.”

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible to monitor and review the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. In fulfilling its responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the 2010 Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. Throughout the year, the Audit Committee also monitored the results of the testing of internal control over financial reporting pursuant to § 404 of the Sarbanes-Oxley Act of 2002, reviewed a report from management and internal audit regarding the design, operation and effectiveness of internal control over financial reporting, and reviewed a report from Ernst & Young LLP regarding the effectiveness of internal control over financial reporting.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee received written disclosures regarding the independent auditors’ independence from management and the Company, and received a letter confirming that fact from the independent auditors, which included applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with the Audit Committee concerning independence, and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets separately with the internal and independent auditors, with and without management present, and separately with management, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

As discussed above, the Audit Committee is responsible to monitor and review the Company’s financial reporting process. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s consolidated financial statements. The Audit Committee’s review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the Company’s independent accountants are in fact “independent.”

The Audit Committee receives regular reports from the Company’s General Counsel with respect to matters coming within the scope of the Company’s Code of Business Conduct and Ethics. The Chief Executive Officer and the principal financial officers have each agreed to be bound by the Code of Business Conduct and Ethics and the Sarbanes-Oxley Act mandated Code of Ethics for Senior Financial Officers. The Company has also implemented and applied the Code of Business Conduct and Ethics throughout the Company. It also has in place procedures for the receipt of complaints concerning the Company’s accounting, internal accounting controls, or auditing practices, including the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing practices.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the 2010 Form 10-K for filing with the Securities and Exchange Commission. The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for the 2011 fiscal year.

Submitted by the Audit Committee of the Board of Directors.

Vicki L. Avril, Committee Chairperson
Bruce A. Edwards
John F. Finn
John W. McNamara

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors. As part of this responsibility, the Audit Committee is required to pre-approve the audit and permissible non-audit services performed by the independent auditors in order to assure that such services do not impair the auditors’ independence from the Company. The Securities and Exchange Commission has issued rules specifying the types of services that independent auditors may not provide to their audit client, as well as the audit committee’s administration of the engagement of the independent auditors. Accordingly, the Audit Committee has adopted a Pre-Approval Policy (the “Policy”), which sets forth the procedures and the conditions under which services proposed to be performed by the independent auditors must be pre-approved.

Pursuant to the Policy, certain proposed services may be pre-approved on a periodic basis so long as the services do not exceed certain pre-determined cost levels. If not pre-approved on a periodic basis, proposed services must otherwise be separately pre-approved prior to being performed by the independent auditors. In addition, any proposed services that were pre-approved on a periodic basis but later exceed the pre-determined cost level would require separate pre-approval of the incremental amounts by the Audit Committee.

The Audit Committee has delegated pre-approval authority to the Chairperson of the Audit Committee for proposed services to be performed by the independent auditors for up to $100,000. Pursuant to such Policy, in the event the Chairperson pre-approves services, the Chairperson is required to report decisions to the full Audit Committee at its next regularly-scheduled meeting.

INDEPENDENT AUDITOR FEE INFORMATION

Ernst & Young LLP served as the independent auditors of the Company for the fiscal year ended October 31, 2010. It is currently expected that a representative of Ernst & Young LLP will be present at the 2011 Annual Meeting of Stockholders, will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions from stockholders. The Company’s Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for its fiscal year 2011.

All services to be provided by Ernst & Young LLP are pre-approved by the Audit Committee, including audit services, audit-related services, tax services and certain other services. See “Audit Committee Pre-Approval Policy.” Aggregate fees billed to the Company for each of the last two fiscal years by Ernst & Young LLP were as follows:

Audit Fees

Fees for audit services for the 2010 and 2009 fiscal years were $3,674,000 and $3,355,000, respectively. These amounts include fees for professional services rendered by Ernst & Young LLP associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q and the audit effectiveness of the Company’s internal control over financial reporting, Securities and Exchange Commission registration statements and filings, and certain statutory audits required internationally.

Audit-Related Fees

Fees for audit-related services rendered by Ernst & Young LLP for the 2010 and 2009 fiscal years were $244,000 and $411,000, respectively. Audit-related services principally relate to accounting consultations and audits of employee benefit plans in fiscal years 2009 and 2010. Fees for audit-related services in fiscal year 2009 included fees for services related to a senior note offering by the Company.

Tax Fees

Fees for tax services, including tax compliance, tax advice and tax planning, rendered by Ernst & Young LLP for the 2010 and 2009 fiscal years were $1,455,000 and $484,000, respectively. Fees for tax services in fiscal year 2010 included fees for services in connection with several acquisitions and the formation of a joint venture related to our flexible packaging segment and tax planning for certain non-U.S. legal entities.

All Other Fees

The Company incurred additional fees of $0 and $23,000, respectively, for all other products and services in the 2010 and 2009 fiscal years.

None of the services described under the headings “ — Audit-Related Fees,” “ — Tax Fees,” or “ — All Other Fees” above were approved by the Audit Committee pursuant to the waiver procedure set forth in 17 CFR 210.2-01 (c)(7)(i)(C).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On March 31, 2010, the Company purchased approximately 40 acres of unimproved land adjacent to the Company’s Delaware, Ohio headquarters and corporate facilities for $999,900. The land was purchased from a limited liability company owned by various trusts, including the Nob Hill Trust, whose beneficiaries included Virginia D. Ragan, Patricia M. Dempsey, Mary T. McAlpin, Judith D. Hook, John W. McNamara and other members of the Dempsey family. Certain members of the Dempsey family own or control a significant amount of the Company’s voting securities, and Judith D. Hook and John W. McNamara are directors of the Company and have been nominated for re-election at the Annual Meeting of Stockholders. See “Proposal No. 1 — Election of Directors” and “Security Ownership of Certain Beneficial Owners and Management.” The Company’s Audit Committee, consisting of all independent directors as defined in the NYSE listing standards, was charged with the responsibility to review the proposed terms of this transaction and to make a recommendation to the Board of Directors. Among other things, the Audit Committee obtained two separate appraisals of the land by independent appraisers. The proposed purchase price was within the range of the appraised values set forth in these appraisals. The Audit Committee also determined that the acquisition of this land would enhance and preserve the value of the Company’s facilities, given the land’s unique location and the continued development of land owned by other persons in close proximity to the Company’s headquarters. Based upon its review of the matter, the Audit Committee recommended to the Board of Directors, and the Board approved, the purchase of the land on the terms described above. Ms. Hook and Mr. McNamara recused themselves from all Board and committee meetings that involved a discussion or vote on this transaction.

During fiscal year 2010, the Company retained the law firm of Baker & Hostetler LLP to perform certain legal services on its behalf. Daniel J. Gunsett, a partner in that firm, is a director of the Company and a member of the Compensation, Executive, Nominating and Corporate Governance and Stock Repurchase Committees. The Company anticipates retaining Baker & Hostetler LLP in the 2011 fiscal year. The Board has affirmatively determined that Mr. Gunsett meets the categorical standards of independence adopted by the Board and is an independent director as defined in the NYSE listing standards. See “Corporate Governance-Director Independence.”

The Company has a written policy for the approval of a transaction between the Company and one of its directors, executive officers, greater than 5% Class B stockholders, an entity owned or controlled by such persons, or an immediate family member of such persons, which is generally referred to as a related party transaction. This policy provides that the Audit Committee must review, evaluate and approve or disapprove all related party transactions involving an amount equal to or greater than $5,000. This policy also requires that all related party transactions be disclosed in the Company’s applicable filings as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules. In addition, the Nominating Committee, which advises the Board of Directors on corporate governance matters, independently reviews and assesses corporate governance issues related to contemplated related party transactions.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2012 annual meeting of stockholders (scheduled for February 27, 2012) must be received by the Company for inclusion in the Proxy Statement and form of proxy on or prior to 120 days in advance of the first anniversary of the date of this Proxy Statement. If a stockholder intends to present a proposal at the 2012 annual meeting of stockholders, but does not seek to include such proposal in the Company’s Proxy Statement and form of proxy, such proposal must be received by the Company on or prior to 45 days in advance of the first anniversary of the date of this Proxy Statement or the persons named in the form of proxy for the 2012 annual meeting of stockholders will be entitled to use their discretionary voting authority should such proposal then be raised at such meeting, without any discussion of the matter in the Company’s Proxy Statement or form of proxy. Furthermore, stockholders must follow the procedures set forth in

Article I, Section 8, of the Company’s Second Amended and Restated By-Laws in order to present proposals at the 2012 annual meeting of stockholders.

OTHER MATTERS

The proxy card enclosed with this Proxy Statement is solicited from Class B stockholders by and on behalf of the Board of Directors of the Company. A person giving the proxy has the power to revoke it.

The expense for soliciting proxies for this Annual Meeting of Stockholders is to be paid by the Company. Solicitations of proxies also may be made by personal calls upon or telephone or telegraphic communications with stockholders, or their representatives, by not more than five officers or regular employees of the Company who will receive no compensation for doing so other than their regular salaries.

Management knows of no matters to be presented at the Annual Meeting of Stockholders other than the above proposals. However, if any other matters properly come before the Annual Meeting of Stockholders, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

Gary R. Martz
Secretary

January 14, 2011

EXHIBIT A

GREIF, INC.

PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN

[Proposed changes are underlined/bolded for reference purposes.]

Section 1.  Purpose

The purpose of the Greif, Inc.Performance-Based Incentive Compensation Plan (the “Plan”) is to advance the interests of Greif, Inc.and its stockholders by providing certain of its key executives with incentive compensation which is tied to the achievement of pre- established and objective performance goals. The Plan is intended to provide participants with incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and should be construed to the extent possible as providing for remuneration which is performance-based compensation within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

Section 2.  Definitions

Whenever used herein, the following terms shall have their respective meanings set forth below:

a. “Award” means the amount payable to a Participant in accordance with Section 6 of the Plan.

b. “Committee” means the Special Subcommittee on Incentive Compensation of the Board of Directors of Greif, Inc. The Committee shall be comprised of two or more “outside directors” as that term is defined in Section 162(m) of the Code and the regulations promulgated thereunder, as amended from time to time.

c. “Company” means Greif, Inc. and its subsidiaries.

d. “Effective Date” means the date set forth in Section 9(a) of the Plan.

e. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

f. “Participant” means an individual eligible to participate hereunder, as determined by the Committee, each of whom shall be an executive level employee of the Company at the Chairman’s office level.

g. “Performance Period” means any time period established by the Committee for which the attainment of Performance Goal(s) relating to an Award will be determined.

h. “Performance Goal” means any performance goal determined by the Committee in accordance with Section 5 of the Plan.

i. “Target Award” means the amount of any Award as established by the Committee that would be payable to a Participant for any Performance Period if the Performance Goals for the Performance Period were fully (100%) achieved and no negative discretion was exercised by the Committee in regard to that Award pursuant to the last sentence of Section 6.

Section 3.  Administration

The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee will have full authority to interpret the Plan, to establish and amend rules and regulations relating to it, to determine the terms and provisions for making Awards and to make all other determinations necessary or advisable for the administration of the Plan. All decisions made by the

Committee pursuant to the provisions hereof shall be made in the Committee’s sole discretion and shall be final and binding on all persons.

Section 4.  Eligibility

The Committee shall designate the Participants eligible to receive Awards for each Performance Period and establish the Performance Goals applicable to each Participant for each Performance Period. An individual who becomes eligible to participate in the Plan during the Performance Period may be approved by the Committee for a partial period of participation. In such case, the Participant’s Target Award and Award will be based upon performance during the portion of the Performance Period during which the Participant participates in the Plan, and the amount of the Target Award will be pro-rated based on the percentage of time the Participant participates in the Plan during the Performance Period.

Section 5.  Establishment of Target Awards, Performance Periods and Performance Goals

For each Performance Period established by the Committee, the Committee shall establish a Target Award for each Participant. Awards shall be earned based upon the financial performance of the Company or one or more operating groups of the Company during a Performance Period; provided, however, the maximum Award that may be paid to any single Participant for any Performance Period is the product of $2.0 million multiplied by the number of 12-month periods contained within the relevant Performance Period. As to each Performance Period, within such time as established by Section 162(m) of the Code, the Committee will establish in writing Performance Goals based on the following performance measures of the Company (and/or one or more operating groups of the Company, if applicable) over the Performance Period:

(i) return on assets, and/or (ii) any other objective business criteria approved by the stockholders of Greif, Inc. in accordance with the requirements for “qualified performance-based compensation” within the meaning of the regulations under Section 162(m). Except as otherwise provided herein, the extent to which the Performance Goals are satisfied will determine the amount of the Award, if any, that will be earned by each Participant. The Performance Goals may vary for different Performance Periods and need not be the same for each Participant eligible for an Award for a Performance Period.

Section 6.  Earning of Awards

At the end of each Performance Period, the Award will be computed for each Participant. Payment of Awards, if any, will be made in cash, subject to applicable tax withholding. Prior to payment of any Award, the Committee shall certify in writing the extent to which the established Performance Goals have been achieved. If the Performance Goals are not satisfied to the fullest extent, a recipient may earn less than the full Target Award or no Award at all. In addition, the Committee may, in its sole discretion, reduce individual Awards otherwise payable pursuant to the Performance Goals.

Section 7.  Termination of Employment

In the event the employment of a Participant is terminated by reason of death or disability during a Performance Period, unless determined otherwise by the Committee, the Participant or his legal representative, as applicable, shall receive a prorated payout with respect to the Award relating to such Performance Period. The prorated payout shall be based upon the length of time that the Participant was employed by the Company during the Performance Period and the progress toward achievement of the established Performance Goal(s) during the portion of the Performance Period during which the Participant was employed by the Company. Payment of the Award, if any, shall be made at the same time payments are made to Participants who did not terminate employment during the applicable Performance Period. In the event of a Participant’s termination of employment by the

Company for any other reason prior to the end of the Performance Period with respect to an Award, the Participant shall not be entitled to any payment with respect to such Award.

Section 8.  Amendment and Termination

The Committee may amend, modify or terminate the Plan at any time and from time to time. Shareholder approval of such actions will be required only as required by applicable law. Notwithstanding the foregoing, no amendment, modification or termination shall affect the payment of an Award for a Performance Period that has already ended or increase the amount of any Award.

Section 9.  General Provisions

a. Effective Date. The Plan shall become effective as of November 1, 2001, subject to its approval by the stockholders of Greif, Inc.

b. Non-Transferability. Any interest of any Participant under the Plan may not be sold, transferred, alienated, assigned or encumbered, other than by will or pursuant to the laws of descent and distribution, and any attempt to take any such action shall be null and void.

c. Severability. In the event any provision of the Plan is held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

d. Additional Arrangements. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for any Participant.

e. No Right to Award or Employment; Uniformity. No person shall have any claim or right to be granted an Award under this Plan and the grant of an Award shall not confer upon any Participant any right to be retained as an employee of Greif, Inc.or any of its subsidiaries, nor shall it interfere in any way with the right of Greif, Inc.or any subsidiary to terminate the employment of any Participant at any time or to increase or decrease the compensation of any Participant. There is no obligation for uniformity of treatment of Participants.

f. Tax Withholding. The Company shall have the right to withhold or require Participants to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Award.

g. Beneficiaries. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid. If no beneficiary is designated, the right of the Participant to receive any payment under this Plan will pass to the Participant’s estate.

h. Laws Governing. The Plan and all Awards made and action taken hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent superseded by federal law.

i. Government Regulation. Notwithstanding any provisions of the Plan or any agreement made pursuant to the Plan, the Company’s obligations under the Plan and such agreement shall be subject to all applicable laws, rules and regulations, and to such approvals as may be required by, any governmental or regulatory agencies.

j. Unfunded Status of Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made by the Company to a Participant or beneficiary, nothing contained herein shall give any such Participant or beneficiary any rights that are greater than those of a general creditor of the Company.

EXHIBIT B

GREIF, INC.

AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN

Article 1.  Establishment and Purpose

1.1. Establishment of Plan. The Greif, Inc. Amended and Restated Long-Term Incentive Plan (the “Plan”) amends, restates and continues the previously established Greif Bros. Corporation Long-Term Incentive Plan, as amended (the “Prior Plan”). The Prior Plan became effective as of May 1, 2001. No Performance Period under this Plan shall end after October 31, 2015, and this Plan shall remain in effect until the payment of any Final Award in connection therewith; provided, however, that this Plan may be terminated by the Board or the Committee.

The Plan shall become effective as of January 1, 2006, subject to approval of the Plan by holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the laws of the State of Delaware within 12 months following adoption of the Plan by the Board. If the Plan is not approved by stockholders, as described in the preceding sentence, within 12 months following its adoption by the Board, then the Prior Plan shall continue in full force and effect without change thereto.

1.2. Purpose. The primary purposes of the Plan are to:

(a) Retain, motivate and attract top caliber executives;

(b) Focus management on key measures that drive superior performance and thus, creation of value for the Company;

(c) Provide compensation opportunities that are externally competitive and internally consistent with the Company’s total compensation strategies; and

(d) Provide award opportunities that are comparable in both character and magnitude to those provided through stock-based plans.

Article 2.  Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

2.1. “Adopted Child” or “Adopted Children” means one or more persons adopted by court proceedings, the finality of which is not being contested at the time of the Participant’s death.

2.2. “Award Opportunity” means the various levels of incentive compensation, payable in cash and/or Shares, which a Participant may earn under the Plan, as established by the Committee pursuant to Article 4 herein.

2.3 “Base Salary” shall have the meaning set forth in Section 4.4

2.4. “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5. “Child” or “Children” means a Participant’s natural and Adopted Children living or deceased on the date of the Participant’s death. A Child who was conceived but not yet born on the date of the Participant’s death shall be regarded for purposes of the Plan as though such Child were living on that date, but only if such Child survives birth.

2.6. “Code” means the Internal Revenue Code of 1986, as amended.

2.7. “Committee” means the Special Subcommittee on Incentive Compensation, comprised of two (2) or more individuals appointed by the Board to administer the Plan, in accordance with Article 8.

2.8. “Company” means Greif, Inc., formerly known as Greif Bros. Corporation, or any successor thereto.

2.9. “Covered Employee” means any Participant who is, or who is determined by the Committee to be likely to become, a “covered employee” within the meaning of Code 162(m).

2.10. “Descendants” mean legitimate descendants of whatever degree, including descendants both by blood and Adopted Children.

2.11. “Disability” shall have the meaning ascribed to such term in the long term disability plan maintained by the Participant’s employer at the time that the determination regarding Disability is made hereunder.

2.12. “Effective Date” means May 1, 2001, as to the Prior Plan and January 1, 2006, as to this Amended and Restated Plan.

2.13. “Employee” means any employee of the Company. Directors who are not employed by the Company shall not be considered Employees under the Plan.

2.14. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.15. “Final Award” means the actual incentive compensation earned during a Performance Period by a Participant, as determined by the Committee following the end of the Performance Period.

2.16. “Final Award Document” means the document given by the Company to a Participant setting forth the terms and provisions applicable to such Participant’s Final Award, determined in accordance with Articles 4 and 5.

2.17. “Participant” means an Employee who meets the eligibility requirements of Article 3 with respect to one or more Performance Periods.

2.18. “Performance Criteria” shall have the meaning set forth in Article 4.

2.19. “Performance Period” means the consecutive and overlapping three-year cycles beginning on each November 1st during the term of the Plan.

2.20. “Period of Restriction” means the period during which the transfer of Restricted Shares is limited based on the passage of time, as determined by the Committee in its sole discretion.

2.21. “Plan” means this Greif, Inc. Amended and Restated Long-Term Incentive Plan, as hereafter amended from time to time.

2.22. “Restricted Shares” means the portion of a Final Award granted to a Participant in accordance with Article 4, which is payable in Shares in accordance with Article 5.

2.23. “Rule 16b-3” means Rule 16b-3 adopted by the Securities and Exchange Commission under the Exchange Act.

2.24. “Share” means a share of the Company’s no par value Class A and/or Class B common stock.

2.25. “Target Incentive Award” means the incentive compensation amount, or formula to determine such amount, to be paid to Participants when the Performance Criteria designated as the “100% Award Level” are met, as established by the Committee for a Performance Period.

Article 3.  Eligibility and Participation

3.1. Eligibility. All Employees who are designated by the Committee to be key Employees shall be eligible to receive an Award Opportunity under the Plan. In general, an Employee may be designated as a key Employee if such Employee is responsible for or contributes to the management, growth, and/or profitability of the business of the Company in a material way.

3.2. Participation. Participation in the Plan shall be determined annually or for each Performance Period by the Committee based upon the criteria set forth in Section 3.1 herein. Employees who are chosen to participate in the Plan for any given Performance Period shall be so notified in writing, and shall be apprised of the Performance Criteria and related Award Opportunities determined for them for the relevant Performance Period, as soon as is practicable after such Award Opportunities are established.

3.3. Partial Performance Period Participation. An Employee who becomes eligible after the beginning of a Performance Period may participate in the Plan for that Performance Period. Such situations may include, but are not limited to (a) new hires; or (b) when an Employee is promoted from a position which did not previously meet the eligibility criteria. The Committee, in its sole discretion, retains the right to prohibit or allow participation in the initial Performance Period of eligibility for any of the aforementioned Employees.

3.4. No Right to Participate. No Participant or other Employee shall at any time have a right to be selected for participation in the Plan for any Performance Period, whether or not he or she previously participated in the Plan.

Article 4.  Award Determination

4.1. Performance Criteria. Prior to the beginning of each Performance Period, or as soon as practicable thereafter (but in no event later than 90 days following the first day of the Performance Period), the Committee shall select and establish performance goals for that Performance Period, which, if met, will entitle Participants to the payment of the Award Opportunities. Such performance goals shall be established without regard to length of service with the Company, and shall be based on targeted levels of increase in (a) earnings per share, and (b) free cash flow, as hereinafter defined, or (c) such other measures of performance success as the Committee may determine. For purposes of the Plan, “free cash flow” means the Company’s net cash provided by operating activities for the Performance Period, subject to such adjustments that the Committee determines are necessary or proper to reflect accurately the free cash flow of the Company.

For each Performance Period, the Committee may, in its discretion, establish a range of performance goals which correspond to, and will entitle Participants to receive, various levels of Award Opportunities based on percentage multiples of the Target Incentive Award. Each performance goal range shall include a level of performance designated as the “100% Award Level” at which the Target Incentive Award shall be earned. In addition, each range may include levels of performance above and below the one hundred percent (100%) performance level, ranging from a minimum of 0% to a maximum of 200% of the Target Incentive Award.

After the performance goals are established, the Committee will align the achievement of the performance goals with the Award Opportunities (as described in Section 4.2 herein), such that the level of achievement of the pre-established performance goals at the end of the Performance Period will determine the Final Awards.

4.2. Award Opportunities. As soon as practicable after establishing Performance Criteria in accordance with Section 4.1 above, but in no event later than 90 days following the first day of each Performance Period, the Committee shall establish, in writing, Award Opportunities, which correspond to various levels of achievement of the pre-established Performance Criteria. The established Award Opportunities shall vary in relation to the job classification of each Participant. In the event a Participant changes job levels during a Performance Period, the Participant’s Award Opportunity may,

subject to Section 4.3 below, be adjusted to reflect the amount of time at each job level during the Performance Period.

4.3. Adjustment of Performance Criteria. Once established, the Performance Criteria normally shall not be changed during the Performance Period. However, if the Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, or that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Criteria unsuitable, then the Committee may approve appropriate adjustments to the Performance Criteria (either up or down) during the Performance Period as such criteria apply to the Award Opportunities of specified Participants; provided, however, that no modification shall be made in the case of any award to a Participant who is, or is determined by the Committee to be likely to become, a Covered Employee if the effect would be to cause the award to fail to qualify for the performance-based exception to Code Section 162(m). In addition, at the time the award subject to Performance Criteria is made and Performance Criteria are established, the Committee is authorized to determine the manner in which the Performance Criteria will be calculated or measured to take into account certain factors over which Participants have no or limited control, including market related changes in inventory value, changes in industry margins, changes in accounting principles, and extraordinary charges to income.

4.4. Final Award Determinations. Subject to the provisions of Section 6.3, at the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Criteria were met during the Performance Period. Thereafter, the Committee shall determine and compile Final Awards for each Participant. Final Award amounts shall be described in the Final Award Documents, and may vary above or below the Target Incentive Award based on the level of achievement of the pre-established corporate, divisional, and/or individual performance goals, provided, however, that the range of such variance shall be between 0% and 200% of the Target Incentive Award in accordance with the pre-established performance goal ranges.

The Target Incentive Award for each Participant will be a percentage of that Participant’s average base salary (exclusive of any bonus and other benefits) (the “Base Salary”) during the Performance Period; provided, however, that in the event that a Covered Employee’s average Base Salary during the Performance Period exceeds by more than 130% the Base Salary of that Covered Employee on the first day of the Performance Period, such Covered Employee’s average Base Salary for purposes of calculating the Final Award shall be capped at 130% of such Covered Employee’s Base Salary on the first day of the Performance Period. In addition, in no event shall the Final Award paid to any Employee under the Plan for any Performance Period exceed $6,000,000.

4.5. Threshold Levels of Performance. The Committee may establish minimum levels of performance goal achievement under the Performance Criteria, below which no payouts of Final Awards shall be made to any Participant.

4.6. Performance Criteria Applicable to Covered Employees. Notwithstanding any other provision herein to the contrary, the Performance Criteria applicable to any Participant who is, or who is determined by the Committee to be likely to become, a Covered Employee shall be limited to growth, improvement or attainment of certain levels of:

(a) return on capital, equity, or operating costs;

(b) economic value added;

(c) margins;

(d) total stockholder return on market value;

(e) operating profit or net income;

(f) cash flow, earnings before interest and taxes, earnings before interest, taxes and depreciation, or earnings before interest, taxes, depreciation and amortization;

(g) sales, throughput, or product volumes; and/or

(h) costs or expenses.

Such Performance Criteria may be expressed either on an absolute basis or relative to other companies selected by the Committee. This Section 4.6 is intended to ensure compliance with the exception from Code Section 162(m) for qualified performance-based compensation, and shall be construed, applied and administered accordingly.

Article 5.  Payment of Final Awards

5.1. Form and Timing of Payment.

(a) Generally. Each Participant’s Final Award shall be paid in a combination of cash, in one lump sum, and Restricted Shares, as determined by the Committee no later than the time the relevant Performance Criteria and Award Opportunities were established, no sooner than 75 days after the end of each Performance Period and no later than the 15th day of the third month after the end of the taxable year of the Participant in which the Final Award was earned. The number of Restricted Shares awarded shall be based on the average closing price of such Restricted Shares during the ninety (90) day period preceding the last trading day that precedes the day that the Performance Criteria for the applicable Performance Period were established, rounded down to the next nearest whole share. The Committee, in its sole discretion, shall determine whether an award of Restricted Shares shall be Class A, Class B, or a combination of Class A and Class B Shares.

(b) Transfer of Restricted Shares. A Participant may not sell, transfer, pledge, assign, or otherwise alienate or hypothecate Restricted Shares granted hereunder until the end of the applicable Period of Restriction, as set forth in the Participant’s Final Award Document. All rights with respect to Restricted Shares granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant. The Company shall retain the certificates representing Restricted Shares in the Company’s possession until such time as the applicable Periods of Restriction have expired. Restricted Shares awarded under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction, subject to any applicable securities laws.

5.2. Unsecured Interest. No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive cash or Restricted Shares under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

Article 6.  Termination of Employment

6.1. Termination of Employment Due to Death, Disability, or Retirement. In the event a Participant’s employment is terminated by reason of death, Disability, or “retirement” (as determined by the Committee), the Final Award determined in accordance with Section 4.4 herein shall be reduced to reflect participation prior to termination only. The reduced award shall be determined by multiplying said Final Award by a fraction, the numerator of which is the number of days of employment in the Performance Period through the date of employment termination, and the denominator of which is the number of days in the Performance Period. In the case of a Participant’s Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines the definition of Disability to have been satisfied. The Final Award thus determined shall be paid as soon as practicable and reasonable following the end of the Performance Period in which employment termination occurs, but in no event shall such amount be paid sooner than 75 days after the end of such Performance Period nor later than the 15th day of the third month after the end of the taxable year of the Participant in which the Final Award was earned.

6.2. Beneficiary Designations.

(a) General. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before such Participant receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime.

(b) Invalidity of Powers of Attorney. The Plan shall not recognize beneficiary designations made on a Participant’s behalf by the Participant’s attorney in fact, or by any person acting under a power of attorney or any instrument by which the Participant has appointed another person as his or her agent, thereby conferring upon him or her the authority to perform certain specified acts on the Participant’s behalf.

(c) Failure of Beneficiary Designation. In the absence of a beneficiary designation made by the Participant in accordance with Section 6.2(a), or if the beneficiary named by a Participant predeceases him or her, then the Committee shall pay any benefits remaining unpaid at the Participant’s death to the Participant’s surviving spouse. If the Participant has no surviving spouse at his or her date of death, then the Committee shall pay the remaining benefit hereunder to the Participant’s Children per capita and to any deceased Child’s Descendants per stirpes. If no spouse, Children or Descendants survive the Participant, then the Committee shall pay any remaining benefits hereunder to the Participant’s estate.

6.3. Termination of Employment for Other Reasons. In the event a Participant’s employment is terminated before the date payment of the Final Award is made for any reason other than death, Disability, or “retirement” as described in Section 6.1, all of the Participant’s rights to any unpaid Final Award shall be forfeited.

Article 7. Rights of Participants

7.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

7.2. Nontransferability. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

7.3. Stockholder Rights. No Participant shall be deemed for any purpose to be or to have the rights and privileges of the owner of any Restricted Shares to be awarded under the Plan until such Participant shall have become the holder thereof. Notwithstanding the foregoing sentence, a Participant who has received a Final Award shall have the following rights during the Period of Restriction:

(a) Voting Rights. Such Participants may exercise full voting rights with respect to Restricted Shares.

(b) Dividends and Other Distributions. Such Participants shall receive regular cash dividends paid by the Company with respect to the underlying Shares while they are so held.

7.4. Foreign Participants. Subject to the provisions of Section 4.3, the Committee may, in order to fulfill the Plan purposes and without amending the Plan, modify Award Opportunities granted to Participants who are foreign nationals or employed outside the United States to the extent necessary to recognize differences in local law, tax policy or custom.

Article 8.  Administration

8.1. The Committee. The Committee, as defined in Section 2.6, shall administer the Plan. The members of the Committee shall be appointed by, and shall serve at the discretion of, the Board. All Committee members shall be members of the Board, and must be “non-employee directors,” as such term is described in Rule 16b-3, if and as such Rule is in effect, and “outside directors” within the meaning of Code Section 162(m). Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. The Board shall fill vacancies in the Committee.

8.2. Authority of the Committee.

(a) General. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the size and types of Award Opportunities and Final Awards; determine the terms and conditions of Award Opportunities in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 4 herein) amend the terms and conditions of any outstanding Award Opportunity to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations, which may be necessary or advisable for the administration of the Plan. As permitted by law, the Board, the Compensation Committee of the Board, and the Committee may employ attorneys, consultants, accountants, appraisers and other persons, and may delegate as appropriate its authorities as identified hereunder. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or evaluations of any such persons.

(b) Facility of Payment. If the Committee deems any person entitled to receive any amount under the provisions of the Plan to be incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Committee may, in its sole discretion, take any one or more of the following actions:

(i) apply such amount directly for the comfort, support and maintenance of such person;

(ii) reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment;

(iii) pay such amount to any person selected by the Committee to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person’s comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be; or

(iv) with respect to any amount due to a minor, deposit such amount to his or her credit in any savings or commercial bank of the Committee’s choice, direct that such distribution be paid to the legal guardian, or if none, to a parent of such person or a responsible adult with whom the minor maintains his or her residence, or to the custodian for such person under the Uniform Gift to Minors Act or Gift to Minors Act, if such payment is permitted by the laws of the state in which the minor resides.

Payment pursuant to this Section 8.2(b) shall fully discharge the Company, the Board, the Compensation Committee of the Board, the Committee, and the Plan from further liability on account thereof.

8.3. Majority Rule. The Committee shall act by a majority of its members.

8.4. Decisions Binding. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.

8.5. Indemnification. Each person who is or shall have been a member of the Committee, the Compensation Committee of the Board, or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party, or in which he or she may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 9.  Amendments

The Board or the Committee, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that:

(a) no such modification, amendment, suspension, or termination may, without the consent of a Participant materially reduce the right of a Participant to a payment or distribution hereunder to which he or she has already become entitled, as determined under Sections 4.4 and 6.3; and

(b) no amendment shall be effective unless approved by the affirmative vote of a majority of the votes eligible to be cast at a meeting of stockholders of the Company held within twelve (12) months of the date of adoption of such amendment and prior to payment of any compensation pursuant to such amendment, where such amendment will make any change which may require stockholder approval under the rules of any exchange on which Shares are traded, or in order for awards granted under the Plan to qualify for an exception from Code Section 162(m). No Award Opportunity may be granted during any period of suspension of the Plan or after termination of the Plan, and in no event may any Award Opportunities be granted for any Performance Period ending after October 31, 2015.

Article 10.  Miscellaneous

10.1. Regulations and Other Approvals; Governing Law.

(a) The obligation of the Company to deliver Shares with respect to any Final Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) The portion of each Final Award payable in Restricted Shares is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of Restricted Shares, no such Shares will be issued unless such consent or approval has been effected or obtained free of any conditions and as acceptable to the Committee.

(c) In the event that the disposition of Restricted Shares acquired under the Plan is not covered by a then current registration statement under the Exchange Act and is not otherwise exempt from registration, such Shares shall be restricted against transfer to the extent required by the Exchange Act or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for any Shares acquired pursuant to the Plan shall include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

10.2. Choice of Law. The Plan and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflicts of law.

10.3. Withholding Taxes. The Company shall have the right to deduct from all cash payments under the Plan any federal, state, or local taxes required by law to be withheld with respect to any Final Award.

10.4. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

10.5. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.6. Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

10.7. Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

10.8. Titles; Construction. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates. Any reference to a section (other than to a section of the Plan) shall also include a successor to such section.

EXHIBIT C

2001 MANAGEMENT EQUITY INCENTIVE
AND COMPENSATION PLAN

[Proposed changes are underlined/bolded for reference purposes.]

Section 1.  Purposes of Plan.

The purpose of this 2001 Management Equity Incentive and Compensation Plan (the “Plan”) of Greif, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means of attracting and retaining key employees for the Company and its subsidiary corporations. In order to serve this purpose, the Plan encourages and enables key employees to participate in the Company’s future prosperity and growth by providing them with incentives and compensation based on the Company’s performance, development, and financial success. These objectives will be promoted by granting to key employees equity-based awards in the form of: (a) Incentive Stock Options (“ISOs”), which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (b) stock options which are not intended to qualify as ISOs (“NQSOs”) (ISOs and NQSOs are referred to together hereinafter generally as “Stock Options”); (c) shares of Class A Common Stock, without par value, of the Company (“Shares”), which will be subject to a vesting schedule based on the recipient’s continued employment (“Restricted Shares”); and (d) Shares, which will be subject to a vesting schedule based on certain performance objectives (“Performance Shares”). (The Performance Shares, Stock Options and Restricted Shares are referred to generally hereafter as the “Awards”). For purposes of this Plan, “subsidiary” shall mean a subsidiary corporation as defined in Section 424(f) of the Code.

Section 2.  Administration of Plan.

The Plan shall be administered by the Stock Option Plan Committee of the Company’s Board of Directors (the “Board”), or such other committee as the Board may designate (the “Committee”); provided, however, that members of the Committee shall be (i) “Non-Employee Directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and (ii) “outside directors” within the meaning of Section 162(m) of the Code. The members of the Committee shall serve at the pleasure of the Board, which may remove members from the Committee or appoint new members to the Committee from time to time, and members of the Committee may resign by written notice to the Chairman of the Board or the Secretary of the Company. The Committee shall have the power and authority to: (a) select Eligible Employees (as defined in Section 3, below) as recipients of Awards (such recipients, “Participants”); (b) grant Stock Options, Restricted Shares, or Performance Shares, or any combination thereof; (c) determine the number and type of Awards to be granted; (d) determine the terms and conditions, not inconsistent with the terms hereof, of any Award, including without limitation, time and performance restrictions; (e) adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; (f) interpret the terms and provisions of the Plan and any Award granted hereunder and any agreements relating thereto; and (g) take any other actions the Committee considers appropriate in connection with, and otherwise supervise the administration of, the Plan. All decisions made by the Committee pursuant to the provisions hereof, including without limitation, decisions with respect to employees to be granted Awards and the number and type of Awards, shall be made in the Committee’s sole discretion and shall be final and binding on all persons. The Committee may designate persons other than its members to carry out its responsibilities under such conditions and limitations as it may set, except to the extent that such delegation is prohibited by law or would cause an Award intended to be exempt from the limitation on deductibility under Section 162(m) of the Code, or from the shortswing profit recovery rules of Section 16(b) of the 1934 Act, to fail to be so exempt.

Section 3.  Participants in Plan.

The persons eligible to receive Awards under the Plan (“Eligible Employees”) shall include officers and other key employees of the Company or one or more of its subsidiaries who, in the opinion of the Committee, have responsibilities affecting the management, development, or financial success of the Company or such subsidiaries.

Section 4.  Shares Subject to Plan.

The maximum aggregate number of Shares which may be issued each calendar year under the Plan (“Available Shares”) shall be an amount equal to the sum of (a) 5.0% of the total outstanding Shares as of the last day of the Company’s immediately preceding fiscal year, plus (b) any Shares related to Awards that, in whole or in part, expire or are unexercised, forfeited, terminated, surrendered, canceled, settled in such a manner that all or some of the Shares covered by an Award are not issued to a Participant, or returned to the Company in payment of the exercise price or tax withholding obligations in connection with outstanding Awards, plus (c) in calendar year 2001, the number of Shares available for grant under the Plan as of June 1, 2001, and in all subsequent years of the Plan, any unused portion of the Shares available under Section (a) above for the immediately preceding two fiscal years (but not prior to the Company’s fiscal year ending October 31, 2001) as a result of not being made subject to a grant or award in such preceding two fiscal years. Notwithstanding the foregoing, for the Company’s fiscal year ending October 31, 2001, the number of total outstanding Shares in Section (a) above, shall be calculated as of January 1, 2001, rather than as of October 31, 2000 (the last day of the immediately preceding fiscal year). In no event shall more than 20% of the Available Shares be granted in the form of Awards other than Stock Options, and, of the Available Shares, the maximum number of ISOs that will be issued under the Plan during its term is 2,500,000 Shares. The Available Shares may be authorized but unissued Shares or issued Shares reacquired by the Company, including Shares purchased on the open market, and held as treasury Shares. The maximum number of Shares with respect to which Stock Options, Restricted Shares, and Performance Shares may be granted to any single Participant under the Plan during any single fiscal year of the Company shall be 100,000. Any of the Shares delivered upon the assumption of or in substitution for outstanding grants made by a company or division acquired by the Company shall not decrease the number of Available Shares, except to the extent otherwise provided by applicable law or regulation.

Section 5.  Grant of Awards.

ISOs, NQSOs, Restricted Shares, and Performance Shares may be granted alone or in addition to other Awards granted under the Plan. Any Awards granted under the Plan shall be in such form as the Committee may from time to time approve, consistent with the Plan, and the provisions of Awards need not be the same with respect to each Participant.

Each Award granted under the Plan shall be authorized by the Committee and shall be evidenced by a written Stock Option Agreement, Restricted Share Agreement, or Performance Share Agreement, as the case may be (collectively, “Award Agreements”), in the form approved by the Committee from time to time, which shall be dated as of the date approved by the Committee in connection with the grant, signed by an officer of the Company authorized by the Committee, and signed by the Participant, and which shall describe the Award and state that the Award is subject to all the terms and provisions of the Plan and such other terms and provisions, not inconsistent with the Plan, as the Committee may approve. The date on which the Committee approves the granting of an Award shall be deemed to be the date on which the Award is granted for all purposes, unless the Committee otherwise specifies in its approval. The granting of an Award under the Plan, however, shall be effective only if and when a written Award Agreement is duly executed and delivered by or on behalf of the Company and the Participant.

Section 6.  Stock Options.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate:

(a.) Exercise Price.

The exercise price per Share issuable upon exercise of a Stock Option shall be no less than the fair market value per Share on the date the Stock Option is granted; provided that, if the Participant at the time an ISO is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary, the exercise price per Share shall be at least 110% of the fair market value of the Shares subject to the ISO on the date of grant. For purposes of the Plan, the fair market value of the Shares shall mean, as of any given date, the (i) last reported sale price on the New York Stock Exchange on the most recent previous trading day, (ii) last reported sale price on the NASDAQ National Market System on the most recent previous trading day, (iii) mean between the high and low bid and ask prices, as reported by the National Association of Securities Dealers, Inc. on the most recent previous trading day, or (iv) last reported sale price on any other stock exchange on which the Shares are listed on the most recent previous trading day, whichever is applicable; provided that if none of the foregoing is applicable, then the fair market value of the Shares shall be the value determined in good faith by the Committee, in its sole discretion.

(b.) Vesting and Exercise of Options.

A Stock Option shall be exercisable only with respect to the Shares which have become vested pursuant to the terms of that Stock Option. Each Stock Option shall become vested with respect to Shares subject to that Stock Option on such date or dates and on the basis of such other criteria, including without limitation, the performance of the Company, as the Committee may determine, in its discretion, and as shall be specified in the applicable Stock Option Agreement. The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other law or other changes in circumstances occurring after the grant of such Stock Option.

(c.) Term.

Each Stock Option Agreement shall set forth the period for which such Option shall be exercisable from the date on which that Stock Option is granted. In no event, however, shall a Stock Option be exercisable after the expiration of 10 years from the date on which that Stock Option is granted. In addition, with respect to ISOs, if the Participant at the time the ISO is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the ISO shall not be exercisable after the expiration of five years from the date on which the ISO is granted.

(d.) Method of Exercise.

A Stock Option may be exercised, in whole or in part, by giving written notice to the Company stating the number of Shares (which must be a whole number) to be purchased. Upon receipt of payment of the full purchase price for such Shares by certified or bank cashier’s check or other form of payment acceptable to the Company, or, if approved by the Committee, by (i) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total exercise price, (ii) surrender of Shares subject to the Stock Option which have a fair market value equal to the total exercise price at the time of exercise, or (iii) a combination of the preceding methods, and subject to compliance with all other terms and conditions of the Plan and the Stock Option Agreement relating to such Stock Option, the Company shall issue, as soon as reasonably practicable after receipt of such payment, such Shares to the person entitled to receive such Shares, or such person’s designated representative. Such Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion.

(e.) Restrictions on Shares Subject to Stock Options.

Shares issued upon the exercise of any Stock Option may be made subject to such disposition, transferability or other restrictions or conditions as the Committee may determine, in its discretion, and as shall be set forth in the applicable Stock Option Agreement.

(f.) Transferability.

Except as provided in this paragraph, Stock Options shall not be transferable, and any attempted transfer (other than as provided in this paragraph) shall be null and void. Except for Stock Options transferred as provided in this paragraph, all Stock Options shall be exercisable during a Participant’s lifetime only by the Participant or the Participant’s legal representative. Without limiting the generality of the foregoing, (i) ISOs may be transferred only upon the Participant’s death and only by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee’s legal representative, (ii) NQSOs may be transferred by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee’s legal representative, and (iii) the Committee may, in its sole discretion and in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any NQSO by a Participant to such Participant’s parent(s), spouse, domestic partner, children, grandchildren, nieces, nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons, and, in the case of such transfer, such NQSO shall be exercisable only by the transferee or such transferee’s legal representative.

For purposes of this paragraph (f.), the term “domestic partner” of a Participant means an adult with whom the Participant has established a domestic partnership for purposes of sharing one another’s lives in a single, intimate and committed relationship of mutual caring. A domestic partnership shall be considered to have been established when all of the following requirements are met: (i) the Participant and the domestic partner (A) have a common, permanent residence; (B) agree to be jointly responsible for each other’s basic living expenses incurred during the domestic partnership; (C) are not related by blood in a way that would prevent them from being married to each other in their state of residence; (D) are each at least 18 years of age; and (E) are both capable of consenting to the domestic partnership; (ii) neither the Participant nor the domestic partner is married or a member of another domestic partnership; and (iii) the Participant has delivered to the Committee an acknowledgement signed by both the Participant and the domestic partner representing to the Committee that they meet the definition of a domestic partnership. Such acknowledgement shall be in a form specified from time to time by the Committee. Upon acceptance by the Committee, such domestic partnership shall be deemed to continue unless and until the Participant and the domestic partner execute and deliver to the Committee a further acknowledgement whereby they each agree that the domestic partnership established thereby has terminated.

(g.) Termination of Employment by Reason of Death or Disability.

If a Participant’s employment with the Company terminates by reason of the Participant’s death or disability (as defined in Section 22(e)(3) of the Code with respect to ISOs, and, with respect to NQSOs, as defined by the Committee in its sole discretion at the time of grant and set forth in the Stock Option Agreement), then (i) unless otherwise determined by the Committee within 60 days of such death or disability, to the extent a Stock Option held by such Participant is not vested as of the date of death or disability, such Stock Option shall automatically terminate on such date, and (ii) to the extent a Stock Option held by such Participant is vested (whether pursuant to its terms, a determination of the Committee under the preceding clause (i), or otherwise) as of the date of death or disability, such Stock Option may thereafter be exercised by the Participant, the legal representative of the Participant’s estate, the legatee of the Participant under the will of the Participant, or the distribute of the Participant’s estate, whichever is applicable, for a period of one year (or, with respect to NQSOs, such other period as the Committee may specify at or after grant or death or disability) from the date of death or disability or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h.) Termination of Employment by Reason of Retirement.

If a Participant’s employment with the Company terminates by reason of the Participant’s retirement, then (i) to the extent such Option is not vested it shall, unless otherwise provided in the Award Agreement, be forfeited, and (ii) each vested Option held by such Participant may thereafter be exercised by the Participant according to its terms, including, without limitation, for such period after such termination of employment as shall be set forth in the applicable Stock Option Agreement. Each ISO held by such Participant that is exercised by the Participant later than 90 days after the date of such termination of employment may not receive ISO tax treatment; in such event the Option shall be treated as an NQSO. For purposes of the Plan, “retirement” means a termination from employment from the Company and its subsidiaries that qualifies as either early or normal retirement under the Company’s tax qualified pension plan, provided that the Participant is not thereafter employed by (whether as an employee, consultant, agent, officer, director or independent contractor) or engaged in (whether as a shareholder or other owner, partner, creditor, promoter or otherwise) any business which competes with the Company, as determined by the Committee in its sole discretion.

(i.) Other Termination of Employment.

If a Participant’s employment with the Company and its subsidiaries terminates for any reason other than death, disability, or retirement, then (i) to the extent any Stock Option held by such Participant is not vested as of the date of such termination, such Stock Option shall automatically terminate on such date; and (ii) to the extent any Stock Option held by such Participant is vested as of the date of such termination, such Stock Option may thereafter be exercised for a period of 90 days (or, with respect to NQSOs, such other period as the Committee may specify at or after grant or termination of employment) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided that, upon the termination of the Participant’s employment by the Company or its subsidiaries for Cause (as defined in an applicable Stock Option Agreement), any and all unexercised Stock Options granted to such Participant shall immediately lapse and be of no further force or effect. For purposes of the Plan, whether termination of a Participant’s employment by the Company and its subsidiaries is for “Cause” shall be determined by the Committee, in its sole discretion.

(j.) Effect of Termination of Participant’s Employment on Transferee.

Except as otherwise permitted by the Committee in its sole discretion, no Stock Option held by a transferee of a Participant pursuant to Section 6(f)(iii), above, shall remain exercisable for any period of time longer than would otherwise be permitted under Sections 6(g), (h), and (i) without specification of other periods by the Committee as provided therein.

(k.) ISO Limitations and Savings Clause.

The aggregate fair market value (determined as of the time of grant) of the Shares with respect to which ISOs are exercisable for the first time by the Participant during any calendar year under the Plan and any other stock option plan of the Company and its affiliates shall not exceed $100,000 unless otherwise permitted by Code Section 422 as an unused limit carryover to such year. Any Options which were intended to be ISOs that exceed this limitation shall be deemed to be NQSOs. Any provision of the Plan to the contrary notwithstanding, without the consent of each Participant affected, no provision of the Plan relating to ISOs shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or so as to disqualify any ISO under such Code Section 422.

Section 7.  Restricted Shares.

Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate:

(a.) Price.

The purchase price for Restricted Shares shall be any price set by the Committee and may be zero. Payment in full of the purchase price, if any, shall be made by certified or bank cashier’s check or other form of payment acceptable to the Company, or, if approved by the Committee, by (i) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total purchase price, or (ii) a combination of the preceding methods.

(b.) Acceptance of Restricted Shares.

At the time of the Restricted Share Award, the Committee may determine that such Shares shall, after vesting, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events determined by the Committee, in its sole discretion, and specified in the Restricted Share Agreement. Awards of Restricted Shares must be accepted by the Participant within 30 days (or such other period as the Committee may specify at grant) after the grant date by executing the Restricted Share Agreement. The Participant shall not have any rights with respect to the grant of Restricted Shares unless and until the Participant has executed the Restricted Share Agreement, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of the Award.

(c.) Share Restrictions.

Subject to the provisions of the Plan and the applicable Restricted Share Agreement, during such period as may be set by the Committee, in its discretion, and as shall be set forth in the applicable Restricted Share Agreement (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber the Restricted Shares. The Committee shall have the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Shares. Unless otherwise determined by the Committee at or after grant or termination of the Participant’s employment, if the Participant’s employment by the Company and its subsidiaries terminates during the Restriction Period, all Restricted Shares held by such Participant and still subject to restriction shall be forfeited by the Participant.

(d.) Stock Issuances and Restrictive Legends.

Upon execution and delivery of the Restricted Share Agreement as described above and receipt of payment of the full purchase price, if any, for the Restricted Shares subject to such Restricted Share Agreement, the Company shall, as soon as reasonably practicable thereafter, issue the Restricted Shares. Restricted Shares may be issued, whenever issued, in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion, and shall bear an appropriate restrictive legend. Notwithstanding the foregoing to the contrary, the Committee may, in its sole discretion, require that Restricted Shares be issued to and held by the Company or a trustee of a trust set up by the Committee, consistent with the terms and conditions of the Plan, to hold such Restricted Shares until the restrictions thereon have lapsed (in full or in part, in the Committee’s sole discretion), and the Committee may require that, as a condition of any Restricted Share Award, the Participant shall have delivered to the Company or such trustee, as appropriate, a stock power, endorsed in blank, relating to the Restricted Shares covered by the Award.

(e.) Shareholder Rights.

Unless otherwise provided in the applicable Restricted Share Agreement, no Participant (or his executor or administrator or other transferee) shall have any rights of a shareholder in the Company with respect to the Restricted Shares covered by an Award unless and until the Restricted Shares have been duly issued and delivered to him under the Plan.

(f.) Expiration of Restriction Period.

Upon the expiration of the Restriction Period without prior forfeiture of the Restricted Shares (or rights thereto) subject to such Restriction Period, unrestricted Shares shall be issued and delivered to the Participant.

(g) Termination of Employment.

If a Participant’s employment by the Company and its subsidiaries terminates before the end of any Restriction Period with the consent of the Committee, or upon the Participant’s death, retirement (as defined in Section 6(h), above), or disability (as defined by the Committee in its discretion at the time of grant and set forth in the Restricted Share Agreement), the Committee may authorize the issuance to such Participant (or his legal representative or designated beneficiary) of all or a portion of the Restricted Shares which would have been issued to him had his employment continued to the end of the Restriction Period. If the Participant’s employment by the Company and its subsidiaries terminates before the end of any Restriction Period for any other reason, all Restricted Shares shall be forfeited.

Section 8.  Performance Shares.

Performance Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate:

(a.) Performance Periods and Goals.

(i) The performance period for each Award of Performance Shares shall be of such duration as the Committee shall establish at the time of the Award (the “Performance Period”). There may be more than one Award in existence at any one time, and Performance Periods may differ.

(ii) At the time of each Award of Performance Shares, the Committee shall establish a range of performance goals (the “Performance Goals”) to be achieved during the Performance Period. The Performance Goals shall be determined by the Committee using such measures of the performance of the Company over the Performance Period as the Committee shall select, including without limitation earnings, return on capital, or any performance goal approved by the shareholders of the Company in accordance with Section 162(m) of the Code. Performance Shares awarded to Participants will be earned as determined by the Committee with respect to the attainment of the Performance Goals set for the Performance Period. Attainment of the highest Performance Goal for the Performance Period will earn 100% of the Performance Shares awarded for the Performance Period; failure to attain the lowest Performance Goal for the Performance Period will earn none of the Performance Shares awarded for the Performance Period. After the applicable Performance Period shall have ended, the Committee shall certify in writing the extent to which the established Performance Goals have been achieved and the number of Performance Shares earned.

(iii) Attainment of the Performance Goals will be determined by the Committee. If Performance Goals are based on the financial performance of the Company, attainment of the Performance Goals shall be determined from the consolidated financial statements of the Company, as applicable, but shall generally exclude (A) the effects of changes in federal income tax rates, (B) the effects of unusual, non-recurring, and extraordinary items as defined by Generally Accepted Accounting Principles (“GAAP”), and (C) the cumulative effect of changes in accounting principles in accordance with GAAP. The Performance Goals may vary for different Performance Periods and need not be the same for each Participant receiving an Award for a Performance Period. The Committee may, in its sole discretion, subject to the limitations of Section 17, vary the terms and conditions of any Performance Share Award, including without limitation the Performance Period and Performance Goals, without shareholder approval, as applied to any recipient who is not a “covered employee” with respect to the Company as defined in Section 162(m) of the Code. In the event applicable tax or securities laws change to permit the Committee discretion to alter the governing performance measures as they pertain to covered employees without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

(b.) Price.

The purchase price for Performance Shares shall be any price set by the Committee and may be zero. Payment in full of the purchase price, if any, shall be made by certified or bank cashier’s check or other form of payment acceptable to the Company, or, if approved by the Committee, by (i) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total purchase price, or (ii) a combination of the preceding methods.

(c.) Acceptance of Performance Shares.

At the time of the Performance Share Award, the Committee may determine that such Shares shall, after vesting pursuant to the Performance Period and Performance Goal provisions described above, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events determined by the Committee, in its sole discretion, and specified in the Performance Share Agreement. Awards of Performance Shares must be accepted by the Participant within 30 days (or such other period as the Committee may specify at grant) after the grant date by executing the Performance Share Agreement. The Participant shall not have any rights with respect to the grant of Performance Shares unless and until the Participant has executed the Performance Share Agreement, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of the Award.

(d.) Share Restrictions.

Subject to the provisions of the Plan and the applicable Performance Share Agreement, during the Performance Period and any additional restriction period (as described in Section 8(c), above), the Participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber the Performance Shares. The Committee shall have the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Performance Shares. Unless otherwise determined by the Committee at or after grant or termination of the Participant’s employment, if the Participant’s employment by the Company and its subsidiaries terminates during the Performance Period or any additional period of restriction, all Performance Shares held by such Participant and still subject to restriction shall be forfeited by the Participant.

(e.) Stock Issuances and Restrictive Legends.

Upon execution and delivery of the Performance Share Agreement as described above and receipt of payment of the full purchase price, if any, for the Performance Shares subject to such

Performance Share Agreement, the Company shall, as soon as reasonably practicable thereafter, issue the Performance Shares. Performance Shares may be issued, whenever issued, in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion, and shall bear an appropriate restrictive legend. Notwithstanding the foregoing to the contrary, the Committee may, in its sole discretion, require that the Performance Shares be issued to and held by the Company or a trustee of a trust set up by the Committee, consistent with the terms and conditions of the Plan, to hold such Performance Shares until the restrictions on such Performance Shares have lapsed (in full or in part, in the Committee’s sole discretion), and the Committee may require that, as a condition of any Performance Share Award, the Participant shall have delivered to the Company or such trustee a stock power, endorsed in blank, relating to the Performance Shares covered by the Award.

(f.) Shareholder Rights.

Unless otherwise provided in the applicable Performance Share Agreement, no Participant (or his executor or administrator or other transferee) shall have any rights of a shareholder in the Company with respect to the Performance Shares covered by an Award unless and until the Performance Shares have been duly issued and delivered to him under the Plan.

(g.) Expiration of Restricted Period.

Subject to fulfillment of the terms and conditions of the applicable Performance Share Agreement and any other vesting requirements related to the applicable Performance Period or Performance Goals, and upon the expiration of any additional period of restriction as described in Section 8(c), if any, without prior forfeiture of the Performance Shares (or rights thereto) subject to such Restriction Period, unrestricted Shares shall be issued and delivered to the Participant.

(h.) Termination of Employment.

If a Participant’s employment by the Company and its subsidiaries terminates before the end of any Performance Period with the consent of the Committee, or upon the Participant’s death, retirement (as defined in Section 6(h), above), or disability (as defined by the Committee in its discretion at the time of grant and set forth in the Performance Share Agreement), the Committee, taking into consideration the performance of such Participant and the performance of the Company over the Performance Period, may authorize the issuance to such Participant (or his legal representative or designated beneficiary) of all or a portion of the Performance Shares which would have been issued to him had his employment continued to the end of the Performance Period. If the Participant’s employment by the Company and its subsidiaries terminates before the end of any Performance Period for any other reason, all such Performance Shares shall be forfeited.

Section 9.  Restriction on Exercise After Termination.

Notwithstanding any provision of this Plan to the contrary, no unexercised right created under this Plan (an “Unexercised Right”) and held by a Participant on the date of termination of such Participant’s employment with the Company and its subsidiaries for any reason shall be exercisable after such termination if, prior to such exercise, the Participant (a) takes other employment or renders services to others without the written consent of the Company, (b) violates any noncompetition, confidentiality, conflict of interest, or similar provision set forth in the Award Agreement pursuant to which such Unexercised Right was awarded, or (c) otherwise conducts himself in a manner adversely affecting the Company in the sole discretion of the Committee.

Section 10.  Withholding Tax.

The Company, at its option, shall have the right to require the Participant or any other person receiving Shares, Restricted Shares, or Performance Shares (including cash in lieu of Performance Shares) to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, Restricted Shares, or Performance Shares or, in lieu of such payment, to retain or sell without notice a number of such Shares sufficient to cover the amount required to be so withheld. The Company, at its option, shall have the right to deduct from all dividends paid with respect to Shares, Restricted Shares, and Performance Shares the amount of any taxes which the Company is required to withhold with respect to such dividend payments. The Company, at its option, shall also have the right to require a Participant to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the receipt by the Participant of Shares pursuant to the exercise of a Stock Option, or, in lieu of such payment, to retain, or sell without notice, a number of Shares sufficient to cover the amount required to be so withheld. The obligations of the Company under the Plan shall be conditional on such payment or other arrangements acceptable to the Company.

Section 11.  Securities Law Restrictions.

No right under the Plan shall be exercisable and no Share shall be delivered under the Plan except in compliance with all applicable federal and state securities laws and regulations. The Company shall not be required to deliver any Shares or other securities under the Plan prior to such registration or other qualification of such Shares or other securities under any state or federal law, rule, or regulation as the Committee shall determine to be necessary or advisable. The Committee may require each person acquiring Shares under the Plan (a) to represent and warrant and agree with the Company, in writing, that such person is acquiring the Shares without a view to the distribution thereof, and (b) to make such additional representations, warranties, and agreements with respect to the investment intent of such person or persons as the Committee may reasonably request. Any certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon or market in which the Shares are then listed or traded, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.

Section 12.  Change in Control.

(a.) Accelerated Vesting and Company Purchase Option.

Notwithstanding any provision of this Plan or any Award Agreement to the contrary (unless such Award Agreement contains a provision referring specifically to this Section 12 and stating that this Section 12 shall not be applicable to the Award evidenced by such Award Agreement), if a Change in Control or a Potential Change in Control (each as defined below) occurs, then:

(i) Any and all Stock Options theretofore granted and not fully vested shall thereupon become vested and exercisable in full and shall remain so exercisable in accordance with their terms, and the restrictions applicable to any or all Restricted Shares and Performance Shares shall lapse and such Shares and Awards shall be fully vested; provided that no Stock Option or other Award which has previously been exercised or otherwise terminated shall become exercisable; and

(ii) The Company may, at its option, terminate any or all unexercised Stock Options and portions thereof not more than 30 days after such Change in Control or Potential Change in Control; provided that the Company shall, upon such termination and with respect to each Stock Option so terminated, pay to the Participant (or such Participant’s transferee, if applicable) theretofore holding such Stock Option cash in an amount equal to the difference between the fair market value (as defined in Section 6(a), above) of the Shares subject to the Stock Option at the time the Company exercises its option under this Section 12(a)(ii) and the exercise price of the Stock Option; and provided further that if such fair market value is less than such exercise price, then the Committee may, in its discretion, terminate such Stock Option without any payment.

(b.) Definition of Change in Control.

For purposes of the Plan, a “Change in Control” shall mean the happening of either of the following:

(i) When any “person” as defined in Section 3(a)(9) of the 1934 Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the 1934 Act, but excluding the Company, any subsidiary of the Company, and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company, a subsidiary of the Company, or any of their respective affiliates through purchase of assets, by merger, or otherwise. Notwithstanding the foregoing to the contrary, a change in control shall not be deemed to be a Change in Control for purposes of this Plan if the Incumbent Directors of the Board approve or had approved such change (A) described in Sections 12(b)(i), (ii), or 12(c)(i) of this Plan, or (B) prior to the commencement by any person other than the Company of a tender offer for Shares.

(c.) Definition of Potential Change in Control.

For purposes of the Plan, a “Potential Change in Control” means the happening of either one of the following:

(i) The approval by the stockholders of the Company of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 12(b), above; or

(ii) The acquisition of beneficial ownership of the Company, directly or indirectly, by any entity, person, or group (other than the Company, a subsidiary of the Company, or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) representing 15% or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of the Plan.

Section 13.  Changes in Capital Structure.

In the event the Company changes its outstanding Shares by reason of stock splits, stock dividends, or any other increase or reduction of the number of outstanding Shares without receiving consideration in the form of money, services, or property deemed appropriate by the Board, in its sole discretion, the aggregate number of Shares subject to the Plan, the limitation on the number of Shares available under the Plan for issuance pursuant to an Award other than Stock Options, the limitation on the number of Shares subject to ISOs and the limitations on the number of Shares subject to Stock Options, Restricted Shares and Performance Shares granted to any single Participant shall be proportionately adjusted or substituted and the number of Shares, and the exercise price for each Share subject to the unexercised portion of any then-outstanding Award shall be proportionately adjusted, with the objective that the Participant’s proportionate interest in the Company shall reflect equitably the effects of such changes as applicable to the unexercised portion of any then-outstanding Awards, all as determined by the Committee in its sole discretion. In the event of any other recapitalization, corporate separation or division, or any merger, consolidation, or other reorganization of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate to accurately reflect the number and kind of shares deliverable, and the exercise prices payable, upon subsequent exercise of any then-outstanding Awards, as determined by the Committee in its sole discretion. The Committee’s determination of the adjustments appropriate to be made under this Section 13 shall be conclusive upon all Participants under the Plan.

Section 14.  No Enlargement of Employee Rights.

The adoption of this Plan and the grant of one or more Awards to an employee of the Company or any of its subsidiaries shall not confer any right to the employee to continue in the employ of the Company or any such subsidiary and shall not restrict or interfere in any way with the right of his employer to terminate his employment at any time, with or without cause.

Section 15.  Rights as a Shareholder.

No Participant or his executor or administrator or other transferee shall have any rights of a shareholder in the Company with respect to the Shares covered by an Award unless and until such Shares have been duly issued and delivered to him under the Plan.

Section 16.  Acceleration of Rights.

The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option or other Award right shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant of the Award.

Section 17.  Interpretation, Amendment, or Termination of the Plan.

The interpretation by the Committee of any provision of the Plan or of any Award Agreement executed pursuant to the grant of an Award under the Plan shall be final and conclusive upon all Participants or transferees under the Plan. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend, or suspend the Plan or may at any time terminate the Plan, provided that: (a) no such action shall materially and adversely affect any outstanding Stock Option under the Plan without the consent of the holder of such Stock Option; and (b) except for the adjustments provided for in Section 13, above, no amendment may be made by Board action without shareholder approval if the amendment would require shareholder approval under applicable law or regulation. Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in applicable tax and securities laws and accounting rules, stock exchange or market rules, as well as other developments. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively; provided, no such amendment shall impair the rights of any Participant without the Participant’s consent, unless it is made to cause the Plan or such Award to comply with applicable law, stock exchange or market rules or accounting rules.

Section 18.  Unfunded Status of the Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made by the Company to a Participant or transferee nothing contained herein shall give any such Participant or transferee any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

Section 19.  Protection of Board and Committee.

No member of the Board or the Committee shall have any liability for any determination or other action made or taken in good faith with respect to the Plan or any Award granted under the Plan.

Section 20.  Government Regulations.

Notwithstanding any provision of the Plan or any Award Agreement executed pursuant to the Plan, the Company’s obligations under the Plan and such Award Agreement shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental or regulatory agencies, including without limitation, any stock exchange or market on which the Company’s Shares may then be listed or traded.

Section 21.  Governing Law.

The Plan shall be construed under and governed by the laws of the State of Delaware.

Section 22.  Genders and Numbers.

When permitted by the context, each pronoun used in the Plan shall include the same pronoun in other genders and numbers.

Section 23.  Captions.

The captions of the various sections of the Plan are not part of the context of the Plan, but are only labels to assist in locating those sections, and shall be ignored in construing the Plan.

Section 24.  Effective Date.

The Plan shall be effective December 4, 2000 (the “Effective Date”). The Plan shall be submitted to the shareholders of the Company for approval and ratification as soon as practicable but in any event not later than 12 months after the adoption of the Plan by the Board. If the Plan is not approved and ratified by the shareholders of the Company within 12 months after the adoption of the Plan by the Board, the Plan and all Awards granted under the Plan shall became null and void and have no further force or effect.

Section 25.  Term of Plan.

No Award shall be granted pursuant to the Plan on or after the fifteenth anniversary of the Effective Date, but Awards granted prior to such fifteenth anniversary may extend beyond that date.

Section 26.  Savings Clause.

In case any one or more of the provisions of this Plan or any Award shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan or such Award, as applicable, to be construed so as to foster the intent of this Plan. This Plan and all Awards are intended to comply in all respects with applicable law and regulation, including, as applicable, Section 422 of the Code, Rule 16b-3 under the 1934 Act (with respect to persons subject to Section 16 of the 1934 Act (“Reporting Persons”)), and Section 162(m) of the Code (with respect to covered employees as defined under Section 162(m) of the Code (“Covered Employees”)). In case any one or more of the provisions of this Plan or any Award shall be held to violate or be unenforceable in any respect under Code Section 422, if applicable, Rule 16b-3, or Code Section 162(m), then, to the extent permissible by law, any provision which could be deemed to violate or be unenforceable under Code Section 422, Rule 16b-3, or Code Section 162(m) shall first be construed, interpreted, or revised retroactively to permit the Plan or such Award, as applicable, to be in compliance with Code Section 422, Rule 16b-3, and Code Section 162(m). Notwithstanding anything in this Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of this Plan to Participants who are Reporting Persons or Covered Employees without so restricting, limiting, or conditioning this Plan with respect to other Participants.

The Committee may modify the terms of any Award under the Plan granted to a Participant who, at the time of grant or during the term of the Award, is resident or employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order to accommodate differences in local law, regulation, tax policy or custom, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, will be comparable to the value of such Award to a Participant who is resident or employed in the United States. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of the Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval of shareholders of the Company.

GREIF, INC. 425 WINTER ROAD DELAWARE, OH 43015

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Greif, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Greif, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M28946-P04435	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

GREIF, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
Vote on Directors
Item I.	THE ELECTION OF ALL DIRECTOR NOMINEES LISTED BELOW		☐	☐	☐
(except as marked to the contrary to the right)

01) 02) 03) 04) 05)	Vicki L. Avril Bruce A. Edwards Mark A. Emkes John F. Finn Michael J. Gasser	06) Daniel J. Gunsett 07) Judith D. Hook 08) Patrick J. Norton 09) John W. McNamara

The Board of Directors recommends you vote FOR the proposals set forth in Items II, III, IV and V:		For	Against	Abstain

Item II.	PROPOSAL TO AMEND A MATERIAL TERM OF THE PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN	☐	☐	☐

Item III.	PROPOSAL TO REAFFIRM APPROVAL OF THE MATERIAL TERMS OF THE AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN	☐	☐	☐

Item IV.	PROPOSAL TO AMEND A MATERIAL TERM OF THE 2001 MANAGEMENT EQUITY INCENTIVE AND COMPENSATION PLAN	☐	☐	☐

Item V.
ADVISORY VOTE – RESOLUTION TO APPROVE THE COMPENSATION, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND COMPENSATION TABLES, AS WELL AS THE OTHER NARRATIVE EXECUTIVE COMPENSATION DISCLOSURES, CONTAINED IN THE DEFINITIVE PROXY STATEMENT FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS, OF THE NAMED EXECUTIVE OFFICERS IDENTIFIED IN SUCH PROXY STATEMENT
		☐	☐	☐

The Board of Directors does note have a recommendation for voting on the following proposal:	1 Year	2 Years	3 Years	4 Years

Item VI.	ADVISORY VOTE - FREQUENCY OF CONDUCTING FUTURE ADVISORY VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS ☐	☐	☐	☐

NOTE: In addition, the named proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Please date and sign this proxy exactly as your name appears hereon; joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

GREIF, INC.
Electronic Delivery of Proxy Materials

ELECTRONIC MAILINGS WILL LOWER THE COMPANY’S COSTS AND SHOULD BE MORE CONVENIENT FOR YOU.
Greif is pleased to offer our Registered Stockholders the convenience of viewing Proxy Statements, Annual Reports to Stockholders and related materials on-line. With your consent, we can stop sending paper copies of these documents beginning next year and until you notify us otherwise.
To participate, please follow the directions on the right. You will receive notification by e-mail when the materials are available for review.
It’s Easy - Please Follow These 5 Steps:
1	Log onto the Internet at www.greif.com

2	Go to Investor Relations, then Open Enrollment in the middle of the screen

3	Enter your Social Security or Tax I.D. Number

4	Enter your e-mail address

5	Enter a PIN number of your choice

Investor Relations/Proxy E-Delivery
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be held on February 28, 2011.
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com .

M28947-P04435
GREIF, INC.
CLASS B PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS
CALLED FOR FEBRUARY 28, 2011
This Proxy is Solicited on Behalf of Board of Directors
          The undersigned, being the record holder of Class B Common Stock and having received the Notice of Annual Meeting of Stockholders and the Proxy Statement related thereto dated January 14, 2011, hereby appoints Michael J. Gasser, Vicki L. Avril, Bruce A. Edwards, Mark A. Emkes, John F. Finn, Daniel J. Gunsett, Judith D. Hook, Patrick J. Norton and John W. McNamara, and each or any of them as proxies, with full power of substitution, to represent the undersigned and to vote all shares of Class B Common Stock of Greif, Inc. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 425 Winter Road, Delaware, Ohio 43015, at 10:00 AM, Eastern Time, on February 28, 2011, and at any adjournment thereof, as indicated on the reverse side.
          The Shares represented by this proxy will be voted upon the proposals listed on the reverse side in accordance with the instructions given by the undersigned, but if this proxy is signed and returned and no instructions are given, this proxy will be voted to elect all of the nominees for directors as set forth in Item I and FOR the proposals set forth in Items II, III, IV, V and VI on the reverse side, and in the discretion of the proxies on any other matter which properly comes before the Annual Meeting of Stockholders.
PLEASE SEE REVERSE SIDE

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on February 28, 2011.

GRIEF, INC.
GREIF, INC.
425 WINTER ROAD
DELAWARE, OH 43015

Meeting Information
Meeting Type:         Annual
For holders as of:   December 20, 2010
Date:   February 28, 2011     Time: 10:00 AM EST

Location:	Greif, Inc. 425 Winter Road Delaware, Ohio 43015
You are receiving this communication because you hold shares in the above named company.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—   Before You Vote   —
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT          ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow è   XXXX XXXX XXXX   (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow è   XXXX XXXX XXXX   (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before February 14, 2011 to facilitate timely delivery.
—   How To Vote   —
Please Choose One of the Following Voting Methods
Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow è   XXXX XXXX XXXX   available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote
FOR the following:

Item I.		THE ELECTION OF ALL DIRECTOR
		NOMINEES LISTED BELOW

	01)	Vicki L. Avril	06)	Daniel J. Gunsett
	02)	Bruce A. Edwards	07)	Judith D. Hook
	03)	Mark A. Emkes	08)	Patrick J. Norton
	04)	John F. Finn	09)	John W. McNamara
	05)	Michael J. Gasser
The Board of Directors recommends you vote FOR the proposals set forth in Items II, III, IV and V:

Item II.	PROPOSAL TO AMEND A MATERIAL TERM OF THE PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN

Item III.	PROPOSAL TO REAFFIRM APPROVAL OF THE MATERIAL TERMS OF THE AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

Item IV.	PROPOSAL TO AMEND A MATERIAL TERM OF THE 2001 MANAGEMENT EQUITY INCENTIVE AND COMPENSATION PLAN

Item V.
ADVISORY VOTE ñ RESOLUTION TO APPROVE THE COMPENSATION, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND COMPENSATION TABLES, AS WELL AS THE OTHER NARRATIVE EXECUTIVE COMPENSATION DISCLOSURES, CONTAINED IN THE DEFINITIVE PROXY STATEMENT FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS, OF THE NAMED EXECUTIVE OFFICERS IDENTIFIED IN SUCH PROXY STATEMENT

The Board of Directors does not have a recommendation for voting on the following proposal:

Item VI.	ADVISORY VOTE - FREQUENCY OF CONDUCTING FUTURE ADVISORY VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
NOTE: In addition, the named proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.